UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
_________________________

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KAMAN CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
_______________________________________________

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BLOOMFIELD, CONNECTICUT

NEAL J. KEATING
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

March 1, 2013

To Our Shareholders:

I would like to extend a personal invitation to you to join us at our Annual Meeting of Shareholders, which will be held on Wednesday, April 17, 2013, at 11:00 a.m., local time, at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut 06095.

At this year’s meeting, you will be asked to elect four Class 2 Directors, conduct an advisory vote to approve named executive officer compensation, approve the Company's 2013 Management Incentive Plan and ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Your voice is important to us. We encourage you to attend the meeting in person, but if you are unable to attend, we urge you to vote your shares.

On behalf of our Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

Neal J. Keating
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
April 17, 2013

The Annual Meeting of Shareholders of Kaman Corporation will be held at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut 06095, on Wednesday, April 17, 2013, at 11:00 a.m., local time, for the following purposes:
1.     To elect four (4) Class 2 Directors to serve for terms of three (3) years each and until their successors are duly elected and qualify.
2.    To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.    To approve the Company's 2013 Management Incentive Plan.
4.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
5.    To transact such other business as may properly come before the meeting.

The close of business on February 15, 2013, has been fixed as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

In connection with the Annual Meeting, we have prepared a meeting notice, a proxy statement, and our annual report to shareholders, all of which provide important information that our shareholders will want to review before the Annual Meeting. On March 1, 2013, we mailed a Notice of Internet Availability of Proxy Materials instructing our shareholders how to access these materials online and how to submit proxies by telephone or the Internet. We use this online access format because it expedites the delivery of materials, reduces printing and postage costs and eliminates bulky paper documents from your files, creating a more efficient process for both shareholders and the Company.

If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability of Proxy Materials contains instructions on how to obtain a paper copy of the materials. If you receive paper copies of the materials, a proxy card will also be enclosed.

You may vote using the Internet, telephone or mail, or by attending the meeting and voting in person. If you plan to attend in person, you will need to provide proof of share ownership, such as an account or brokerage statement, and a form of personal identification in order to vote your shares.

All shareholders are cordially invited to attend the meeting.

Date:	March 1, 2013	BY ORDER OF THE BOARD OF DIRECTORS

Richard S. Smith, Jr.
Vice President, Deputy General Counsel, and Secretary

____________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHODLERS TO BE HELD ON APRIL 17, 2013: This Notice of Annual Meeting and Proxy Statement and the Company's Annual Report for the year ended December 31, 2012, are available free of charge on our website at www.kaman.com/investor-relations/financial-information.

TABLE OF CONTENTS

	Page #		Page #
GENERAL INFORMATION	1	Executive Summary	18
INFORMATION ABOUT VOTING AT THE ANNUAL MEETING	1	The Pay Elements; Performance Metrics and Evaluation of Market Pay Practices	19
Voting Rights and Outstanding Shares	1	How the Pay Elements Work in Practice	20
Submitting Your Proxy	1	Annual Cash Incentive Awards	20
How to Submit Your Proxy if you are a “Beneficial Owner”	1	Performance Related to Long-Term Incentive Award Determination	21
How Your Proxy Will be Voted	2	Additional Information about the Committee	22
How to Revoke Your Proxy	2	Compensation Policies	22
Quorum and Voting Requirements	2	Our Comparison to External Market Practices	22
Broker Non-Votes and Abstentions	2	Components of the Executive Compensation Program	24
Board Voting Recommendations	3	Base Salaries	24
Voting Results	3	Annual Cash Incentives	24
Policy Regarding Director Elections Where a Majority Vote Is Not Received	3	Award Opportunities	25
Solicitation Costs	4	Corporate Named Executive Officers	25
Copies	4	Business Segment Named Executive Officers	28
ELECTION OF FOUR CLASS 2 DIRECTORS FOR THREE-YEAR TERMS (Proposal 1)	4	Aerospace Segment Named Executive Officer	28
Class 2 Director Nominees for Election at the 2013 Annual Meeting	4	Distribution Segment Named Executive Officer	30
Continuing Directors	6	Long-Term Incentives ("LTIP")	31
INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE.	8	Retirement Benefits	33
Board Leadership Structure	8	Other Benefits	34
Board Meetings and Committees	8	Employment Agreements and Change in Control Arrangements	35
Corporate Governance Committee	9	Stock Ownership Guidelines for Directors and Executive Officers	35
Audit Committee.	9	Material Tax and Accounting Implications of the Program	36
Personnel & Compensation Committee	10	Context of This Discussion	36
Finance Committee	10	Personnel & Compensation Committee Report	36
Director Nominees	10	SUMMARY COMPENSATION TABLE	37
The Board’s Role in Oversight of the Company’s Risk Management Process	11	Employment Agreements and Change in Control Agreements	38
Board and Committee Independence Requirements	12	Grants of Plan-Based Awards in 2012 Fiscal Year	38
Specific Experience, Qualifications, Attributes and Skills of Current Board Members and Director Nominees	12	Outstanding Equity Awards at 2012 Fiscal Year-End	39
Transactions With Related Persons	12	Option Exercises and Stock Vested in Fiscal Year 2012	40
Other Information about the Board’s Structure	13	Pension Benefits	41
Section 16(a) Beneficial Ownership Reporting Compliance	13	Non-Qualified Deferred Compensation Plan	42
Non-Employee Director Compensation	14	POST TERMINATION PAYMENTS AND BENEFITS	42
Code of Business Conduct and Other Governance Documents Available on the Company’s Website	15	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (Proposal 2)	53
Communications with the Board	16	APPROVAL OF 2013 MANAGEMENT INCENTIVE PLAN (Proposal 3)	54
Director Education	16	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY (Proposal 4)	59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	16	PRINCIPAL ACCOUNTING FEES AND SERVICES	61
Stock Ownership of Directors and Executive Officers	16	AUDIT COMMITTEE REPORT	61
Beneficial Owners of More Than 5% Of Common Stock	17	SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	62
EXECUTIVE COMPENSATION	18	Exhibit 1 – National Survey Data Used by Independent Compensation Consultant.	63
Compensation Discussion and Analysis	18	ANNEX A - Kaman Corporation 2013 Management Incentive Plan	A-1

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
KAMAN CORPORATION

APRIL 17, 2013

GENERAL INFORMATION

The Board of Directors (the “Board” or “board”) of Kaman Corporation (the “Company” or “company”) is soliciting proxies for use in connection with our annual meeting of shareholders (the “meeting” or “annual meeting”) to be held on Wednesday, April 17, 2013 (or at any adjournments or postponements thereof), at the time, place and for the purposes described in the accompanying Notice of Annual Meeting of Shareholders, dated March 1, 2013. We will only conduct business at the meeting if shares representing a majority of all outstanding shares of Common Stock entitled to vote are either present in person or represented by proxy at the meeting. We believe that the only matters to be brought before the meeting are those referenced in this proxy statement. If any other matters are presented, the persons named as proxies may vote your shares in their discretion.

On March 1, 2013, we mailed a Notice of Internet Availability of Proxy Materials instructing our shareholders how to access this proxy statement and our annual report to shareholders and these materials were mailed to all shareholders who had previously requested paper copies. As of this date, all shareholders of record and all beneficial owners of shares of Common Stock had the ability to access the proxy materials relating to the annual meeting at a web-site referenced in the Notice of Internet Availability of Proxy Materials (www.envisionreports.com/KAMN). A shareholder will not receive a printed copy of these proxy materials unless the shareholder requests it by following the instructions set forth in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials explains how a shareholder may access and review the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also explains how a shareholder may submit a proxy via telephone or the Internet. Our proxy materials, whether in paper or electronic form, are available to all shareholders free of charge.

INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Voting Rights and Outstanding Shares

Only holders of record of the Company’s Common Stock at the close of business on February 15, 2013 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of February 15, 2013, the Company had 26,627,552 shares of Common Stock outstanding, each of which is entitled to one vote on each matter properly brought before the meeting. All votes will be counted by the Company’s transfer agent, Computershare Shareowner Services, LLC, who will be appointed as inspector of election for the annual meeting and who will separately tabulate “for”, “against” and “withhold” votes, as well as abstentions and broker non-votes.

Submitting Your Proxy

Before the annual meeting, you can appoint a proxy to vote your shares of Common Stock by following the instructions contained in the Notice of Internet Availability of Proxy Materials. You can do this by (i) using the Internet (www.envisionreports.com/KAMN), (ii) calling the toll-free telephone number (1-800-652-VOTE (8683)) or (iii) if you have a printed copy of our proxy materials, by completing, signing and dating the proxy card where indicated and mailing or otherwise returning the card to us prior to the beginning of the annual meeting. Voting using the Internet or telephone will be available until 1:00 a.m., Eastern Time, on Wednesday, April 17, 2013.

How to Submit Your Proxy if you are a “Beneficial Owner”

If your shares of Common Stock are held in the name of a bank or broker, you should follow the instructions on the form you receive from that firm. The availability of Internet or telephone voting will depend on that firm’s voting processes. If you choose not to vote by Internet or telephone, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. If you do not provide instructions to the broker, that firm will only be able to vote your shares with respect to “routine” matters. Under current broker voting regulations, the only routine matter for the Company’s 2013 annual meeting and the only matter for which brokers will have the discretion to vote, is Proposal 4 (Ratification of Independent Public Accounting Firm). The broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote to approve Executive Compensation) and Proposal 3 (Approval of 2013 Management Incentive Plan). Without proper instructions from you, the broker will not have the power to vote on those three proposals and this will be considered a “broker non-vote” for each such proposal. We recommend that you contact your broker to assure your shares are properly voted.

How Your Proxy Will be Voted

All properly submitted proxies received prior to the annual meeting will be voted in accordance with their terms. If a proxy is returned signed, but without instructions for voting, the shares of Common Stock it represents will be voted as recommended by the Board of Directors. If a proxy is returned improperly marked, the Common Stock it represents will be counted as present for purposes of determining a quorum but will be treated as an abstention for voting purposes. Unsigned proxies will not be counted for any purpose.

How to Revoke Your Proxy

Whichever voting method you choose, a properly submitted proxy may be revoked at any time before it is counted at the annual meeting. You may revoke your previously submitted proxy by (i) casting a new vote using the Internet or by telephone; (ii) giving written notice to the Company’s Corporate Secretary or submitting a written proxy bearing a later date prior to the beginning of the annual meeting, or (iii) attending the annual meeting and voting in person. If you submit a later dated proxy, it will have the effect of revoking any proxy that you submitted previously and will constitute a revocation of all previously granted authority to vote for every proposal included on any previously submitted proxy. If you plan to revoke a proxy for shares of Common Stock that are held in the name of a bank or broker, please be sure to contact your bank or broker to ensure that your revocation has been properly processed, or if you plan to revoke a proxy for such shares by voting in person at the annual meeting, be sure to bring personal identification and a statement from your bank or broker that shows your ownership of such shares.

Attendance at the annual meeting will not by itself revoke a proxy. Written revocations or later-dated proxies should be hand-delivered to the Corporate Secretary at the annual meeting or sent to Kaman Corporation, Corporate Headquarters, 1332 Blue Hills Avenue, Bloomfield, CT 06002, Attention: Corporate Secretary. In order to be effective, all written revocations or later-dated proxies must be received before the voting is conducted at the annual meeting.

Quorum and Voting Requirements

Under Connecticut law, our shareholders may take action on a matter at the annual meeting only if a quorum exists with respect to that matter. With respect to each of Proposals 1, 2, 3 and 4, a majority of the votes entitled to be cast on the matter will constitute a quorum for action on that matter. For this purpose, only shares of Common Stock held by those present at the annual meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the Company as provided herein will be considered to be represented at the annual meeting.

Directors (Proposal 1) are elected by a plurality of the votes cast, but our Board has supplemented the state law voting requirement with a majority voting policy which is described in more detail below. Approval of the Advisory Vote on Executive Compensation (Proposal 2), approval of the 2013 Management Incentive Plan (Proposal 3) and ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm (Proposal 4) each requires that there be more votes cast for the Proposal than against the Proposal. In addition to these state law voting requirements, the New York Stock Exchange ("NYSE") Listed Company Manual provides that approval of the 2013 Management Incentive Plan (Proposal 3) requires a majority of the votes cast on the Proposal and also requires that the total votes cast with respect to the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal.

Broker Non-Votes and Abstentions

All shares of Common Stock represented at the annual meeting will be counted for quorum purposes without regard to broker non-votes and abstentions. Broker non-votes and proxies marked to abstain or withhold from voting with respect to any item to be voted upon at the annual meeting generally are not considered for purposes of determining the tally of votes cast for or against the item and, therefore, will not affect the outcome of the voting with regard to any proposal, except that (i) proxies marked to withhold authority for the election of any Director are included in the tally of votes cast for purposes of our majority voting policy, which is described below, and (ii) the NYSE takes the position that, for purposes of the minimum vote required to approve the 2013 Management Incentive Plan under the NYSE Listed Company Manual, an abstention is counted as a vote cast but a broker non-vote is not. Accordingly, with respect to the election of Directors (Proposal 1), a vote to withhold authority for the election of any Director has the same effect as a negative vote under our majority voting policy, and with respect to the approval of the 2013 Management Incentive Plan (Proposal 3), an abstention will have the same effect as a vote against the Proposal and a broker non-vote will have a negative impact on the vote by making fewer shares available to be included in the numerator when determining whether the total votes cast with respect to the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal.

Board Voting Recommendations

The Board of Directors recommends that shareholders vote “FOR” the election of all Director nominees and "FOR" Proposals 2, 3 and 4. The Board does not know of any matters to be presented for consideration at the meeting other than the matters described in those Proposals and the Notice of Annual Meeting of Shareholders. However, if other matters are presented, the persons named in the proxy intend to vote on such matters in accordance with their judgment.

Voting Results

We will announce preliminary voting results at the annual meeting. We will file a Current Report on Form 8-K containing the final voting results with the SEC within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

Policy Regarding Director Elections Where a Majority Vote Is Not Received

Since 2006, the Board has maintained a policy (set forth in the Company's Corporate Governance Principles which are available at http://www.kaman.com by clicking on the “Governance” link) that addresses certain circumstances when a Director nominee has not received a majority of the votes cast with respect to that Director’s election or re-election. Briefly, in an uncontested election for Directors (one in which the number of nominees does not exceed the number of Directors to be elected) at a properly called and held meeting of shareholders, any Director nominee who is elected by a plurality vote, but who does not receive a majority of the votes cast, shall promptly tender his or her resignation once the shareholder vote has been certified by the Company’s tabulation agent. A “majority of the votes cast” means that the number of shares voted “FOR” a Director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that Director’s election. For this purpose, “votes cast” include votes to withhold authority and exclude abstentions and broker non-votes with respect to that Director’s election. The Corporate Governance Committee will thereafter recommend to the Board whether to accept or reject that resignation and, depending on the recommendation, whether or not a resulting vacancy should be filled. The Board will then act, taking into account the Committee’s recommendation. The Board will publicly disclose its decision and the rationale therefor in a press release to be disseminated in the customary manner, together with the filing of a Current Report on Form 8-K with the SEC. This process shall be completed within ninety (90) days after the shareholder vote certification. A Director who has tendered his or her resignation shall not participate in the Corporate Governance Committee’s determination process and/or the Board’s action regarding the matter.

In determining whether or not to accept a Director’s resignation for failure to secure a majority of the votes cast, the Corporate Governance Committee and the Board will consider the matter in light of the best interests of the Company and its shareholders and may consider any information they believe is relevant and appropriate, including the following:

•	the Director’s qualifications in light of the overall composition of the Board;

•	the Director’s past and anticipated future contributions to the Board;

•	the stated reasons, if any, for the “withheld” votes and the underlying cause for the "withheld" votes if it otherwise can be discerned; and

•
the potential adverse consequences of accepting the resignation, including the failure to comply with any applicable rule or regulation (including applicable stock exchange rules or federal securities laws) or triggering defaults or other adverse consequences under material contracts or the acceleration of change in control provisions and other rights in employment agreements, if applicable.

If the Board accepts the resignation, it may, in its sole discretion, (a) fill the resulting vacancy with any other person, or (b) reduce the number of Directors constituting the full Board to equal the number of remaining Directors. If the Board elects to fill the resulting vacancy on the Board, the term of the Director so elected shall expire at the next annual meeting of shareholders at which Directors are to be elected.

If the Board does not accept the resignation, the Director will continue to serve until the annual meeting for the year in which such Director’s term expires and until such Director’s successor shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Solicitation Costs

The Company pays the cost of preparing, printing and mailing proxy material, as well as the cost of any required solicitation of proxies. The solicitation will be made by mail and Internet and may also include participation of the Company’s officers and employees personally or by telephone, facsimile, or Internet, without additional compensation. The Company has engaged Georgeson Inc. to assist with the solicitation of proxies and expects to pay approximately $8,000 for these services, plus expenses. The Company may also be required to reimburse brokers, dealers, banks, voting trustees or their nominees for reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners.

Copies

Upon a shareholder’s written request, the Company will provide, free of charge, a copy of its annual report to shareholders, which includes the Company’s annual report on Form 10-K with financial statements and financial statement schedules for the year ended December 31, 2012.

PROPOSAL 1
ELECTION OF FOUR CLASS 2 DIRECTORS FOR THREE-YEAR TERMS

In accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), each Director holds office until the annual meeting for the year in which such Director’s term expires and until his or her successor shall be elected and shall qualify, unless he or she dies, resigns, retires, or is removed from office and further subject to the Company’s majority voting policy, described on page 3. Four individuals are nominated for election at the 2013 Annual Meeting for three-year terms that will expire at the annual meeting to be held in 2016, each of whom is currently a Board member. This group includes: Neal J. Keating, Eileen S. Kraus, Scott E. Kuechle and Richard J. Swift. Mr. Kuechle was first elected to the Board on February 19, 2013. For more information about Mr. Kuechle's election to the Board, please see the discussion at page 10 under the caption "Director Nominees."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES
_______________

Set forth below is information about each of the four Director nominees, as well as the six Directors whose terms continue after the annual meeting, including the name, age, and professional experience during the last five years of each individual and the qualifications, attributes and skills that the Board believes qualifies each individual for service on the Board. None of the organizations listed as business affiliates of the Directors is an affiliate of the Company.

Class 2 Director Nominees for Election at the 2013 Annual Meeting

Neal J. Keating

Mr. Keating, 57, was elected President and Chief Operating Officer as well as a Director of the Company in September 2007. In January 2008, he became President and Chief Executive Officer and, in March 2008, he was appointed to the additional position of Chairman. Prior to joining the Company, Mr. Keating served as Chief Operating Officer at Hughes Supply, a $5.4 billion wholesale distributor that was acquired by Home Depot in 2006. Prior to that, he held senior positions at GKN Aerospace, an aerospace subsidiary of GKN, plc, and Rockwell Collins, Commercial Systems, and was a board member for GKN, plc and AugustaWestland. He is also a Director of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. These positions demonstrate Mr. Keating’s extensive history of senior executive leadership and Board participation in both of the Company’s business segments (Aerospace and Distribution), with an emphasis on international operations and acquisitions experience. The Board believes that Mr. Keating’s combined role of CEO and Chairman provides the Company’s shareholders with the benefits of Board leadership by an executive with an extensive professional background, as well as day-to-day knowledge of the Company’s businesses and markets, strategic plan execution, and future needs.

Eileen S. Kraus

Ms. Kraus, 74, has been a Director since 1995, and she currently serves as the Board’s Lead Independent Director. She is the retired Chairman of Fleet Bank Connecticut; a current Director of Stanley Black & Decker, Inc., a global provider of hand tools, power tools, related accessories and electronic security solutions; and a former Director of Rogers Corporation, a global technology leader in specialty materials and components for consumer electronics, power electronics, mass transit, clean technology, and telecommunications infrastructure. She also Chairs the Audit Committees of Ironwood Mezzanine Funds II and III and serves as a member of Advisory Committee of Ironwood Mezzanine Funds I, and she serves as a Director of Connecticare, Inc., a privately held health plan serving individuals in Connecticut and Western Massachusetts. Ms. Kraus provides the Board with broad financial and operational management experience in the banking industry, having served in several positions at Fleet Bank, N.A. and its predecessors over approximately a twenty-year period. Her industry experience provides the Board with additional perspective on the banking and financial industries, marketing and acquisitions. She also has significant Board organizational leadership experience with manufacturing companies, including membership on the Corporate Governance Committees of the Boards of Stanley Black & Decker and Rogers Corporation (where she Chaired that Committee). She also Chairs the Audit Committee of Stanley Black & Decker.

Scott E. Kuechle

Mr. Kuechle, 53, has been a Director since his election to the Board on February 19, 2013. He previously served as the Chief Financial Officer of Goodrich Corporation, one of the largest worldwide suppliers of aerospace components, systems and services to the commercial and general aviation airplane market, from August 2005 until his retirement in July 2012. Prior to serving as Chief Financial Officer, he also served as Vice President and Controller from 2004-2005 and Vice President and Treasurer from 1998-2004 and in various other financial leadership roles during his 29-year tenure with Goodrich. He also serves as a Director of Esterline Corporation, a leading specialty manufacturer serving the global aerospace and defense markets, Wesco Aircraft Holdings, Inc., a leading provider of comprehensive supply chain management services to the global aerospace industry, and Crisis Assistance Ministries, a non-profit organization in Charlotte, North Carolina, that provides assistance and advocacy for people in financial crisis. Mr. Kuechle's extensive background and experience within the aerospace and defense industry, coupled with his financial expertise and past experience as a Chief Financial Officer, provide the Board with a powerful skill set upon which to draw as the Company continues to execute on its strategic plan. This type of expertise and experience was particularly important to the Board as a means to provide additional depth of capability to the Audit Committee, to which he was appointed upon his election to the Board. Mr. Kuechle’s background also provides the Board with additional perspective on international operations, financial management, acquisitions, and other finance-related matters.

Richard J. Swift

Mr. Swift, 68, has been a Director since 2002. He is the former Chairman of the Financial Accounting Standards Advisory Council and the retired Chairman, President and Chief Executive Officer of Foster Wheeler Ltd., a provider of design, engineering, construction, and other services. Mr. Swift is a graduate of the U.S. Military Academy, and he served four years as an infantry officer in the United States Army. He is also a Director of Ingersoll-Rand Company, Ltd., Public Service Enterprise Group Incorporated, Hubbell Incorporated and CVS Caremark Corporation. Mr. Swift brings to the Board a broad range of operations management experience acquired in a career with Foster Wheeler, Ltd. that spanned almost thirty years and involved increasingly senior executive leadership positions culminating in his role as Chairman and CEO for seven years. Mr. Swift also has finance experience, with a Masters of Business Administration from Fairleigh Dickinson University, and service in the role of Chairman of the Financial Accounting Standards Advisory Council for about five years. He also was a Licensed Professional Engineer for approximately 35 years. In addition, he has Audit Committee and/or Compensation Committee membership experience on the Boards of Ingersoll-Rand Company, Ltd., Public Service Enterprise Group Incorporated, Hubbell Incorporated, and CVS Caremark Corporation. This type of experience is important to the Board as a means to provide additional depth of capability to the Audit and Personnel & Compensation Committees. Mr. Swift’s background also provides the Board with additional perspective on international operations, financial management, investments, acquisitions, and other finance-related matters.

Continuing Directors

Class 3 Directors Whose Terms Expire in 2014

Brian E. Barents

Mr. Barents, 69, has been a Director since 1996. He is the retired President and Chief Executive Officer of Galaxy Aerospace Company LP, having served in those positions, as well as its Managing Partner, from 1997 to 2001. He previously served as the Chairman, President and Chief Executive Officer of Learjet, Inc. from 1989 to 1996. He also served as a senior executive with Toyota Motor Corporation from January 1987 to April 1989 and as a Senior Vice President with Cessna Aircraft Company from 1976 to 1987. He enjoyed a distinguished military career, having retired from the U.S. Air Force as Brigadier General after 34 years of service. He is also a Director of CAE, Inc., a global leader in modelling, simulation and training for civil aviation and defense; Nordam Corp., one of the world’s largest independently owned aerospace companies; and Aerion Corp, a leading aerodynamics technology company. In addition, he previously served as a Director of Hawker Beechcraft Corporation, a leading manufacturer of business, special-mission, trainer and light attack aircraft. These positions demonstrate Mr. Barents’ extensive history of senior executive leadership and Board participation in the aerospace industry. His professional background provides the Board with additional perspectives about the aerospace industry from both commercial and defense-related standpoints, as well as about marketing and sales trends, acquisitions and international markets.

George E. Minnich

Mr. Minnich, 63, has been a Director since 2009. He served as Senior Vice President and Chief Financial Officer of ITT Corporation, then a $9 billion commercial and defense business, from 2005 until his retirement in 2007. Prior to that, he served for twelve years in several senior finance positions at United Technologies Corporation, including Vice President and Chief Financial Officer of Otis Elevator Company and of Carrier Corporation. As a Certified Public Accountant, he also held various increasingly senior positions with PricewaterhouseCoopers (then Price Waterhouse) from 1971 to 1993, culminating in Audit Partner from 1984 to 1993. He is also a Director of AGCO Corporation and Belden Inc. Mr. Minnich possesses a Bachelor of Science degree in Accounting from Albright College. He provides the Board with extensive financial and accounting experience gained over a more than thirty-five year career. This experience was important to the Board in connection with his initial election as a means to provide additional depth of capability to the Board’s Finance and/or Audit Committees. As the current Chair of the Audit Committee, he is designated an “audit committee financial expert,” as defined by applicable SEC regulations. Mr. Minnich has also served on the Boards and Audit Committees of other organizations during the past five years, including AGCO Corporation, a manufacturer and distributor of agricultural equipment, and Belden Inc., a manufacturer of high-speed electronic cables, connectivity and networking products. Mr. Minnich’s senior-level operational background also provides the Board with additional perspectives regarding the aerospace industry, defense contracting, international sales and acquisitions.

Thomas W. Rabaut

Mr. Rabaut, 64, has been a Director since 2008. Mr. Rabaut has served as a Senior Advisor to The Carlyle Group, a global private equity firm, since January 2007. From June 2005 to January 2007, he was President of the Land & Armaments Operating Group of BAE Systems, a global leader in the design, development and production of military systems. From January 1994 to June 2005, he served as the President and Chief Executive Officer of United Defense Industries, Inc., which was acquired by BAE Systems in 2005. Mr. Rabaut is a graduate of the U.S. Military Academy and he served five years in the United States Army. He is currently Vice Chairman of the Association of the United States Army (AUSA). He is also a Director of Cytec Industries, Inc., a premier supplier of advanced composite products, and Allison Transmission, Inc., the world’s largest manufacturer of fully-automatic transmissions for medium-and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. military vehicles and hybrid-propulsion systems for transit buses. These positions demonstrate Mr. Rabaut’s extensive history of senior executive leadership in the defense and aerospace industries. At Carlyle, Mr. Rabaut also serves as Chairman of Radio Holdings, the owner of ARINC, a Carlyle portfolio company that provides communication and information technology products and services to government and industry. Early in his career, Mr. Rabaut was associated with FMC Corporation, a predecessor of United Defense Industries in a variety of increasingly senior operations roles. His professional and Board experience provide the Board with additional perspectives about the aerospace industry, defense markets, international markets, acquisitions from both commercial and defense-related standpoints, as well as market and sales trends.

Class 1 Directors Whose Terms Expire in 2015

E. Reeves Callaway III

Mr. Callaway, 65, has been a Director since 1995. He is the founder, President and Chief Executive Officer of The Callaway Companies, an engineering services firm which is involved in the high technology composites industry and has presence in Europe and the U.S. Mr. Callaway provides the Board with senior executive insight into the conduct of global operations, the composites business, and marketing and sales trends. As a sitting CEO, Mr. Callaway provides the Board with important insights and perspectives as an executive leading another company.

Karen M. Garrison

Ms. Garrison, 64, has been a Director since 2006. She retired as President of Pitney Bowes Business Services, a major manufacturer of postal equipment/software and service provider, having served in that position from 1999 until her retirement in 2004. She is also a Director of Standard Parking Corporation, a leading national provider of parking facility management services, and Tenet Healthcare Corporation, one of the largest investor-owned health care delivery systems in the nation, and during the past five years was a Director at North Fork Bank, a regional bank holding company that was acquired by Capital One Financial Corporation in 2006. These positions demonstrate Ms. Garrison’s senior executive roles which provide operational insight to the Board, particularly from acquisition, human resources, information technology, government contracting and distribution perspectives. Ms. Garrison also brings to the Board extensive experience in finance and accounting, from her Bachelor of Science degree in Accounting from Rollins College and Master of Business Administration from Florida Institute of Technology to progressively senior roles as Controller, Worldwide Controller, Vice President - Finance and Chief Financial Officer over a ten-year period during her tenure at Pitney Bowes and its subsidiary, Dictaphone Corporation. This experience was important to the Board in connection with her initial election as a means to provide additional depth of capability to the Finance and/or Audit Committees. During her previous tenure on the Board’s Audit Committee, Ms. Garrison was designated an “audit committee financial expert,” as defined by applicable SEC regulations.

A. William Higgins

Mr. Higgins, 54, has been a Director since 2009. He is the former Chairman, CEO and President of CIRCOR International, Inc., having served in those positions from March 2008 until his retirement in December 2012. CIRCOR is a global diversified manufacturing company that designs, manufactures, and supplies valves, related products and services to OEMs, processors, manufacturers, the military, and utilities that rely on fluid-control to accomplish their missions. Prior to March 2008, he held the offices of President and Chief Operating Officer and Executive Vice President and Chief Operating Officer of CIRCOR. Prior to joining CIRCOR in 2005, Mr. Higgins spent thirteen years in a variety of senior management positions with Honeywell International and Allied Signal. Leslie Controls, Inc., a wholly owned subsidiary of CIRCOR and an entity for which Mr. Higgins served as a Director and Vice President, filed for bankruptcy protection in July 2010 in order to eliminate certain asbestos litigation liabilities. The subsidiary successfully emerged from bankruptcy the following year. Mr. Higgins’ professional background provides the Board with additional perspective on talent development, international operations and global strategic development, lean manufacturing and continuous improvement processes, the defense industry, acquisitions, and both distribution and aerospace markets. In addition, his experience at Honeywell International and Allied Signal provide him with a strong background in the aerospace industry.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board is elected by our shareholders to oversee their interests as owners of the Company. The Board is the ultimate decision-making authority for the Company, except for those matters that are reserved for, or shared with, our shareholders. The Board appoints and oversees the Company’s senior management, which is responsible for conducting the Company’s business.

Board Leadership Structure

Our Bylaws and Corporate Governance Principles provide the Board with the flexibility to select and revise its leadership structure on the basis of the best interests of the Company and its shareholders at any given point in time. The Board evaluates this structure in connection with the annual appointments to the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). The Board believes that it is currently in the best interests of the Company and its shareholders to combine the Chairman and CEO roles and to appoint a Lead Independent Director annually. In this way, the Company’s shareholders have the benefit of Board leadership by Mr. Keating, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, as well as a Lead Independent Director who provides Board member leadership. In arriving at its determination, the Board has also considered the fact that the Board consists entirely of independent Directors (other than Mr. Keating) having diverse professional and other Board experience.

The Lead Independent Director is Eileen S. Kraus. The Lead Independent Director position has existed since 2002 and its responsibilities currently include membership on the Corporate Governance Committee; Chair of the Board’s Executive Sessions and of Board meetings at which the Chairman is not in attendance; review and approval of all Board and committee meeting agendas; liaison between the Chairman and the independent Directors, which includes facilitating communications and assisting in the resolution of conflicts, if any, between the independent Directors and the Company’s management; providing counsel to the Chairman and CEO, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and such other responsibilities as the Board delegates. In performing these responsibilities, the Lead Independent Director is expected to consult with the chairpersons of other Board committees as appropriate and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board committees and their chairpersons.

Board Meetings and Committees

The Board met five times in 2012 and its committees met a total of 24 times. Each Director attended 75% or more of the aggregate of all meetings of the Board and committees on which he or she served during 2012. All of the Directors then in office attended the 2012 annual meeting and all Directors are expected to attend the 2013 annual meeting.

The Board maintains the following standing committees: Corporate Governance, Audit, Personnel & Compensation, and Finance. Each committee has a charter that has been approved by the Board. The complete text of each committee charter is available on the Company’s website located at www.kaman.com by first clicking on the “Governance” link followed by the “Board Committee Charters” link. Each committee and the Board periodically, but not less than annually, review and revise committee charters, as appropriate.

The following table describes the current members of each committee and the number of meetings held during 2012:

Board Member	Audit Committee	Corporate Governance Committee	Finance Committee	Personnel & Compensation Committee
Brian E. Barents(1)			X	X
E. Reeves Callaway III			X	X
Karen M. Garrison		X	Chair
A. William Higgins			X	X
Neal J. Keating(2)
Eileen S. Kraus(3)	X	Chair
Scott E. Kuechle(4)	X		X
George E. Minnich	Chair	X
Thomas W. Rabaut	X		X
Richard J. Swift		X		Chair
Number of Meetings	8	6	4	6
_______________

(1)	Served as a member of the Audit Committee during 2012 and until February 19, 2013.

(2)	Not an independent Director.

(3)	Lead Independent Director.

(4)	First elected to the Board on February 19, 2013.

Following is a summary of the various committees’ responsibilities:

Corporate Governance Committee

Under its charter, the Corporate Governance Committee consists of the chairpersons of the standing committees and the Lead Independent Director, if the Lead Independent Director is not already a committee chairperson. The committee assists the Board in fulfilling its corporate governance responsibilities and serves as the Board’s nominating committee. These corporate governance responsibilities include board and committee organization and function, membership, compensation, and annual performance evaluation; annual goals development and evaluation for the CEO with participation by the Personnel & Compensation Committee and the Board in executive session; succession planning; development and periodic review of governance policies and principles; monitoring director compliance with stock ownership guidelines; consideration and recommendation of shareholder proposals; establishment of selection criteria for, and review and recommendation of, new Board members; and administration of the Company’s majority voting policy for Director elections.

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its responsibility to oversee the Company’s financial reporting and accounting policies and procedures, its system of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The committee is also responsible for overseeing the performance, qualifications and independence of the Company’s independent registered public accounting firm (which reports directly to the committee) as well as the performance of the internal audit department. The committee reviews the Company’s business risk assessment framework and identifies principal business risks with management, the independent auditor and the internal audit director (however, this committee is not the only Board committee that reviews such business risks), and pre-approves all auditing services and permitted non-audit services to be performed by its independent auditor (which approval authority has been delegated to the committee’s chairman for certain immaterial items that may arise between meetings, subject to ratification at the committee’s next meeting).

The Audit Committee has also established a policy for the Company’s hiring of current or former employees of the independent auditor to ensure that the auditor’s independence under applicable SEC rules and accounting standards is not impaired. The committee has also established, and monitors management’s operation of, procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing, or other matters; as well as the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting, auditing, or other matters. The committee meets regularly in executive session with the internal audit director and the independent auditor without management present.

A committee member may not simultaneously serve on the audit committees of more than three companies whose stock is publicly traded (including this committee) unless the Board has provided its consent. No such determination is currently required.

George E. Minnich, Eileen S. Kraus, Scott E. Kuechle and Thomas W. Rabaut each has been determined to be an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K.

Personnel & Compensation Committee

The Personnel & Compensation Committee reviews and approves the terms of, as well as oversees, the Company's executive compensation strategies (including the plans and policies to execute those strategies), administers its equity plans (including the review and approval of equity grants to executive officers) and annually reviews and approves compensation decisions relating to executive officers, including those for the CEO and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers”) on page 37. The committee considers the CEO's recommendations when determining the compensation of the other executive officers, but the CEO has no role in determining his own compensation (although as part of the annual CEO evaluation process, he prepares a self-assessment for review by the Corporate Governance Committee, which shares that evaluation with this committee). The committee then submits its determinations regarding proposed CEO compensation at an executive session of the Board for consideration and approval.

The Personnel & Compensation Committee also monitors management's compliance with stock ownership guidelines adopted from time to time by the Board; reviews and approves employment, severance, change in control, and termination arrangements for all executive officers and periodically reviews the Company's policies and procedures for management development.

During each of the last nine years, the committee has directly engaged Geoffrey A. Wiegman, founder and president of Wiegman Associates LLC, an independent compensation consulting firm, to assist the committee in fulfilling its responsibilities (Mr. Wiegman is sometimes referred to in this proxy statement as the “independent consultant”). The independent consultant attends each committee meeting, including executive sessions. He advises the committee on marketplace trends in executive compensation and evaluates proposals for compensation programs and executive officer compensation decisions. He has also provided services to the Corporate Governance Committee in connection with its evaluation of Director compensation. Although he interacts with Company management in his capacity as an advisor to the committee, he is directly accountable to the committee.

In past years, the independent consultant has provided certain other compensation-related services at the request of Company management that are not related to his work for the committee, but such services generally were authorized and approved by the committee and no such services were provided at the request of Company management during 2012.

At its December 2012 meeting, the committee considered whether the work of the independent consultant raises any particular conflict of interest that would need to be addressed by the committee. In conducting its assessment, the committee considered, among others, the following factors: the extent to which the independent consultant provides other services to the Company; the amount of fees received from the Company as a percentage of the total revenue of the independent consultant; the policies and procedures of the independent consultant that are designed to prevent conflicts of interest; any business or personal relationship of the independent consultant with any member of the committee; any stock of the Company owned by the independent consultant; and any business or personal relationship of the independent consultant with any executive officer of the Company. After considering the foregoing, the committee determined that the work of the independent consultant does not raise any conflict of interest that would need to be addressed by the committee.

Finance Committee

The Finance Committee assists the Board in fulfilling its responsibilities concerning matters of a material financial nature, including the Company’s strategies, policies and financial condition, insurance-related risk management programs, financing agreements, dividend policy, significant derivative instrument or foreign currency positions, and administration of tax-qualified defined contribution and defined benefit plans. The committee’s responsibilities also include review of the Company’s annual business plan and long range planning strategies; all forms of major debt issuances; the financial aspects of proposed acquisitions or divestitures that exceed transaction levels for which the Board has delegated authority to management; material capital expenditures; methods of financing; and the Company’s relationship with its lenders.

Director Nominees

The Board is responsible for selecting its own members and in recommending them for election by the shareholders. The Board delegates the screening process involved to the Corporate Governance Committee, which consults with the Chairman and CEO, after which it provides recommendations to the Board. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, its policy is that all candidates, including those recommended by shareholders, will be evaluated on the same basis. The committee utilizes a nationally recognized third-party consultant to assist in identifying potential candidates. The consultant is provided with the Committee’s assessment of the skill sets and experience required in the context of current Board composition and identifies potential candidates for introduction to the Committee. Thereafter, consideration of any such individuals is the responsibility of the Committee in consultation with the CEO.

During 2012, the Corporate Governance Committee retained the services of the nationally recognized third-party consultant referenced above to assist the Committee in identifying one or more potential candidates to increase the size of our Board from nine to ten Directors. The 2012 search resulted in the Committee's recommendation to the full Board that Mr. Kuechle be elected a Director, which occurred on February 19, 2013. Mr. Kuechle has been designated a Class 2 Director, and his initial term expires at the 2013 annual meeting. The fee for conducting this search was $80,000, plus out of pocket expenses.

Under our Bylaws, only individuals nominated in accordance with certain procedures are eligible for election as Directors of the Company (except for the rights of preferred shareholders, of which there currently are none). Generally, nominations are made by the Board of Directors or any shareholder (i) who is a shareholder of record on the date of the giving of written notice in respect of the nomination for Director and on the record date for the determination of shareholders entitled to notice of and to vote at a meeting where Directors are to be elected, and (ii) who provides advance written notice, all of the foregoing in accordance with the Bylaws. A shareholder’s written notice of a proposed nomination must describe (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 (“Exchange Act”), and its rules and regulations. The shareholder making the proposal must also provide (i) the shareholder's name and record address, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons identified in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and its rules and regulations. The written notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serving as a Director if elected. The Board may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

The Board’s Role in Oversight of the Company’s Risk Management Process

The Board oversees the Company’s processes to identify, report and address risks across the full spectrum of Company operations. To that end, each of the Board’s committees has been delegated responsibility for evaluating specific risk management processes and issues resulting therefrom. The Board receives regular reports from these committees and, where appropriate, directs that action be taken. The Board also conducts direct oversight of certain risk management processes.

The following description of specific Board committee risk management oversight activities is not intended to be exhaustive in nature. The Company’s Internal Audit Department reports directly to the Audit Committee and the committee regularly reviews with management the Company’s financial reporting and accounting policies, internal controls over financial reporting, internal accounting controls, business risk assessment framework and principal business risks, and Code of Business Conduct compliance. The Finance Committee reviews the Company’s short and long-term business plans, certain proposed acquisitions or divestitures (including consideration of any substantial diversification from current business operations), any significant debt/equity issuances, and risk management programs from an insurance coverage perspective. The Company’s Assistant Vice President - Corporate Risk, Safety and Environmental Management also reports directly to the committee on a periodic basis. The Personnel & Compensation Committee reviews and approves the Company’s executive compensation strategies and programs related to annual, longer term and equity incentives and the business unit and corporate performance goals associated therewith, monitors management progress in compliance with stock ownership guidelines, considers and approves all employment-related agreements or termination arrangements with the Company’s Exchange Act Section 16 “executive officers” and periodically reviews policies related to management development. The Corporate Governance Committee reviews the Company’s succession plan for the CEO and other top senior management, assures annual evaluation of Board performance, establishes selection criteria for new Directors, and manages the annual CEO evaluation process. The charters of each Committee are more fully described above beginning at page 9.

In addition to its consideration of matters brought to its attention by the Board’s committees, the Board conducts direct oversight of various business risk management functions. At each regular meeting, the Board receives senior management reports about current operations as well as the identification of, and progress in addressing, principal business risks. The Board also receives direct reports from management regarding its Enterprise Risk Management program for identification and development of mitigation activities relative to longer-term business risks. In addition to the regular reports provided regarding current principal business risks, the Audit Committee periodically receives summary reports regarding the Enterprise Risk Management program. Annually, the Board reviews and approves the Company’s strategic plan objectives with periodic reviews thereafter regarding progress against that plan and any changes that are being considered. The Board’s oversight role in this area has not affected its approach to the Board’s leadership structure at least in part due to the level of direct communication that the Board and its committees experience with a variety of management employees involved in operations, finance, human resources, risk management and legal roles.

Board and Committee Independence Requirements

Our Corporate Governance Principles provide that, as a matter of policy, a significant majority of the Board should consist of independent Directors. In order to be deemed independent, our Corporate Governance Principles specify that a Director must be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. In addition to establishing its own criteria for independence, the Company complies with the rules promulgated by the NYSE for determining the independence of directors, as well as the Sarbanes-Oxley Act for independence of directors on the Audit Committee, and Internal Revenue Code of 1986 and Dodd-Frank Wall Street Reform and Consumer Protection Act requirements for independence of Directors on the Personnel and Compensation Committee (or any other committee performing an equivalent function).

Based on the review and recommendation of the Corporate Governance Committee, the Board has determined that all of the current Directors meet the applicable independence standards referenced in the preceding paragraph, except for Mr. Keating, the Company’s Chairman, President and CEO. In evaluating and determining the independence of the Company's Directors, the Corporate Governance Committee considered that, in the ordinary course of business, transactions may occur between the Company and its subsidiaries and certain entities with which some of the Directors are or have been affiliated.

Specific Experience, Qualifications, Attributes and Skills of Current Board Members and Director Nominees

The Corporate Governance Committee is responsible for reviewing with the Board, on a periodic basis, the appropriate characteristics required of Board members in the context of the Board’s current composition. This includes review of the suitability for continued service of each Board member when his or her term expires and when he or she has a significant change in status. Overall, the assessment includes areas such as senior leadership positions; professional experience in areas relevant to the Company’s businesses, including aerospace, industrial distribution, international, government, regulatory, mergers and acquisitions, financial, accounting, human resources or information technology systems experience; other public company board service; diversity, age and evidence of the intangible characteristics that are vital to the successful operation of any board. Diversity in this context has traditionally referred to encouragement of the identification of candidates from so-called “minority” categories, including women and individuals of varied national origin. Consideration of diversity has been an element communicated to the third-party search firms in each of the director searches in the past several years.

The Board believes that intangible characteristics include a demonstrated understanding of a Director’s policy making role while constructively challenging management to seek and attain competitive targets and increase shareholder value; a demonstrated understanding of the Company’s values and strategic plan; capacity for critical thought; maintenance of objectivity in not being unreasonably influenced by personal experience or other Board members in situation analysis; and the independence required for participation on the Board and its committees. In addition, Board members are evaluated with respect to their active contributions, including regular attendance and preparation for/participation at meetings while maintaining an ongoing understanding of the issues and trends affecting the Company.

In addition to these intangible characteristics, we have described specific experience, qualifications, attributes and skills that the Board believes qualify each current director for his or her position on the Board in the summary of biographical information described above, beginning at page 4. Those descriptions are not intended to be comprehensive descriptions of the types of expertise or contributions provided by each Director. At this time, the Board believes that each of these Directors possesses the experience, qualifications, attributes and skills, as well as the intangible characteristics described above, which, taken together, qualify them for their positions on the Board.

Transactions With Related Persons

The Company’s Code of Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of the Company’s employees have a responsibility and duty of loyalty to the Company and all business decisions are to be made in the best interests of the Company, which means putting the Company’s interests first. Should a situation arise that would constitute a related-party transaction under SEC rules, the independent and disinterested Board members will review the propriety of, and approve or disapprove, such transaction.

There were no transactions, relationships or arrangements proposed between executive officers of the Company and the Company or any of its subsidiaries during 2012.

Other Information about the Board’s Structure

Board Size:  The Company’s Board size currently has been fixed at ten, with four Directors to be elected at the 2013 annual meeting. The Company’s Amended and Restated Certificate of Incorporation provides that the Board will consist of at least three and not more than fifteen Directors and, while the Board is permitted to increase its size during the year and elect a Director to fill the vacancy created by the increase, any Director so elected may only serve until the annual meeting immediately following his or her election. Under our Corporate Governance Principles, a Board size of nine to eleven individuals continues to be considered appropriate.

Mandatory Retirement:  The Company’s Bylaws provide for mandatory Director retirement at age 72 (age 75 for directors serving as of November 14, 2000). The Board’s policy in implementing this requirement is that if a Director attains mandatory retirement age during his or her then current term, the Director may continue to serve the remaining portion of that term. In addition, the Board is permitted to make an exception to this requirement, but it intends to exercise this right only under extraordinary circumstances.

Change of Principal Occupation:  Our Corporate Governance Principles require Directors who change their principal occupation, position, or responsibility held at the time of election to submit a conditional letter of resignation to the Board, after which a judgment will be made in each case as to the appropriateness of continued membership under the circumstances. During December 2012, Mr. Higgins notified the Board that he had stepped down as the President, Chairman and Chief Executive Officer of CIRCOR International, Inc., and he submitted a conditional letter of resignation to the Board in accordance with our Corporate Governance Principles. At a meeting duly called and held on December 11, 2012, the Corporate Governance Committee considered Mr. Higgin's change in circumstance and his many contributions to the Board and unanimously determined not to accept Mr. Higgin's resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information provided to the Company by persons required to file reports under Section 16(a) of the Exchange Act, there were no Section 16(a) reporting delinquencies during 2012.

Non-Employee Director Compensation

The Corporate Governance Committee reviews our non-employee director compensation policies on a biennial basis with the assistance of the independent consultant to the Personnel & Compensation Committee. The most recent review was conducted in 2012 with assistance from the independent consultant, who analyzed reports of Frederic W. Cook & Co., Inc., Pearl Meyer & Partners, Total Compensation Solutions, Bloomberg BNA, The Harvard Law School Forum and Mercer, as well as the director pay practices of the Russell 2000 peer companies against which the Company benchmarks its executive compensation program. This analysis resulted in a recommendation to the Corporate Governance Committee to increase the annual Board retainer, eliminate the Board meeting fees (except for "special" meetings, as set forth in the footnote below) and change the current practice of paying per meeting fees to paying annual retainers for committee chairpersons and committee members. The following table summarizes the fee schedule approved by the Board effective January 1, 2013:

Kaman Corporation Board of Directors Retainer and Meeting Fees
Effective 1/1/13
Cash
Retainer Fees (payable quarterly in arrears)*:
Board	$60,000
Lead Director	$30,000
Committee Chairs:
Audit Committee	$30,000
Corporate Governance Committee	$20,000
Personnel & Compensation Committee	$25,000
Finance Committee	$20,000
Committee Members:
Audit Committee	$10,500
Corporate Governance Committee	$6,000
Personnel & Compensation Committee	$7,500
Finance Committee	$6,000
Equity
Restricted Stock Award**	Shares having fair market value equal to $80,000
_____________

*
In addition to these annual retainers, Board members may receive additional meeting fees ($1,500 for an in person meeting and $750 for a telephonic meeting) for "special" board meetings. Special board meetings are defined as meetings that are in addition to the meetings regularly scheduled in advance. Committee members may also receive additional meeting fees ($1,500 for an in person meeting and $750 for a telephonic meeting) for any committee meeting that exceeds the number of regularly scheduled committee meetings by more than two.

**
This award is made pursuant to the 2003 Stock Incentive Plan at the annual Board meeting that is held in conjunction with the annual shareholders’ meeting. All restrictions lapse immediately and the number of shares for this award is determined based upon the average of the high and low Company stock price on that date, in accordance with the Plan. In the event that shareholders approve the 2013 Management Incentive Plan at the annual meeting, awards made after the date of the annual meeting would be made under the 2013 Management Incentive Plan.

The following table shows the total compensation actually paid to each non-employee Director in 2012:(1)

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Brian E. Barents	$79,500	$80,016	$159,516
E. Reeves Callaway III	$66,000	$80,016	$146,016
Karen M. Garrison	$75,200	$80,016	$155,216
A. William Higgins	$67,500	$80,016	$147,516
Scott E. Kuechle(3)	$—	$—	$—
Eileen S. Kraus	$112,800	$80,016	$192,816
George E. Minnich	$90,900	$80,016	$170,916
Thomas W. Rabaut	$64,500	$80,016	$144,516
Richard J. Swift	$82,300	$80,016	$162,316
_______________

(1)
During 2012, each Director received an annual cash retainer of $45,000, an annual stock award of Common Stock having a value of $80,000, and Board and Committee per meeting fees of $1,500 each (committee chairs received $1,800). Each committee chair also received an annual cash retainer, as follows: Audit - $15,000; Personnel & Compensation - $10,000; Corporate Governance - $7,500; and Finance - $6.500. In addition, the Lead Director received an annual cash retainer of $30,000.

(2)
Please refer to Footnote 18, Share-Based Arrangements, contained in the Company’s audited consolidated financial statements for the year ended December 31, 2012, in its Annual Report on Form 10-K. Each stock award consisted of 2,374 shares of our Common Stock in the form of fully vested restricted stock issued under our 2003 Stock Incentive Plan at a price of $33.705 per share on April 18, 2012. The fair market value of the shares awarded to each non-employee director for 2012 exceeded $80,000 by an immaterial amount because fractional shares are not issued.

(3)	Mr. Kuechle was first elected to the Board, effective February 19, 2013.

From time to time, special activities may be undertaken by one or more Directors at the direction of the Board and, in such cases, additional fees will ordinarily be paid. There were no such special activities during 2012.

Directors may defer all, or a portion, of their cash compensation. Interest accrues on such deferrals at the Applicable Interest Rate, which is the same rate that applies to our Deferred Compensation Plan for Company executives. When a Director ends his or her service on the Board, distributions are made either in quarterly installments over a maximum period of 10 years or in a lump sum, based on prior elections made in connection with each deferral. Distributions are made beginning either in the next calendar quarter after the date service ends or on the following January 1 at the prior election of the Director.

Mr. Keating receives no additional compensation for his Board service.

The Board has adopted stock ownership guidelines for non-employee Directors, which are discussed in more detail on page 35 under the caption, "Stock Ownership Guidelines for Directors and Executive Officers." The Corporate Governance Committee periodically reviews the progress of each non-employee Director toward achieving these guidelines. As of December 31, 2012, all persons then serving as non-employee Directors were in compliance with these guidelines.

Code of Business Conduct and Other Governance Documents Available on the Company’s Website

The Company has for many years maintained a Code of Business Conduct applicable to all of its employees, consultants and the Board of Directors. This Code of Business Conduct is also specifically applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The current Code of Business Conduct, which was amended and restated in its entirety effective January 1, 2013, may be accessed on the Company’s web site at www.kaman.com by first clicking on the “Governance” link and then “Kaman Code of Conduct.”

In addition to the Code of Business Conduct and the committee charters and Governance Principles already referenced, our other governance documents including Bylaws and Amended and Restated Certificate of Incorporation can be accessed on the Company’s web site at www.kaman.com by first clicking on the “Governance” link and then the link to each document.

Communications with the Board

Shareholders or others wishing to communicate with any member of the Board, a Board committee, or the Lead Independent Director may do so by mail, addressed to Kaman Corporation Corporate Headquarters, c/o Corporate Secretary, 1332 Blue Hills Ave., Bloomfield, Connecticut 06002 or by e-mail through the Kaman Corporation web site at www.kaman.com using the tab "About Kaman", then selecting “Contact Kaman - General Inquiries” and then choosing the “Contact Kaman - Corporate Secretary” link. The Corporate Secretary will compile all such communications and forward each item to the individual to whom it is directed or, if the communication is not directed to any particular Board member, to the entire Board. Items that the Corporate Secretary determines are frivolous, unlawful or that constitute commercial advertisements will not be forwarded to the Board or any particular Board member.

Director Education

The Board maintains a policy that Directors should be regularly exposed to discussion of current developments in their roles and responsibilities as Directors and their attendance at such sessions is reimbursed by the Company. The Board’s policy also encompasses receipt of information regarding developments in the law and conditions in the market segments in which the Company operates. During the past few years, several Board members have participated in seminars sponsored by various national organizations, which have included developments in the law, board/management relationship development, and audit-related topics. The Board has also received presentations from outside industry experts regarding developments and trends in certain of the Company’s market segments and other subjects of importance to the Company. In addition, the Board and the Company have an orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Stock Ownership of Directors and Executive Officers

The following table sets forth information about the beneficial ownership of the Company’s Common Stock by each Director and Director nominee, each executive officer named in the Summary Compensation Table, and all Directors and executive officers as a group, as of February 1, 2013. The beneficial ownership percentages have been calculated based on 26,621,392 shares of Common Stock outstanding on February 1, 2013. Unless otherwise indicated, each person listed has the sole voting and investment power with respect to the shares listed, and the business address of each person is c/o Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002.

Name	Number of Shares Beneficially Owned as of February 1, 2013		Percentage
Brian E. Barents	20,047		*
E. Reeves Callaway III	15,180		*
William C. Denninger	71,603	(1)	*
Ronald M. Galla	44,559		*
Karen M. Garrison	14,547		*
A. William Higgins	8,547		*
Neal J. Keating	166,470	(2)	*
Eileen S. Kraus	23,842		*
Scott E. Kuechle	—		*
George E. Minnich	8,793		*
Thomas W. Rabaut	14,947		*
Steven J. Smidler	30,547	(3)	*
Gregory L. Steiner	67,228	(4)	*
Richard J. Swift	10,547		*
All Directors and Executive Officers as a group	522,763	(5)	1.96%
_______________

*	Less than one percent.

(1)	Includes 22,580 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(2)	Includes 14,000 shares held in a trust, of which Mr. Keating and his spouse are trustees.

(3)	Includes 6,328 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(4)	Includes 39,109 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(5)	Includes 75,361 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

Beneficial Owners of More Than 5% of Common Stock

Following is information about persons known to the Company to be beneficial owners of more than five percent (5%) of the Company’s outstanding voting securities. Except as otherwise indicated, all information is given as of February 1, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
GAMCO Asset Management, Inc.(1)	3,897,804	14.6%
One Corporate Center Rye, NY 10580
The London Company(2)	2,442,150	9.2%
1801 Bayberry Court, Suite 301 Richmond, VA 23226
BlackRock, Inc.(3)	1,996,841	7.5%
40 East 52nd Street New York, NY 10022
T. Rowe Price Associates, Inc.(4)	1,482,481	5.6%
100 East Pratt Street Baltimore, MD 21202
The Vanguard Group(5)	1,418,932	5.3%
100 Vanguard Boulevard Malvern, PA 19355
_______________

(1)
As reported in Amendment No. 16 to Schedule 13D, dated October 28, 2011 (“Amendment 16”), filed by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (collectively, the “Reporting Persons”), GAMCO Asset Management, Inc. (“GAMCO”) is the beneficial owner of 2,730,377 shares, Gabelli Funds, LLC (“Gabelli Funds”) is the beneficial owner of 1,021,720 shares, MJG Associates, Inc. (“MJG Associates”) is the beneficial owner of 11,000 shares, Teton Advisors, Inc. (“Teton Advisors”) is the beneficial owner of 130,507 shares, GGCP, Inc. (“GGCP”) is the beneficial owner of 200 shares, and Gabelli Securities, Inc. (“GSI”) is the beneficial owner of 4,000 shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities, and GAMCO Investors, Inc. and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities other than Mr. Gabelli. Each of the Reporting Persons, together with their executive officers and directors, has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 140,000 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, GBL, and GGCP is indirect with respect to the shares beneficially owned directly by other Reporting Persons.

(2)
As reported in Amendment No. 2 to Schedule 13G, dated February 6, 2013, The London Company is the beneficial owner of 2,442,150 shares held by various investment advisory clients as of December 31, 2012. According to the filing, The London Company has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of 2,268,947 shares and the shared power to dispose or to direct the disposition of 173,203 shares.

(3)
    As reported in Amendment No. 3 to Schedule 13G, dated February 4, 2013, BlackRock, Inc. is the beneficial owner of 1,996,841 shares held by specified subsidiaries as of December 31, 2012. According to the filing, BlackRock, Inc. has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of all such shares.

(4)
As reported in Amendment No. 2 to Schedule 13G, dated February 14, 2013, T. Rowe Price Associates, Inc. ("Price Associates") is the beneficial owner of 1,482,481 shares held by various individual and institutional investors as of December 31, 2012, which Price Associates serves as an investment adviser with power to direct investments and/or power to vote the securities. According to the filing, Price Associates has the sole power to vote or direct the vote of 477,320 shares and the sole power to dispose or to direct the disposition of 1,482,481 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(5)
As reported in Schedule 13G, dated February 7, 2013, The Vanguard Group is the beneficial owner of 1,418,932 shares held by various investment advisory clients as of December 31, 2012. According to the filing, The Vanguard Group has the sole power to vote or direct the vote of 38,462 shares, the sole power to dispose or to direct the disposition of 1,381,670 shares, and the shared power to dispose or to direct the disposition of 37,262 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This section explains our executive compensation program as it applies to our named executive officers (whose 2012 compensation is summarized in the tables following this discussion) as well as the role, responsibilities and philosophy of our Board’s Personnel & Compensation Committee (the “Committee” or the “committee”), which oversees the design and operation of the program. Our named executive officers are:

Neal J. Keating	Chairman, President and Chief Executive Officer
William C. Denninger	Executive Vice President and Chief Financial Officer
Gregory L. Steiner	Executive Vice President, Kaman Corporation and President, Kaman Aerospace Group, Inc.
Steven J. Smidler	Executive Vice President, Kaman Corporation and President, Kaman Industrial Technologies Corporation
Ronald M. Galla	Senior Vice President and Chief Information Officer

Our fundamental objectives are to:

•
Increase shareholder value by motivating talented individuals to achieve the Company’s annual and longer-term financial and strategic operational goals with compensation related to objective benchmarks and Company performance. To do this, we use a mix of pay elements, including salary, annual and long-term incentive opportunities and benefits, which we believe results in an appropriate balance among salary, incentive compensation and benefits. Overall, salary and benefits are determined based upon comparison to the competitive market for our executives and a group of the Russell 2000 index companies that approximate our revenue size, while the annual and long-term incentive opportunities are directly related to the Company’s financial performance compared to the Russell 2000 index companies.

•
Have a significant percentage of our senior executives’ incentive compensation tied to successful execution of strategic operational goals. To accomplish this, we establish objective and measurable goals on an annual and longer-term (3 years) basis and compare actual performance to objective, measurable benchmarks. As a result, executives, especially our named executive officers, earn above average compensation when the Company achieves above average financial performance compared to the Russell 2000 index of companies.

•
Have our named executive officers maintain a significant equity stake in the Company to further align their interests with those of our shareholders. We maintain meaningful stock ownership guidelines and allow up to 1/3 of a cash long term incentive award payment to be paid in stock if the Company’s stock ownership guidelines have not been attained by a named executive officer.

•
Protect against inappropriate risk taking. We use caps on potential awards for both annual and long-term incentives. The Committee also introduced a claw back policy in 2010 applicable to the Company's Chief Executive Officer and Chief Financial Officer, and Messrs. Keating's and Denninger's employment agreements were amended to reflect the policy. We will establish a claw back policy for all executive officers after the New York Stock Exchange issues listing conditions for the recovery of incentive compensation as required under the Dodd-Frank Act. In addition, no Director or executive officer is allowed to speculate in Company stock or debt securities, including hedging or any type of arrangement that would have a similar economic effect.

•
Provide compensation and benefits to our named executive officers consistent with practices of similar companies and also aligned with shareholder interests. To accomplish this, we have made the following changes in recent years:

•
Due to uncertain business conditions, the Committee, at the request of the CEO, has elected to defer any 2013 salary increases for all named executive officers, including the CEO, and the other executive officers who report directly to the CEO until at least July 1, 2013. 2013 salary increases for other officers have been deferred until April 1, 2013.

•
The Company closed its supplemental retirement plan to new executive officers in early 2010. Grandfathered participants may continue to earn credited service under this plan, but only compensation earned through calendar year 2010 counts toward final average compensation that is used to calculate supplemental retirement benefits. This treatment is the same as that which applies to participants under our tax qualified defined benefit pension plan.

•
Perquisites that were available to the named executive officers and others were eliminated for the named executive officers in early 2010, including medical expense reimbursement (up to $5,000 per year) and tax and estate planning reimbursement (up to $10,000 per year). Further, leased Company vehicles were replaced by vehicle allowances on a going forward basis.

•
The Committee intends not to include an excise tax gross-up provision in any new or renewed management agreement, except in unusual circumstances. On November 17, 2012, Mr. Denninger's change in control agreement was renewed and included continuation of the excise tax gross-up provision due to inequitable results under applicable tax rules resulting from him being with the Company for a short period of time. Mr. Steiner's current change in control agreement, which does not expire until July 7, 2013, contains an excise tax gross-up provision. The Committee intends not to provide for an excise tax gross-up provision in connection with any renewal of Mr. Steiner's change in control agreement in 2013. Apart from Messrs. Denninger and Steiner, no other named executive officers have agreements with excise tax gross-up provisions.

•
We believe that several other aspects of the executive officers’ agreements (as described below) are already consistent with market practices, including the existence of a so-called “double trigger” in order to receive severance payments in the event of a change of control: that is, the need for both a change in control and termination of employment before any severance payments would be paid in a change of control situation.

At our 2012 annual meeting, we asked shareholders to provide non-binding, advisory votes on the compensation paid to our named executive officers and almost all of our shareholders that voted did so in favor of a resolution approving such compensation. As disclosed in the Current Reports on Form 8-K reporting the results of the voting, 98.45% of the votes were cast in favor of the proposal (excluding abstentions and broker non-votes) at the 2012 annual meeting. This approval percentage was higher than in 2011, when 94.80% of the votes were cast in favor of our executive compensation program (excluding abstentions and broker non-votes) at the 2011 annual meeting.(1) The Committee interpreted these results to mean that our shareholders generally support our executive compensation program. As such, the Committee took no specific action to modify our executive compensation program as a direct result of the these non-binding, advisory votes.

We encourage shareholders to review this Compensation Discussion and Analysis and the accompanying compensation tables for an explanation of our approach to executive compensation and a discussion of the correlation between the compensation paid to our named executive officers and the Company’s financial performance. As discussed herein, we believe that the compensation paid to our named executive officers for 2012 bears a direct and corresponding relationship to the Company’s 2012 financial performance.
_____________

(1) The results of the voting at the 2012 annual meeting were reported in a Current Report on Form 8-K, dated April 18, 2012, and the results of the voting at the 2011 annual meeting were reported in a Current Report on Form 8-K, dated April 27, 2011. Copies of these reports may be accessed on the Company's website at www.kaman.com by first clicking on the "Investor Relations" link, followed by the "Financial Information" link and then clicking on the "SEC Filings" link.

The Pay Elements; Performance Metrics and Evaluation of Market Pay Practices

We have designed our executive compensation program to achieve the goals described above in a variety of ways with the intention of providing reasonable pay for a company of our size and incentive opportunities that challenge and correspondingly reward our executives when, and to the extent that, the Company succeeds. First, we use a combination of pay elements, each of which over time is intended to approximate the market median compensation for each position. These elements include base salary, annual and longer-term cash incentive opportunities, and benefits. The opportunities afforded by each pay element are determined on the basis of comparison to objective criteria to assure consistency with companies of similar revenue size, which include national surveys and a sampling of the Russell 2000 companies recommended by the Committee’s independent consultant which approximate the Company’s revenue size (but none of which reflects our unique combination of business segments in one organization).

Actual annual and longer-term incentive pay is then determined by comparing selected metrics of Company financial and operational performance to the entire Russell 2000 index of companies. The Committee uses the Russell 2000 because it believes that this continues to be the most likely group that both current and potential shareholders would use to evaluate the Company in making their investment decisions; this is largely due to the fact that our two business segments (Aerospace and Distribution) are so different from one another that it is not feasible to compare us to a specific peer group of companies. The Committee regularly reviews the continued appropriateness of using the Russell 2000 for comparison and has reconfirmed its use for 2013.

The financial performance metrics upon which annual and longer-term incentive opportunities have been based are those that management has used to evaluate business performance. For corporate participants, annual incentive metrics have included return on investment, growth in earnings per share, and growth in earnings per share compared to the Company’s annual plan projection for earnings per share; for business segment participants, metrics have included accomplishment of predetermined financial goals and other operational performance factors approved by the Committee. Longer-term incentive metrics have been the same for corporate and business segment executives and have consisted of the Company’s average return on investment, compounded growth in earnings per share and total return to shareholders over a three-year period. The weightings of these metrics in the overall determination of award payments have differed for the annual cash incentive and longer-term incentive, as discussed below.

During the past few years, the Committee has taken a number of steps in an effort to assure that the benefits provided to the named executive officers more closely approximate the benefits provided to other employees. These include the eliminating almost all perquisites, phasing out the supplemental employees’ retirement plan for executives in the same manner as the basic tax-qualified pension plan for all other employees, and modifying employment and change-in-control agreements consistent with current market practices. The Committee also amended the 2003 Stock Incentive Plan in February 2012 to prohibit the Company from reducing the exercise price of awarded stock options or stock appreciation rights (“SARs”). The amendment also prohibits the cancellation of an outstanding option or SAR award in exchange for cash or another award having an exercise price less than the exercise price of the original awarded option or SAR. The only exception is in connection with a corporate transaction that includes, for example, a stock or cash dividend, stock split, recapitalization, reorganization, merger, consolidation or an exchange of shares.

How the Pay Elements Work in Practice

The pay elements of our executive compensation program are designed to work together in a way that results in above average compensation when the Company achieves above average financial performance compared to the Russell 2000 index of companies. Set forth below are charts comparing our performance to the 50th and 75th percentiles of our market (as described above) for both annual and long-term incentive award determination purposes.

Annual Cash Incentive Awards

This chart compares our 2012 financial performance with the 50th and 75th percentile performance of the Russell 2000 companies for the period 2007 – 2011 (which is the period we use to evaluate our results for annual cash incentive awards):

The Committee determined the 2012 award percentage under our annual cash incentive plan based on the Company's actual financial results for 2012 after excluding costs related to acquisition and divestitures in 2012 and certain long-term capital investments that were not expected to provide any current benefits. This resulted in an annual incentive performance award factor of 155.9% of the target award. Excluding acquisition costs and long-term capital investments reflects the Committee's views that acquisitions are of vital importance to the Company's long-term growth and that management should be encouraged to pursue acquisitions when appropriate and make capital investment decisions without regard to their effect on compensation plans. If these adjustments had not been made, the performance award factor would have been 139.4%. The calculation of the performance award factor is further discussed starting on page 26.

Our 2012 return on investment (ROI) performance was slightly below the 75th percentile and our 2012 earnings per share (EPS) growth was in the 59th percentile of the Russell 2000. We also achieved 94.1% of our plan earnings per share.

Mr. Keating's combined base salary and annual cash incentive award actually earned for 2012 was below the 50th percentile of the competitive market for other chief executive officers at companies having similar revenue, as illustrated by the chart below:
Please see the discussion at page 22 for information about our independent consultant’s determination of the 50th and 75th percentile for this market comparison.

Performance Related to Long-Term Incentive Award Determination.

The following chart compares the Company’s three year (2010 – 2012) performance against the Russell 2000 companies for the same three-year period based on available data as of January 31, 2013. We note that only about 12% of the Russell 2000 companies had reported data as of January 31, 2013.

_______________
* Three-year average return on investment
** Average annual compounded growth in earnings per share
*** Three-year total return to shareholders

Based on the data currently available and as illustrated above, our performance was at the 54th percentile for compounded growth in EPS growth and at the 67th percentile for average return on investment. Total return to shareholders for this period was at the 66th percentile. Based on these performance levels, we have accrued approximately $2.1 million for Mr. Keating’s LTIP award for the 2010-2012 performance period. This amount represents approximately the 50th percentile of the competitive market for other chief executive officers in similar companies based on 2011 competitive market data.

The award opportunities for the named executive officers for the 2010-2012 LTIP performance period are as follows:

Target Awards for 2010-2012 LTIP Performance Cycle

Named Executive Officer	2010 Base Salary	Target Award Opportunity as a % of Base Salary	Target Award
Neal J. Keating	$725,000	195%	$1,413,750
William C. Denninger	$478,200	115%	$549,930
Gregory L. Steiner	$371,725	115%	$427,484
Steven J. Smidler (1)	$—	—	$—
Ronald M. Galla	$327,000	90%	$294,300
_______________
(1) Mr. Smidler did not receive a grant for the 2010-2012 LTIP performance cycle. He did receive a two-year LTIP grant for the 2011-2012 performance period. The following chart reflects Mr. Smidler's award opportunity for the 2011-2012 LTIP performance cycle.
Target Award for Mr. Smidler -- 2011-2012 LTIP Performance Cycle

Named Executive Officer	2011 Base Salary	Target Award Opportunity as a % of Base Salary	Target Award
Steven J. Smidler	$330,000	110%	$363,000

The Summary Compensation Table does not include amounts accrued as expenses for 2010-2012 LTIP performance period for Mr. Smidler's 2011-2012 LTIP award. We will report the actual amounts earned and paid to Mr. Keating and our other named executive officers for the 2010-2012 LTIP performance period and the 2011-2012 LTIP performance period and an update of the 3-Year Performance Period vs. Russell 2000 chart in an 8-K filing later this year after the Committee has received sufficient 2012 operating results for Russell 2000 companies and certified the extent to which the Company achieved the LTIP performance goals.

Additional Information About the Committee

A detailed discussion of the Committee’s structure, roles and responsibilities and related matters and the role of the independent consultant are located under the caption “Personnel & Compensation Committee” on page 10.

Following is more detailed information about our executive compensation program as it relates to our named executive officers:

Compensation Policies

Our Comparison to External Market Practices

The Committee determines the threshold, target and maximum level of base salary, annual cash incentive and long term incentive targets for our named executive officers using a market report prepared biennially by the Committee’s independent consultant. As described above, the Committee has been advised by our independent consultant that our business segment diversity makes identification of a sensible peer group to benchmark compensation unworkable. Instead, the independent consultant’s market report (the most recent being in 2011) estimates the 25th percentile, 50th percentile and 75th percentile for base salary, annual cash incentive awards and the annualized cash value of long-term incentives using information for manufacturing companies contained in nationally recognized compensation surveys published by Aon Hewitt and Towers Watson, two large independent consulting firms. Exhibit 1 to this proxy statement identifies these surveys (which are not prepared at the Company’s request), along with the number, type and size of the covered organizations. In all cases, the revenue size of organizations was adjusted by the independent consultant for each position to provide a more accurate view of the market data. This revenue-size adjustment was made utilizing a regression analysis applied to the scope of each position, generally based on revenue responsibility. In order to test the reliability of this information, the independent consultant evaluated the compensation levels of a sample of twenty-two (22) Russell 2000 companies having annual revenues similar to ours, which are also identified on Exhibit 1 to this proxy statement. The Committee reviewed the list of companies used in prior years and, in conjunction with its independent consultant, makes certain changes as appropriate. Our independent consultant has advised the Committee that the data from this sample is consistent with the national compensation surveys when adjusted for company revenue size.

The Committee’s policy is that the base salary, annual cash incentive targets, the annualized value of long-term incentives and other benefits (including perquisites and retirement programs) should each, over time, approximate the market median. As of the 2011 comprehensive competitive compensation analysis by our independent consultant, our base salary and target incentive annual cash award opportunities for our named executive officers as compared to the median of the competitive market for 2011 were as follows:

Neal J. Keating(1)	Base Salary	Target Annual Cash Incentive Award %
Market Median	$847,000	100%
Kaman	$850,000	100%

William C. Denninger(1)	Base Salary	Target Annual Cash Incentive Award %
Market Median	$432,400	65%
Kaman	$505,000	60%

Gregory L. Steiner(2)	Base Salary	Target Annual Cash Incentive Award %
Market Median	$385,200	63%
Kaman	$410,000	60%

Steven J. Smidler(2)	Base Salary	Target Annual Cash Incentive Award %
Market Median	$344,800	58%
Kaman	$345,000	60%

Ronald M. Galla(2)	Base Salary	Target Annual Cash Incentive Award %
Market Median	$299,200	48%
Kaman	$348,598	50%
_______________

(1)	The market median figures for Messrs. Keating and Denninger are based upon the surveys and the sample of Russell 2000 companies referenced above.

(2)
The market median figures for Messrs. Steiner, Smidler and Galla are based upon the surveys because these positions are not typically shown separately in the proxy statements of the sample Russell 2000 companies.

Annual cash incentive targets and annualized value of long-term incentives for each named executive officer approximate market medians. Currently, Messrs. Keating, Steiner and Smidler are positioned at or slightly above the midpoint of their salary grades. Mr. Denninger’s variation above the midpoint reflects his many years of experience as a chief financial officer in both the distribution and aerospace industries. Mr. Galla's variation from the market median is primarily due to his 28-year length of service with the Company. Based on the manner in which the Company manages base salaries, it is expected that actual and market salaries will converge over time. Since annual cash incentive targets, the annualized value of long-term incentive targets and retirement income formulas are applied to actual annual base salaries, total compensation levels may similarly differ from market median total compensation levels.

Our policy also results in a greater percentage of total compensation (excluding benefits) being based on performance-based total cash and stock-based compensation (excluding benefits) for the named executive officers. As the table below shows, the proportion of performance-based compensation for all named executives is significant and over or equal to 2011.

Allocation of 2012 Total Cash and Stock-based Compensation

	Fixed	Performance-Based*
Name	Salary (% of Total)	Annual Cash Incentive (% of Total)	Long-Term Incentive (% of Total)	Total Performance Related (% of Total)
Neal J. Keating	21%	21%	58%	79%
William C. Denninger	32%	19%	49%	68%
Gregory L. Steiner	32%	19%	49%	68%
Steven J. Smidler	32%	19%	49%	68%
Ronald M. Galla	42%	21%	37%	58%

Allocation of 2011 Total Cash and Stock-based Compensation

	Fixed	Performance-Based*
Name	Salary (% of Total)	Annual Cash Incentive (% of Total)	Long-Term Incentive (% of Total)	Total Performance Related (% of Total)
Neal J. Keating	25%	25%	50%	75%
William C. Denninger	36%	22%	42%	64%
Gregory L. Steiner	36%	22%	42%	64%
Steven J. Smidler	38%	21%	41%	62%
Ronald M. Galla	42%	21%	37%	58%
_______________

*	Percentages are based on target performance for the annual cash incentive and the long-term incentive elements of compensation.

Components of the Executive Compensation Program

The total compensation program for our named executive officers has consisted of the following elements:

•	Base Salaries;

•	Annual Cash Incentive Awards;

•	Long-Term Incentives; and

•	Retirement and Other Benefits.

While base salaries, long-term incentives, and retirement and other benefits generally are determined in similar ways for each of our named executive officers, different annual cash incentive awards apply to those named executive officers employed at Corporate Headquarters (Messrs. Keating, Denninger and Galla), Aerospace (Mr. Steiner) and Distribution (Mr. Smidler).

Base Salaries

Base salaries are a traditional pay element established initially based upon the individual’s professional experience and knowledge of his or her area of management responsibility. The Committee annually reviews and determines base salaries of the CEO and other named executive officers. Its determination regarding the CEO is subject to the Board’s approval. Adjustments to base salary are determined as follows: An overall salary increase budget guideline is developed, based on market data and the use of nationally recognized surveys of anticipated salary increases published by Meridian, AonHewitt, and World at Work. Within the overall budget guideline, a narrow range of salary adjustment percentages is then established for each salary grade, with slightly higher percentages for individuals who are below the grade midpoint and slightly lower percentages for individuals who are above the grade midpoint. Salary adjustments, if any, are then determined within this narrow range based upon an annual performance rating given to the named executive officer by Mr. Keating and recommended to the Committee. The performance rating determination is primarily based upon the officer’s level of substantive performance in executing each category of responsibilities as described in his or her position description.

The Committee’s recommendation to the Board regarding the CEO’s salary is made after consultation with the Corporate Governance Committee concerning its assessment of the CEO’s performance for the year and the Committee's own assessment. The Corporate Governance Committee solicits input from all independent directors in connection with the CEO performance assessment.

The 2012 salaries for the named executive officers are shown in the Summary Compensation Table that follows this Compensation Discussion and Analysis. At the request of the CEO, the Committee has elected to defer any 2013 salary increases for the named executive officers until at least July 1, 2013 due to uncertain business conditions.

Annual Cash Incentives

Our annual cash incentive award plan (“Cash Bonus Plan”) is intended to reward employees for financial and operational performance that drives shareholder value and focus our organization on meeting or exceeding designated individual goals. The plan provides employees, including our named executive officers, the opportunity to earn cash awards based on the degree to which the Company achieves pre-determined performance measures for the year. Each executive also has the opportunity to earn up to an additional 10% of his or her target award based upon the degree to which the executive actually achieved his or her individual performance goals set in early 2012. This opportunity has been eliminated for 2013 and future years.

Amounts paid under our Cash Bonus Plan (other than due to individual performance goals or with respect to employees hired during the year) are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

The elements used to determine awards include:

•	an award opportunity (expressed as a percentage of base salary);

•	performance measures (such as growth in earnings per share);

•	a weighting for each performance measure toward the executive’s total award; and

•	a performance goal for each performance measure (such as a particular earnings per share target).

Award Opportunities

The Committee establishes the target award opportunity for each named executive officer using the independent consultant’s market report and advice. Positioning award targets at the market median reinforces the Committee’s strategy that annual cash incentive payments should exceed target levels only when financial performance exceeds the Company’s targeted objectives. The 2012 target performance award opportunity for each named executive officer was as follows:

Named Executive Officer	2012 Target Award Opportunity Expressed as % of Base Salary
Neal J. Keating	100%
William C. Denninger	60%
Gregory L. Steiner	60%
Steven J. Smidler	60%
Ronald M. Galla	50%

Corporate Named Executive Officers

Performance Measures. The 2012 annual cash incentive awards for Messrs. Keating, Denninger and Galla were almost entirely determined by comparing the Company’s degree of achievement of the following performance factors compared against the benchmark indicated:

Performance Measure	Benchmark	Weighting
Actual return on investment	Russell 2000 index for 2007 – 2011	33%
Growth in earnings per share (fully diluted)	Russell 2000 index for 2007 – 2011	33%
Actual earnings per share (fully diluted)	2012 business plan performance goal	34%

We use the five-year period for the Russell 2000 index primarily because many of the Company’s military and commercial aerospace programs are longer-term in nature, the time period between sales efforts and actual revenues can be very long, and revenues are often not evenly spread from year to year. Further, because the Russell 2000 index includes companies in a variety of industries that may experience different business cycles, the Committee determined that averaging performance of these companies over a period of time provided a better comparison than just one year. During 2012, the Committee re-evaluated the continued appropriateness of the five-year time-frame and concluded that it continued to be appropriate for the reasons stated above. We cannot include the last completed fiscal year in the analysis because sufficient data for the Russell 2000 index is not available until approximately the June 2013 time frame. We use these performance measures because they are the metrics used by management and the Board to evaluate the Company’s performance.

Company performance in the bottom quartile of the Russell 2000 earns no cash incentive award payment for the performance goal; performance at the median results in a cash incentive award at 100% of target for the performance goal; and performance at the top of, or above, the top quartile results in a maximum cash incentive award payment at 200% of the target for the performance goal. Interpolation is used to determine payments for financial performance between the 25th percentile up to median, and above median up to the 75th percentile. This performance measurement methodology remains constant through the years although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually.

The Company’s annual business plan is developed jointly by business segment and corporate senior management, incorporating revenue, earnings and cash flow generation goals that take into account global economic circumstances, market conditions, and existing or targeted business opportunities. The business plan is reviewed and approved by both the Finance Committee and the Board. If the Company’s actual earnings per share meet the business plan projection, the target award for this factor is earned. To the extent that actual earnings per share exceed the business plan projection, a greater award is earned, up to a maximum of 200% of target.

2012 Company Financial Performance. For 2012, the Committee based annual incentive awards on the Company's modified performance for 2012 (actual results modified as per original award opportunity to exclude the impact of the costs related to acquisitions and divestitures and certain long-term capital investments occurring in 2012). The following table shows the relationship between the Company's 2012 adjusted financial performance, and each performance factor described above, the degree to which each performance factor was attained, the Russell 2000 index comparison for the 25th percentile, median and 75th percentiles, and the resulting corporate performance factor. The Company’s 2012 modified return on investment and growth in adjusted earnings per share results compared favorably to the Russell 2000, and modified earnings per share was 98.2% of the business plan projection, resulting in an overall corporate performance factor of 155.9%.

Benchmark 5 Year Russell 2000 Performance — 2007 – 2011

	25th Percentile	Median	75th Percentile
Compounded EPS Growth	(8.4)%	3.0%	15.2%
Average Return on Investment	(4.7)%	2.9%	8.3%

Company Performance vs. Benchmark 5 Year Russell 2000 Performance

Earnings per Share (fully diluted)
2011 Actual	2012 Plan	2012 Actual	2012 Modified*
$1.93	$2.20	$2.07	$2.16

	2012 Actual Results*	Median Return For Prior 5-Year Period — Russell 2000	Percentage Of Factor Earned	Weighting Factor	% Of Target Award**
Return on Investment	8.5%	2.9%	200.0%	33	66.0%
Growth In Earning per share	11.9%	3.0%	173.0%	33	57.1%
Actual versus projected Earnings per share performance	98.2%	N/A	96.4%	34	32.8%
Corporate Performance Factor					155.9%
_______________
* The 2012 Actual Results shown above are based on the following reconciled diluted earnings per share and invested capital:

Reconciliation of Diluted Earnings Per Share and Invested Capital

Modified Earnings:	In Millions	Per Diluted Share
Reported Earnings	$55.0	$2.07
Divestiture Costs, net of tax	1.0	0.04
Acquisition Costs, net of tax	1.5	0.05
Net Adjustments to Earnings	$2.5	$0.09
Modified Earnings	$57.5	$2.16

Modified Invested Capital:
Reported Shareholders' Equity	$420.2
Total Reported Debt	259.6
Total Reported Invested Capital	679.8
Divestiture Costs, net of tax	$1.0
Acquisition Costs, net of tax	$1.5
Certain Capital Investments	$(8.6)
Modified Invested Capital	$673.7

** This column represents the product of the Percentage of Factor Earned figures multiplied by the Weighting Factor.

2012 Individual Performance. Individual performance goals for Messrs. Keating, Denninger and Galla, respectively, were taken into consideration in determining the annual cash incentive award payments made to each executive for 2012. The achievement of such goals may result in an additional percentage being added to the executive's target annual incentive award.

Mr. Keating's Individual Performance: The Corporate Governance Committee annually evaluates the performance of our Chief Executive Officer. The Personnel and Compensation Committee uses this evaluation to reach its own judgment in its sole discretion as to the degree to which key objectives were successfully completed and the appropriate additional payment under the Cash Bonus Plan payment, if any, to be made on account of individual performance. The financial metric that was established early in 2012 by the Personnel & Compensation Committee for individual performance of our Chief Executive Officer was achieving at least $34.2 million in free cash flow in 2012, and the Company achieved free cash flow of $48.4 million ($52.0 million from continuing operations) for 2012. In addition, the Committee determined that Mr. Keating substantially or fully achieved several operational objectives for 2012, including successfully integrating businesses that were acquired in 2011, implementing a new Code of Business Conduct and Ethics and related processes, meeting succession planning objectives, and fulfilling corporate strategy processes and related requirements. Based on the achievement of these key financial and operational objectives, the Personnel & Compensation Committee recommended, and the Board ratified and approved, an additional 6.5% of the target award to Mr. Keating.

Messrs. Denninger's and Galla's Individual Performance: Our Chief Executive Officer annually evaluates the performance of our executive officers against our 2012 business plan. The Personnel and Compensation Committee uses this evaluation to reach its own judgment in its sole discretion as to the degree to which key objectives were successfully completed and the appropriate additional payment under the Cash Bonus Plan payment, if any, to be made on account of individual performance. The financial metric that was established early in 2012 by the Personnel & Compensation Committee for Mr. Denninger's individual performance was achieving at least $34.2 million in free cash flow in 2012, and the Company achieved free cash flow of $48.4 million ($52.0 million from continuing operations) for 2012. With respect to Mr. Denninger, he also substantially or full achieved key operational objectives in 2012 with respect to successfully negotiating and implementing a new credit facility, preparing for the transition to IFRS, and forming a social media task force and work plan. Based on the achievement of these key financial and operational objectives, the Chief Executive Officer recommended, and the Personnel & Compensation Committee approved, an additional 7% of the target award to Mr. Denninger. With respect to Mr. Galla, he substantially or fully achieved key operational objectives in 2012 with respect to implementing IT strategy, infrastructure and support related to ERP initiatives, installing Voice Over Internet Protocol (VOIP) infrastructure, achieving lower-cost telecommunications contracts, integrating acquired business units to the company network and developing information security initiatives. Based on the achievement of these operational objectives, the Chief Executive Officer recommended, and the Personnel & Compensation Committee approved an additional 10% of the target award to Mr. Galla.

Actual 2012 Annual Cash Incentive Award Payments. The following are the total annual cash incentive awards earned for calendar year 2012 for the Corporate named executive officers:

Named Executive Officer	2012 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Neal J. Keating	$1,380,400	162.4%
William C. Denninger	$493,587	97.7%
Ronald M. Galla	$289,162	83.0%

Business Segment Named Executive Officers

Aerospace Segment Named Executive Officer

Performance Measures.  The 2012 annual cash incentive award for Mr. Steiner, president of the Aerospace segment, was calculated based 25% on corporate performance and 75% on (i) predetermined financial goals for this business segment as recommended by the CEO and adopted by the committee, which excludes certain long-term capital investments and the impact of the the segment's investment in the India joint venture; and (ii) performance relative to other factors described below. The financial goals and their weighting for this business segment were:

Performance Goal		Benchmark	Weighting
Plan return on investment	vs.	Target return on investment	20%
Actual return on investment	vs.	Plan return on investment	20%
Actual return on investment	vs.	Target return on investment	40%
Growth in segment operating income year over year	vs.	Operating income	20%

Target return on investment performance goal is the average return on investment for the three previous calendar years (i.e., the average of 2009, 2010, and 2011 for the 2012 performance year). The plan return on investment performance goal measures the business segment’s annual business plan versus the target return on investment. This performance goal is included in order to incentivize management to develop both challenging and realistic goals. Accomplishing just this performance goal alone is not sufficient to earn a cash incentive award.

There are also other performance goals (referred to below as “other factors”) for Mr. Steiner established by the Committee based on the CEO’s recommendation. The extent to which each of the performance goals is achieved results in the earning of

“points”. The Cash Bonus Plan requires that a minimum number of points be accumulated for a cash incentive award to be earned and the more points that are earned, the greater the cash incentive award. Varying point levels are assigned to each factor based upon the Committee’s assessment of the degree of attainment difficulty, after consultation with management. Possible point values ranged from 0 to 6 for each “other factor” with a maximum of 20 points.

Following is a conversion chart demonstrating how the total number of points is converted into a percentage of the target award:

CONVERSION CHART EXAMPLE
Total Points Earned	Percent of Target Award Earned
Below 50	—
50	20
60	30
70	45
80	60
90	80
100	100
110	120
120	140
130	160
140	180
150 & Above	200

Because the maximum percentage of target award that can be earned is 200%, the maximum number of points available for the predetermined financial goals is 150. In other words, points earned that are in excess of 150 are ignored in calculating the annual cash incentive award. Interpolation is used to determine payments if the number of points falls between two stated levels of total points earned in this table.

2012 Actual Financial Performance.  The table below illustrates the performance parameters and calculation method used to determine Mr. Steiner's 2012 annual cash incentive payment. Mr. Steiner earned 136.4 points based on actual 2012 business segment results as measured against the described financial goals. Mr. Steiner's “other factors” related to achievement of certain individual goals for 2012. Mr. Steiner's individual goals were established and approved by Mr. Keating in the first 90 days of 2012, as were the quantitative metrics used to evaluate goal achievement. As part of the evaluation process, Mr. Keating assessed whether Mr. Steiner's goals were achieved. Mr. Keating then presented his review to the Committee along with a recommendation that Mr. Steiner receive 1 additional point in 2012 for successfully forming and implementing a manufacturing joint venture in India. The objectively-based criteria used to determine achievement of the goal was whether a joint venture agreement was executed in 2012. This goal was fully achieved based on the execution of a joint venture agreement on November 1, 2012. The Committee accepted Mr. Keating's recommendation and awarded Mr. Steiner with 1 additional point for purposes of Mr. Steiner's 2012 annual cash incentive payment.  Given the weightings described above, 2012 financial performance by the Aerospace segment and achievement of other segment performance factors resulted in a total of 130.4 points and a correlating performance factor of 160.8% out of a maximum of 200%.

Average Return on Investment (“ROI”)			Operating Income (in millions)
2012 Target	2012 Plan	2012 Actual*	2011	2012
19.6%	22.8%	20.4%	$80.4	$89.1

* 2012 average investment used to calculate ROI is modified to exclude certain long-term investments made in 2012.

	Performance %	Points Earned	Performance Range
Plan vs. Target ROI	116.3%	33.0	50% = 0	100% = 20	125% = 40
Actual Performance vs Plan ROI	89.5%	15.8	50% = 0	100% = 20	125% = 40
Actual Performance vs Target ROI	104.1%	46.6	50% = 0	100% = 40	125% = 80
Growth in Operating Income	10.8%	34.0	0% = 0	8% = 20	12% = 40
Points Earned based on Financial Performance		129.4
Other Factors (20 point maximum)		1.0
Total Points Earned		130.4
_____________
*2012 average investment used to calculate ROI is modified to exclude certain long-term investments made in 2012.

Since 25% of Mr. Steiner's annual cash incentive award is based on Corporate's performance, Mr. Steiner's annual cash incentive award factor is 159.6%.

Actual 2012 Cash Incentive Award Payments. Following is the total annual cash incentive award earned for calendar year 2012 for Mr. Steiner:

Named Executive Officer	2012 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Gregory L. Steiner	$392,616	95.8%

Distribution Segment Named Executive Officer

Performance Measures.  The 2012 annual cash incentive award for Mr. Smidler, president of the Distribution segment, was calculated 25% based on corporate performance and 75% on (i) predetermined financial goals for this business segment as recommended by the CEO and adopted by the Committee, which excludes acquisition and divestiture costs and certain long-term capital investments and includes the net gain on the divestiture of Distribution's Canadian operation ; and (ii) performance relative to other factors described below.

Performance Goal		Benchmark	Weighting
Plan return on investment	vs.	Target return on investment	15%
Actual return on investment	vs.	Plan return on investment	15%
Actual return on investment	vs.	Target return on investment	30%
Growth in segment operating income year over year	vs.	Operating income	20%
Growth in sales year over year	vs.	Sales	20%

The target return on investment performance goal is established as the average return on investment for the three previous calendar years (i.e., the average of 2009, 2010 and 2011 for the 2012 performance year). The plan return on investment performance goal measures the business segment’s annual business plan versus the target return on investment. This performance goal is included in order to incent management to develop both challenging and realistic goals. Accomplishing just this factor alone is not sufficient to earn a cash incentive award.

There are also other performance goals (referred to below as “other factors”) for Mr. Smidler’s performance that are established by the committee based on the CEO’s recommendation. The extent to which each of these factors performance goals is achieved results in the earning of “points”. The Cash Bonus Plan requires that a minimum number of points be accumulated for a cash incentive award to be earned and the more points that are earned, the greater the cash incentive award. Varying point levels are assigned to each performance goal based upon the Committee’s assessment of the degree of attainment difficulty, after consultation with management. Possible point values ranged from 0 to 6 for each “other factor” with a maximum of 20 points.

The conversion chart shown above for the Aerospace segment president was also used for Distribution segment president to demonstrate how the total number of points earned is converted into a percentage of the target award.

Because the maximum percentage of target award that can be earned is 200%, the maximum number of points available for the predetermined financial goals is 150. That is, points earned in excess of 150 are ignored in calculating the annual cash incentive award. Interpolation is used to determine payments if the number of points falls between two stated levels of total points earned in this table.

2012 Actual Financial Performance.  The following table illustrates the performance parameters and calculation method to determine Mr. Smidler's 2012 annual cash incentive payment. Mr. Smidler earned 156.4 points based on actual 2012 business segment results as measured against predetermined financial goals. Mr. Smidler's “other factors” related to achievement of certain individual goals for 2012. Mr. Smidler's individual goals were established and approved by Mr. Keating in the first 90 days of 2012, as were the metrics used to evaluate goal achievement. As part of the evaluation process, Mr. Keating assessed whether Mr. Smidler's goals were achieved. Mr. Keating determined that Mr. Smidler earned a total of 17.5 points (out of 20) for achievements with respect to the other factors, including: successfully implementing the Parker reseller strategy; acquired growth and profitability; growth of national and non-national accounts; gross margin improvement; achieving implementation milestones of the new ERP system, purchasing efficiency gains; and implementing the organizational strategy. Given the weightings described above, 2012 financial performance by the Distribution segment and achievement of other segment performance factors resulted in a total of 173.9 points and a performance factor of 200% out of a maximum of 200%. Because the performance factor is capped at 200% upon the achievement of 150 points, none of the points earned by Mr. Smidler for "other factors" were taken into account by the Committee in calculating Mr. Smidler's annual cash incentive award.

Sales (in millions)		Average Return on Investment (“ROI”)			Operating Income (in millions)
2011	2012	2012 Target	2012 Plan	2012 Actual*	2011	2012*
$950.9	$1,032.2	15.0%	21.8%	18.6%	$48.1	$53.5
__________

*
Distribution's modified operating income is based on reported operating income is $50.7 million, excluding divestiture costs of $1.5 million and including the net gain on the sale of the segment's Canadian operation of $1.3 million for a modified operating income of $53.5 million. Average investment used to calculate ROI is modified to exclude certain long-term investments made in 2012.

	Performance %	Points Earned	Performance Range
Plan vs. Target ROI	145.3%	30.0	50% = 0	100% = 15	125% = 30
Actual Performance vs Plan ROI	85.3%	10.6	50% = 0	100% = 15	125% = 30
Actual Performance vs Target ROI	124.0%	58.8	50% = 0	100% = 30	125% = 60
Growth in Operating Income	11.1%	35.5	0% = 0	8% = 20	12% = 40
Growth in Sales	8.6%	21.5	0% = 0	8% = 20	16% = 40
Points Earned based on Financial Performance		156.4
Other Factors (20 point maximum)		17.5
Total Points Earned		173.9

Since 25% of Mr. Smidler's annual cash incentive award is based on Corporate's performance, Mr. Smidler's annual cash incentive award factor is 189.0%.

Actual 2012 Cash Incentive Award Payments. Following is the total annual cash incentive award earned for calendar year 2012 for Mr. Smidler:

Named Executive Officer	2012 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Steven J. Smidler	$391,230	113.4%

Long-Term Incentives (“LTIP”)

The Committee uses cash-based awards under the long-term incentive feature of the Company's Stock Incentive Plan (“LTIP”) to focus executive officers on long-term performance. LTIP Awards are based on the Company’s actual performance during a three-year performance period with respect to performance measures selected under the Stock Incentive Plan. The payment amount for completed performance periods is determined by a comparison of the Company’s financial performance for the three-year period with performance of the Russell 2000 Index for the same period. Payments attributable to completed performance periods are made in cash unless a participant has not yet achieved his or her required stock ownership level under the Company’s guidelines, in which case, up to one-third of the earned award may be paid in the form of Company stock. These awards are intended to qualify as performance-based compensation in accordance with the requirements of Internal Revenue Code Section 162(m). The Committee retains the discretion to eliminate or decrease the amount payable to a participant with respect to any award.

Prior to 2011, the Company's practice had been to include new executive officer participants in the three-year LTIP award performance cycle that followed their hire date. This practice was followed with respect to Messrs. Keating, Denninger and Steiner, and resulted in no LTIP payment for at least three years after first becoming a participant. In the interim, new executives received stock options and restricted stock grants instead of LTIP awards. In February 2011, the Committee determined that, as a better means of relating a new executive's incentive compensation to the Company's performance against the Russell 2000 companies, it would utilize LTIP awards with one and two year performance cycles in addition to the traditional three-year performance cycle, beginning in 2011. These LTIP awards would correspondingly use one, two and three-year Russell 2000 index performance periods to determine the LTIP payment, and would be of similar value to the stock options and restricted stock awards previously granted to new executive officers.

As a result of the change described above, Mr. Smidler, who became an executive officer on September 1, 2010, received three separate LTIP awards in 2011 covering the periods January 1, 2011 through December 31, 2011 (which was paid in June 2012), January 1, 2011 through December 31, 2012, and January 1, 2011 through December 31, 2013.

In 2012, the Committee granted LTIP Awards for the 2012-2014 performance period to Messrs. Keating, Denninger, Steiner, Smidler and Galla. The award opportunities for the named executive officers for the 2012-2014 LTIP performance period are as follows:

Target Awards for 2012-2014 LTIP Performance Cycle

Named Executive Officer	2012 Base Salary	Target Award Opportunity as a % of Base Salary	Target Award
Neal J. Keating	$850,000	275%	$2,337,500
William C. Denninger	$505,000	150%	$757,500
Gregory L. Steiner	$410,000	150%	$615,000
Steven J. Smidler	$345,000	150%	$517,500
Ronald M. Galla	$348,598	90%	$313,738

The Committee uses the following performance measures and weightings based on its determination of their importance as indicators of the Company’s long-term success:

Performance Factor	Weighting
Three-year average return on investment	40%
Average annual compounded growth in earnings per share	40%
Three-year total return to shareholders	20%

The Committee chooses the Russell 2000 Index companies for long-term financial performance comparison for much the same reason that it does for annual cash incentive awards — the Committee believes that these are the type of companies against which an investor would likely compare the Company’s performance in considering investment decisions. This performance measurement methodology remains constant through the years although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually. As part of its review of the compensation programs in 2012, the Committee reviewed the weighting of these performance factors and determined that the relative weighting was still appropriate.

The financial measures and target performance factors used in the estimated calculation for the 2010 – 2012 performance period are as follows:

Three-year average return on investment. Our three-year average return on total investment is 8.0%, which represents the average for the three-year performance period 2010 - 2012 shown in the following table. The Company defines total investment (capitalization) as total shareholder equity plus total long-term debt (including current portion). Return on investment is net earnings divided by total investment as follows:

	(In Thousands)
	2012	2011	2010
Net Earnings	$55,025	$51,142	35,611
Total Equity	$420,193	$373,071	$362,670
Total Debt	$259,606	$205,207	$148,423
Total Capitalization	$679,799	$578,278	$511,093
Return on investment	8.1%	8.8%	7.0%

Average Annual Compounded Growth in Earnings per Share. Our average annual compounded growth in diluted earnings per share represents the average diluted earnings per share growth rate over the three-year performance period, which is calculated as follows:

	2007	2008	2009	3 Year Average	2010	2011	2012	3 Year Average
EPS	$1.60	$1.49	$0.97	$1.35	$1.36	$1.93	$2.07	$1.79

Average Compounded Annual Growth = ($1.79 ÷ $1.35)1/3 – 1 = 9.9%.

Three-Year Total Return to Shareholders. Return to shareholders combines share price appreciation and dividends reinvested. The total return to shareholders is based on a computation that is obtained from Standard & Poor’s Compustat, an independent research service. The Company’s total return to shareholders for the performance period from 2010 – 2012 is 69.0%.

Financial performance below the 1st quartile results in no award payment; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum award payment at 200% of the target. Interpolation is used to determine payments for financial performance within these quartiles. The methodology for determining the financial targets remains the same year to year, although the actual targets vary for each performance period based on the three-year performance of the Russell 2000 companies. (By contrast, annual cash incentive awards are calculated using the Russell 2000 index for the five-year period preceding, but not including, the performance year.) LTIP grants made for the performance period January 1, 2012 through December 31, 2014 are shown in the “Grant of Plan-Based Awards in 2012 Fiscal Year” table on page 38.

Payments earned, if any, are generally made in June of the year following the end of the performance period. This payment date gives the Committee time to collect and analyze more complete performance results of the Russell 2000 companies for the performance period. As explained above, amounts earned for the performance period January 1, 2010 – December 31, 2012 are not yet determinable and are not reflected in the Summary Compensation Table. The Company will disclose actual payments for the performance period when they are made by filing a Form 8-K.

Retirement Benefits

The Company offers a non-contributory tax qualified defined benefit pension plan (“pension plan”) for most of its employees, including Messrs. Keating, Denninger, Steiner and Galla. Tax rules restrict the amount of benefit that can be accrued for higher paid employees under this plan. The Company also maintains a non-tax qualified Supplemental Employees’ Retirement Plan, which we refer to as the SERP. The SERP provides certain key executives, whose compensation is in excess of the limitations imposed by federal law on the tax qualified pension plan, with supplemental benefits based on eligible earnings, years of service and age at retirement. All of the named executive officers participate in the SERP except for Mr. Smidler who joined the Company after the date on which the pension plan was closed to new employees of Kaman Industrial Technologies Corporation. The purpose of these plans is to provide a reasonable level of retirement income to participants taking into account pre-retirement earnings and length of service with the Company.

In early 2010, the Board approved closing the pension plan to all new hires on or after March 1, 2010, and continued it for then existing employees with the following changes:

•	Changes in pay were taken into account for benefit calculation purposes until the end of calendar year 2010, after which no further changes have been taken into account.

•	The benefit formula was improved to use the highest five years out of the last ten years of service up to December 31, 2010, whether or not consecutive.

•
Years of service (as defined by the pension plan) will continue to count for accruing benefits under the pension plan through December 31, 2015 — this will provide employees with several years’ time for planning and executing alternative retirement savings strategies and will moderate the transition for those participants already near retirement age.

These changes apply equally to the SERP except that the SERP already provides for use of non-consecutive years of service for benefit calculations.

The change in the value of the tax-qualified pension plan and SERP benefits in 2012 is shown in the Summary Compensation Table at page 37 and the full value of these benefits at normal retirement age is shown in the Pension Benefits Table at page 41.

The Company also sponsors a tax-qualified defined contribution plan ("401(k) plan") in which the named executive officers are eligible to participate. Participants generally may elect to contribute from 1% to 50% of their eligible compensation to the 401(k) plan in the form of pre-tax, after-tax or Roth contributions subject to certain limitations imposed by federal law. The Company makes employer-matching contributions on a participant's pre-tax and Roth contributions in the amount of $1.00 for each $1.00 that a participant contributes, up to 5% of compensation subject to applicable limits imposed by federal tax law. As an example, if a participant contributes 5% of his or her compensation to the 401(k) plan, the Company will make a 5% employer-matching contribution to the participant's account. Participants in the 401(k) plan are always vested in their own contributions. Employer-matching contributions vest upon a participant reaching 3 years of service with the Company.

Other Benefits

A select group of highly compensated management employees, including the named executive officers, are eligible to participate in our non-qualified Deferred Compensation Plan, which permits pre-tax deferrals of up to 50% of a participant's base salary and up to 100% of his or her annual cash incentive award. The Company makes matching contributions on deferrals in the amount of 25% of a participant's deferrals for the plan year, up to a maximum of 2.5% of base salary plus the annual cash incentive award less the maximum allowable match under the 401(k) plan. The Company also makes supplemental deferred compensation contributions to eligible participants equal to 10% of the amount of which a participant's compensation exceeds the maximum allowable allowable compensation limit for purposes of tax-qualified plan, which for 2012 is $250,000. Prior to 2012, participants in the SERP were not eligible to receive supplemental deferred compensation contributions; however, starting in 2012, SERP participants became eligible for such contributions in recognition of the significant changes made to the pension plan and SERP in 2010. The supplemental deferred compensation earned by the named executive officers in 2012 is included in the "All Other" section of the Summary Compensation Table on page 37. Participant accounts under the Deferred Compensation Plan are credited with interest at a predetermined crediting rate equal to 120% of the applicable federal long-term rate compounded monthly in effect for the month of October prior to the beginning of the applicable plan year. A participant must be actively employed on the crediting date (i.e., January 1 following the applicable plan year) to receive matching and supplemental deferred compensation contributions. Deferrals and all Company contributions and earnings are 100% vested. For more information about the Deferred Compensation Plan, please refer to “Non-Qualified Deferred Compensation Plan” following the Non-Qualified Deferred Compensation Plan Table, below at page 42.

The Company provides relatively few perquisites for the named executives. As explained above, all vehicle leases have ended for the named executive officers. Each executive officer now receives a vehicle allowance. In addition, starting in 2012, the Company pays for an annual physical examination for the named executives. The Summary Compensation Table provides information regarding the incremental cost of perquisites for the named executive officers for the portion of 2012 during which any were in place. In addition, the Company maintains one corporate aircraft, which was used solely for business purposes in 2012.

Employment Agreements and Change in Control Arrangements

The Company has entered into employment agreements and change in control agreements with our named executive officers. The terms and conditions of the agreements are described beginning on page 38. The Committee has extended employment agreements for the named executive officers in order to encourage the retention of valuable executive talent, discourage competitors from attempting to hire those executives, and to protect the Company in the event that an executive departs by strictly prohibiting the disclosure of confidential information, limiting the executive’s ability to compete with the Company after employment termination, requiring the signing of a release agreement before the payment of severance benefits and imposing reasonable post-employment cooperation obligations. The Committee believes that the change in control agreements serve the interests of our Company and its shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives will be able to advise our board of directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations.

In early 2010, the Committee notified the Company’s executive officers that in the event their management agreements were renewed, it did not intend to provide an excise tax gross-up benefit, except in unusual circumstances. The Committee also determined that no new management agreements would contain any excise tax gross-up benefit; therefore, no excise tax gross-up was provided in Mr. Smidler’s management agreements when he became President of the Company's Distribution segment in September 2010. The Committee took these actions in light of evolving market practices for change in control agreements. Since 2010, the employment agreements for all named executive officers, except Messrs. Denninger and Steiner, have been modified to remove excise tax gross-up benefits. In 2012, Mr. Denninger's management agreement was renewed with a continuation of the excise tax gross up provision because Mr. Denninger's relatively short tenure with the Company was the cause of the potential excess parachute payment and he is not expected to have an excess parachute payment if a change of control occurs after 2013. The Committee will address the terms of Mr. Steiner's change in control agreement prior to it expiring on July 7, 2013.

The employment agreements and change in control agreements for Messrs. Keating and Denninger provide the Company with a right to “claw back” compensation paid or received, or to be paid or received, by these officers relating to Incentive Compensation (as defined in the agreements) awards made on or after January 1, 2010, with respect to fiscal periods beginning with 2010 where there is a Mandatory Restatement (as defined in the agreements) of the Company’s financial statements for fiscal 2010 or any year thereafter that arises directly from the fraudulent or knowing, intentional misconduct of the officer. We will establish a claw back policy for all executive officers after the New York Stock Exchange issues listing conditions for the recovery of incentive compensation as required under the Dodd-Frank Act.

The employment and change in control agreements for Mr. Keating are essentially the same as the agreements entered into by the other named executive officers, except for differences reflecting Mr. Keating’s position as President and CEO. Information regarding each of the named executive officers’ agreements and the payments that would be received under different termination circumstances is set forth below under the caption “Payments Made Due to Qualifying Employment Termination on or After a Change In Control” at page 44.

Stock Ownership Guidelines for Directors and Executive Officers

Since 2006, the Board has maintained stock ownership guidelines for both non-employee Directors and corporate management. The Board believes that Directors and senior management should have a significant equity position in the Company and that these guidelines further the Board’s interest in encouraging a longer-term focus in managing the Company.

Under the guidelines, non-employee Directors are required to have an ownership multiple of 3 times their current annual cash retainer. For 2012, the stock ownership requirement was $135,000 based on an annual cash retainer of $45,000. In 2013, the ownership requirement increases to $180,000 based upon the annual cash retainer increasing to $60,000. Directors who do not meet the ownership guidelines must hold shares received pursuant to restricted stock grants (net of any shares used to satisfy income tax withholding requirements) for a period of 3 years or until the guidelines are met, whichever is earlier.

The stock ownership guidelines for senior management require covered executives to retain one-third of the net after-tax gain realized under equity-based compensation awards granted after the adoption of the guidelines, until they achieve and continue to maintain the following stock ownership levels:

President and CEO	3 times salary
Participants in the LTIP	2 times salary
All Other Corporate Officers	1 times salary

The Committee reviews stock ownership levels of executives subject to these guidelines on a quarterly basis. Exercisable stock options are not included in the determination of compliance with the ownership levels set forth above. Each of the named executive officers achieved their applicable stock ownership requirements in 2012.

In determining whether the guidelines have been achieved at any particular point, the price of the Company’s stock will be the higher of (i) the then current market value determined by the closing price on the date of the determination; or (ii) the closing price on February 21, 2006, which was $21.13. The closing price of the stock on December 31, 2012 was $36.80 and was used for the final determination of compliance for 2012.

Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to the Company’s CEO and the three other most highly compensated executive officers (excluding the Chief Financial Officer). However, “performance-based compensation” that meets certain requirements under Section 162(m) is exempt from this deduction limitation. The Committee generally intends that short and long-term cash incentive awards qualify for this exemption. Nevertheless, the Committee may provide compensation that may be not deductible due to this limitation, such as time-based restricted stock awards and bonuses for individual performance based on subjective determination of performance. The Company is requesting that shareholders approve the 2013 Management Incentive Plan so that the Committee will continue to have flexibility to provide incentive compensation that will qualify for favorable tax advantages to the Company.

Context of This Discussion

To the extent that the foregoing discussion contained future individual or Company performance targets and goals, they were disclosed solely to facilitate a better understanding of the Company’s executive compensation program. Such performance targets and goals should not be deemed to be statements of management's expectations or estimates of results or other guidance. We strongly encourage investors not to apply these statements in other contexts.

Personnel & Compensation Committee Report

The Committee has reviewed and discussed this Compensation Discussion and Analysis with management and concurs with its contents. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated in its annual report to the SEC on Form 10-K for the year ended December 31, 2012.

Personnel & Compensation Committee

Richard J. Swift, Chair
Brian E. Barents
E. Reeves Callaway III
A. William Higgins

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes, except to the extent that the Company specifically incorporates the report by reference therein.

SUMMARY COMPENSATION TABLE

The table, footnotes and narrative below describe the aggregate compensation earned by each of our named executive officers for our 2010, 2011 and 2012 fiscal years. For information on the role of each component of our executive compensation program, please, see the description under “Compensation Discussion and Analysis” beginning on page 18.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards(2) ($)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
NEAL J. KEATING Chairman, President and Chief Executive Officer	2012	850,000	—	—	—	1,380,400	356,445	385,036	2,971,881
	2011	800,000	—	—	—	2,716,160	328,638	49,616	3,894,414
	2010	725,000	—	—	—	2,845,430	251,650	65,901	3,887,981
WILLIAM C. DENNINGER Executive Vice President and Chief Financial Officer	2012	505,000	—	—	—	493,587	144,767	166,136	1,309,490
	2011	492,540	—	615,524	—	1,025,681	146,895	44,026	2,324,666
	2010	478,200	—	223,681	225,781	444,726	126,992	31,653	1,531,033
GREGORY L. STEINER Executive Vice President, Kaman Corporation and President, Kaman Aerospace Group	2012	410,000	—	—	—	392,616	142,939	131,388	1,076,943
	2011	382,875	—	478,553	—	832,439	89,694	59,275	1,842,836
	2010	371,725	43,715	170,237	171,798	124,899	91,270	26,180	999,824
STEVEN J. SMIDLER Executive Vice President, Kaman Corporation and President, Kaman Industrial Technologies	2012	345,000	—	—	—	391,230	—	139,159	875,389
	2011	330,000	—	190,968	190,672	932,910	—	69,185	1,713,735
	2010	307,500	137,500	—	—	321,000	—	116,383	882,383
RONALD M. GALLA Senior Vice President and Chief Information Officer	2012	348,598	—	—	—	289,162	641,375	110,048	1,389,183
	2011	338,445	—	—	—	619,241	578,115	66,330	1,602,131
	2010	327,000	—	—	—	682,518	498,707	25,149	1,533,374
_______________

(1)
The figure in this column in 2010 for Mr. Steiner represents a special, one-time discretionary bonus awarded to him that is attributable to the Company’s receipt of a $6.6 million payment related to the claim for “look-back” interest that we filed with the IRS in connection with the Aerospace segment’s former Australia SH-2G program and the gain on sale of certain assets by the Aerospace segment during the year. The figure in this column in 2010 for Mr. Smidler represents a starting bonus which was considered necessary for his recruitment in December 2009.

(2)
Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of restricted stock granted to our named executive officers with respect to the 2010, 2011 and 2012 fiscal years in accordance with ASC 718. For a discussion of valuation assumptions, see Note 18, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. No named executive officer received grants of stock awards during 2012. The restricted stock awards that were granted in 2010 and 2011, respectively, were made prior to a particular named executive officers' eligibility for a LTIP cash award opportunity.

(3)
Amounts shown in the Option Awards column reflect the aggregate grant date fair value of stock options granted to our named executive officers with respect to the 2010, 2011 and 2012 fiscal years in accordance with ASC 718. For a discussion of valuation assumptions, see Note 18, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. No named executive officer received grants of stock options during 2012. The stock options that were granted in 2010 and 2011, respectively, were made prior to a particular named executive officers' eligibility for a LTIP cash award opportunity.

(4)
Represents annual cash incentive awards earned by named executive officers during the applicable fiscal year under our Cash Bonus Plan, which plan is discussed under “Compensation Discussion and Analysis” beginning on page 24. The amounts in the table do not reflect payments that cannot yet be determined but which may become due under the LTIP for the January 1, 2010 – December 31, 2012 performance period for Messrs Keating, Denninger, Steiner and Galla and under the LTIP for the 2011 - 2012 Performance Cycle (January 1, 2011 – December 31, 2012) for Mr. Smidler. The 2011 figure reflects the LTIP payment made in June 2012 under the LTIP feature of the 2003 Stock Incentive Plan for the January 1, 2009 – December 31, 2011 performance period for Messrs Keating, Denninger, Steiner and Galla and the LTIP feature of the 2003 Stock Incentive Plan for the January 1, 2011 - December 31, 2011

performance period for Mr. Smidler. Similarly, the 2010 figure reflects the LTIP payment made in June 2011 under the LTIP feature of the 2003 Stock Incentive Plan for the January 1, 2008 – December 31, 2010 performance period. Our LTIP is discussed in further detail on page 31 of the Compensation Discussion and Analysis.

(5)
Represents the total change in the present value of accrued benefits under our pension plan and SERP from year to year. Pension plan and SERP benefits are discussed in further detail herein starting on page 41.

(6)
The amounts included in this column consist of the following: Participation in our life insurance program for senior executives, employer matching contributions under our 401(k) Plan, supplemental employer contributions earned under our Deferred Compensation Plan, and perquisites consisting of payments for annual physical examinations and a vehicle allowance. The 2012 figures include supplemental deferred compensation earned for Messrs. Keating, Denninger, Steiner, Smidler and Galla of $331,616, $120,968, $89,644, $95,531 and $71,784, respectively. The 2012 figures also include vehicle a vehicle allowance of $33,420 for Mr. Keating, $26,460 for Messrs. Denninger, Steiner and Smidler, and $20,448 for Mr. Galla. Infrequently, spouses and guests of named executive officers ride along on the Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use has minimal cost to the Company. Where required by law, income was imputed to the named executive officer for income tax purposes for the items described in this footnote.

Employment Agreements and Change in Control Agreements

We currently have employment agreements and change in control agreements with all named executive officers. The term of the employment agreements generally extend until January 1, 2014, subject to annual renewal thereafter, at the discretion of the Board, except for Mr. Smidler's employment agreement which expires September 1, 2013. The elements of compensation and benefits that are reflected in the Summary Compensation Table were provided according to the terms of the employment agreements and the compensation and benefit plans in place during 2012; however, the Company reserves the right to change the terms and conditions of its compensation and benefit plans. These agreements further provide for participation in our employee benefit programs generally applicable to our senior executives, except that Messrs. Keating and Steiner are entitled to continued premium payments for their lifetime under our Senior Executive Life Insurance Program under certain circumstances. The estimated post termination compensation payable to our named executive officers under these agreements are described in detail under the caption “Post Termination Payments and Benefits” beginning at page 42.

Grants of Plan-Based Awards in 2012 Fiscal Year

The following grants were made during the 2012 fiscal year to our named executive officers pursuant to the Company’s Cash Bonus Plan and 2003 Stock Incentive Plan. There are no estimated future payouts under equity incentive plans.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (3)
Neal J. Keating	1/1/2012 (1)	—	$850,000	$1,700,000	—	—	—	—
	1/1/2012 (2)	—	2,337,500	3,000,000	—	—	—	—

William C. Denninger	1/1/2012 (1)	—	$303,000	$606,000	—	—	—	—
	1/1/2012 (2)	—	757,500	1,515,000	—	—	—	—

Gregory L. Steiner	1/1/2012 (1)	—	$246,000	$492,000	—	—	—	—
	1/1/2012 (2)	—	615,000	1,230,000	—	—	—	—

Steven J. Smidler	1/1/2012 (1)	—	$207,000	$414,000	—	—	—	—
	1/1/2012 (2)	—	517,500	1,035,000	—	—	—	—

Ronald M. Galla	1/1/2012 (1)	—	$174,299	$348,598	—	—	—	—
	1/1/2012 (2)	—	313,738	627,476	—	—	—	—
_______________

(1)
Represents annual Cash Bonus Plan participation for the 2012 fiscal year. Actual determination of the award amount, and its payment, was made in February 2013. Please see the Annual Cash Incentives section of the Compensation Discussion and Analysis at page 24.

(2)
Represents a long-term incentive award grant under the LTIP feature of the 2003 Stock Incentive Plan for the three-year performance period 1/1/12 – 12/31/14. Payments, if any are earned, will not be made until approximately June of 2015. Please see the Long-Term Incentives section of the Compensation Discussion and Analysis at page 31.

(3)
The maximum represents two-times the target, except in the case for Mr. Keating. Under the LTIP feature of the 2003 Stock Incentive Plan, the maximum monetary award that can be paid to a LTIP participant is $3,000,000.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table lists the outstanding stock options and restricted stock awards at December 31, 2012 for each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Stock Awards	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Number of Shares or Units of Stock That Have Not Vested ($)(2)(3)
Neal J. Keating	—	—	—	—	—	9/23/2008	6,000	$220,800

William C. Denninger	8,000	2,000	$21.27	11/17/2008	11/17/2018	11/17/2008	300	$11,040
	9,720	14,580	$26.07	2/22/2010	2/22/2020	2/22/2010	3,089	$113,675

Gregory L. Steiner	16,000	4,000	$21.595	7/7/2008	7/7/2018	7/7/2008	1,000	$36,800
	8,010	8,010	$16.35	2/23/2009	2/23/2019	2/23/2009	3,158	$116,214
	7,396	11,094	$26.07	2/22/2010	2/22/2020	2/22/2010	3,918	$144,182

Steven J. Smidler	—	—	—	—	—	12/1/2009	840	$30,912
	3,164	12,656	$31.775	2/21/2011	2/21/2021	2/21/2011	4,808	$176,934

Ronald M. Galla	—	—	$—	—	—	—	—	—
_______________

(1)
Unless otherwise stated, options vest at the value rate of 20% per year, beginning March 1 of the year following the grant date and have a term of 10 years. Vesting of these awards may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each named executive officer and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post Termination Payments and Benefits section at page 42.

(2)	Market value is calculated based on the closing price of the Company’s Common Stock on December 31, 2012 (the last business day of the year), which was $36.80.

(3)
Unless otherwise stated, restrictions lapse with respect to restricted stock awards at the rate of 20% per year, beginning March 1 of the year following the grant date. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each named executive officer and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post Termination Payments and Benefits section at page 42.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table provides information about the value realized by our named executive officers on the exercise of stock options and the lapse of restrictions with respect to restricted stock awards during the 2012 fiscal year.

	Option Awards			Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Exercise Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Vesting Date
Neal J. Keating	—	—	—	4,000	$147,480	9/17/2012
	—	—	—	6,000	$221,220	9/24/2012
	—	—	—	16,667	$595,345	10/15/2012

William C. Denninger	—	—	—	1,716	$59,185	3/1/2012
	—	—	—	400	$14,080	9/10/2012
	—	—	—	2,059	$72,477	9/10/2012
				300	$9,831	11/19/2012

Gregory L. Steiner	—	—	—	1,579	$54,460	3/1/2012
	—	—	—	1,306	$45,044	3/1/2012
	—	—	—	1,000	$31,530	7/8/2012

Steven J. Smidler	—	—	—	1,202	$41,457	3/1/2012
	—	—	—	420	$15,221	12/3/2012

Ronald M. Galla	5,965	106,595	2/2/2012	—	$—	—
_______________

(1)
These amounts differ from those shown in the Summary Compensation Table. The amounts shown in the Summary Compensation Table for stock options represent the aggregate grant date fair value of awards made during 2012 in accordance with FASB ASC Topic 718. The amounts identified above represent the value actually received for all options (including previously vested but unexercised options) exercised in 2012 measured as the difference between the fair market value of a share of our Common Stock on the day the option was exercised and the exercise price of the option.

(2)
These amounts differ from those shown in the Summary Compensation Table. The value of restricted stock awards included in the Summary Compensation Table represents the aggregate grant date fair value of awards made during 2012 valued in accordance with FASB ASC Topic 718. The amount shown above for restricted stock awards represents the actual value of the restricted stock awards on the date restrictions lapsed, determined based on the fair market value of a share of our Common Stock on that date.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our named executive officers at age 65 and the number of years of service credited to each of them under the Kaman Corporation Employees’ Pension Plan, which we call the “pension plan” and the SERP as of December 31, 2012.

Name	Plan Name	Number of Years of Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Neal J. Keating	Kaman Corporation Employees’ Pension Plan	5.38	228,125	$—
	SERP	5.38	974,912	$—
William C. Denninger	Kaman Corporation Employees’ Pension Plan	4.16	218,246	$—
	SERP	4.16	250,663	$—
Gregory L. Steiner	Kaman Corporation Employees’ Pension Plan	4.63	186,372	$—
	SERP	4.63	183,357	$—
Steven J. Smidler(2)	Kaman Corporation Employees’ Pension Plan	—	—	$—
	SERP	—	—	$—
Ronald M. Galla	Kaman Corporation Employees’ Pension Plan	28.7	1,747,935	$—
	SERP	28.7	2,447,901	$—
_______________

(1)
Represents the present value of accrued benefits under our pension plan and SERP based upon the following assumptions: a) for the pension plan, that each executive is employed until retirement, that his or her benefits commence at the earlier of normal retirement age (generally, age 65), and that the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service) and b) for the SERP, that the change to interest rate methodology required under the Pension Protection Act of 2006 and elimination of pre-retirement mortality assumptions because SERP benefits are payable as a lump sum. Please see Footnote 14 to the Company’s audited consolidated financial statements for the year ended December 31, 2012 for a description of material assumptions. Please also see the Retirement Benefits section of the Compensation Discussion and Analysis at page 33.

(2)	Mr. Smidler is not a participant in the pension plan or SERP because the Distribution segment closed the pension plan to new hires before Mr. Smidler joined the Company.

The pension plan is a tax-qualified plan that provides benefits for the full-time U.S. employees hired prior to June 1, 2009 at Kaman Industrial Technologies and prior to March 1, 2010 at Kaman Corporation and other participating subsidiaries (with the exception of certain acquired companies that have not adopted the pension plan). Employees become participants upon their completion of certain hours of service requirements and become vested in their pension benefits generally upon attaining five years of continuous service, as defined by the pension plan. Normal retirement, as defined by the pension plan, is generally age 65, however employees that work beyond age 65 may continue to accrue benefits. Employees may retire as early as age 55 with 5 years of service in accordance with pension plan provisions. The annual benefit under the pension plan is generally 60 percent of the average of the highest five consecutive years of “Covered Compensation” out of the final ten years of employment less 50 percent of the primary social security benefit, reduced proportionately for years of service less than 30 years. At Kaman Corporation, the parent company, participants who joined the company prior to 2004, have 30 years of service, and have attained age 63, are permitted to retire with a pension benefit unreduced for early retirement. None of the named executive officers, except for Mr. Galla, is eligible for the unreduced pension. The pension plan limits the amount of pension benefits that may be provided to participants under this formula in accordance with certain limits under federal tax laws. To the extent that these limits apply to certain executive officers, the Company provides an additional benefit under the SERP program. Except as provided below, our SERP program generally makes each participant whole for the benefits under the retirement formula described above that could not be provided under the pension plan due to these limits. Only salary and annual bonus are treated as pensionable earnings on and after January 1, 2006. Benefits under the SERP are based on the highest five years of pensionable earnings over the last ten years whether or not consecutive. The SERP has been amended to comply with the requirements of Internal Revenue Code Section 409A.

As described above under the caption “Retirement Benefits” at page 33, the pension plan was amended by the Board in early 2010 to close the plan to new hires on or after March 1, 2010. Existing employees at that time continue to participate in the pension plan subject to the following changes when calculating pension benefits; 1) changes in pay after 2010 are disregarded; 2) compensation in the highest five years out of the last ten years of service prior to 2011 will be taken into account, whether or not consecutive; and 3) a participant’s years of service as defined by the pension plan will continue to count for accruing benefits under the pension plan through December 31, 2015. Corresponding changes were made to the SERP at the same time to assure consistency with the pension plan changes. These changes did not affect individuals who were already retired or had terminated employment and were vested in their pension benefit.

Non-Qualified Deferred Compensation Plan

The following table presents contribution, earnings and balance information under the Company’s Deferred Compensation Plan for our named executive officers for 2012:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Neal J. Keating	$—	$331,616	$—	$—	$331,616
William C. Denninger	$—	$120,968	$—	$—	$120,968
Gregory L. Steiner	$—	$89,644	$—	$—	$89,644
Steven J. Smidler	$72,600	$100,606	$7,393	$—	$324,101
Ronald M. Galla	$—	$71,784	$32,852	$—	$1,033,690
_______________

(1)	Interest is credited at 120% of Applicable Federal Long-Term Rate.

Our Deferred Compensation Plan affords participants the opportunity to defer up to 50% of base salary and 100% of annual bonus for each calendar year. The deferred amount grows at a crediting rate based on 120% of the Applicable Federal Long-Term Rate published by the Internal Revenue Service (the “Applicable Interest Rate”) until a predetermined distribution date. The plan also provides for certain employer contributions. Specifically, the Company makes an additional contribution to the participant’s deferred compensation plan account in the amount of 25% of the participant’s deferrals, subject to a limitation of 2.5% of the participant’s salary and annual cash incentive, and reduced by the amount of the Company match under the 401(k) plan. The Company also makes a supplemental deferred compensation contribution to the participant’s account equal to 10% of their earnings for pension purposes that exceed the compensation limit established annually by the Internal Revenue Service. SERP participants previously were not eligible for this supplemental contribution; however, starting in 2012, they will become eligible for the supplemental deferred compensation contribution in recognition of the significant changes made to the pension plan and SERP in 2010. In February 2008, the Board amended the Deferred Compensation Plan to comply with the requirements of Section 409A with respect to deferred amounts (and related earnings) that become vested after December 31, 2004. The provisions of the Deferred Compensation Plan in effect prior to February 2008 continue to apply with respect to deferred amounts that vested before January 1, 2005 (and any related earnings). Under the plan in effect before February 2008, which applies to virtually all of the aggregate balances for Mr. Galla, a named executive officer may elect distribution in the form of a lump sum payment or installments if he separates from service with the Company after attaining early retirement age under the pension plan. In the event that separation from service occurs prior to attaining early retirement age or if benefits do not exceed $25,000 in the aggregate, benefits are paid in a lump sum. Participants may also elect to receive payments while employed after a stated number of years as part of their initial deferral election or for account balances prior to January 1, 2005 at any time by having that account balance reduced by 10%. Distributions are also available due to financial hardship.

POST TERMINATION PAYMENTS AND BENEFITS

The tables below reflect the amount of estimated compensation payable to each of our named executive officers in the event of termination of such executive’s employment under various circumstances, including voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death.

Payments Made Upon Termination

Regardless of the manner in which any named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid base salary through the date of termination;

•	any unpaid bonus or LTIP award with respect to a completed performance period; and

•	all accrued and vested benefits under the Company’s compensation and benefit programs, including the pension plan and the SERP.

Payments Made Upon Termination for Cause By the Executive Officer or Without Good Reason

In the event of the termination of a named executive officer’s employment for cause (other than disability) or by the named executive officer without good reason, he or she will be entitled to the amounts identified under the caption “Payments Made Upon Termination” above.

“Cause” for the Company to terminate the named executive officer’s employment exists if any one of the following events occurs:

•	conviction of, or a plea of guilty to, a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or

•	a determination by a majority of the Board in good faith that the named executive officer has:

•willfully and continuously failed to substantially perform his or her duties;

•	engaged in illegal conduct, an act of dishonesty or gross misconduct, in each case which is in the course of the named executive officer’s employment and materially injurious to the Company;

•	willfully violated a material requirement of the Company’s Code of Conduct or the named executive officer’s fiduciary duty to the Company; or

•	in the case of the Chief Executive Officer, violated his covenant to the Company that he is not bound to any agreement that would, among other things, limit his performance with the Company.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items listed under the heading “Payments Made Upon Termination”, he or she will receive the following benefits:

•	full vesting of all outstanding equity awards;

•
a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs; payable at the same time that bonuses are paid to other senior executives (provided that if such bonuses are not paid by March 15th of the calendar year after the calendar year in which bonuses are earned, the pro-rata bonus will not be paid until the date that is six months and a day after the executive’s termination of employment and will be credited with interest calculated under Internal Revenue Code Section 1274 from March 15 until the date that it is paid);

•	a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance, as and when paid to other participants; and

•	for Messrs. Keating and Steiner, continued payment of life insurance premiums for the remainder of their lives provided that they retire at or after age 62.
Retirement is generally defined as a termination of employment at or after age 65 for all named executive officers, except that the Committee determined in 2010 that the Committee should have the flexibility to permit retirement at or after age 62 if it is in the best interests of the Company and its shareholders. The employment agreements for all named executive officers have been amended to reflect this change.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the named executive officer or his or her estate will receive the following:

•	full vesting of all outstanding equity awards;

•	a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance, as and when paid to other participants;

•	benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate; and

•
a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs based upon target performance, payable at the time that annual bonuses are paid to other executives.

A “disability” is considered to exist if the executive has been absent from fully performing his or her responsibilities due to physical or mental illness for a period of six consecutive months.

Payments Made Upon Involuntary Termination of Employment without Cause or By the Executive Officer for Good Reason

In the event of the termination of a named executive officer’s employment by us without cause (other than death or disability) or by the named executive officer for good reason, in addition to the benefits listed under the heading “Payment Made Upon Termination”, the named executive officer will receive the following benefits:

•
an immediate lump-sum payment equal to two times the executive’s base salary (three times in the case of Mr. Keating) and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of the executive’s “eligibility date” for retirement (as defined above under “Payments Made Upon Retirement”);

•	a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs, payable on the same terms and conditions as if the executive had retired;

•	full vesting of all outstanding equity awards;

•	a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance, as and when paid to other participants;

•
continued participation in all medical, dental and vision plans which cover the executive and the executive’s eligible dependents for up to 24 months with the executive continuing to make his/her share of premium payments, subject to offset due to future employment; and

•
for Messrs. Denninger, Smidler and Galla, continued payment of life insurance premiums until the earlier of 24 months following employment termination or attainment of age 65 and for Messrs. Keating and Steiner, continued payment of life insurance premiums for the remainder of their lives.

“Good reason” to terminate employment exists if any one of the following events occurs without the named executive officer’s consent after providing the Company notice and an opportunity to cure:

•	removal of the named executive officer from his or her position with the Company (other than for Cause);

•	reduced base salary or annual target bonus opportunity;

•	a failure to pay promised compensation or benefits under the terms of the employment agreement;

•	relocation by more than 50 miles;

•	the assignment of duties that are materially inconsistent with the named executive officer’s position; or

•	no longer being a direct report to the Chief Executive Officer of the Company (for named executive officers other than the Chief Executive Officer).

Payments Made Due to Qualifying Employment Termination on or After a Change in Control

The Company has entered into change of control agreements with each of our named executive officers. Other than as noted below, the change in control agreements for each of our named executive officers are substantially similar.

If an executive’s employment is terminated by us without cause (other than due to death or disability) or by the executive for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, the executive will be entitled to receive the following severance benefits:

•
a lump-sum cash payment equal to the three times the executive’s base salary, in the case of Mr. Keating, and two times, in the case of the other named executive officers, plus three times, in the case of Mr. Keating, and two times, in the case of the other named executive officers, the last annual bonus paid or awarded to the executive in the three years preceding the date of termination, which shall be payable, with interest, on the date that is six months and one business day after the executive’s termination of employment;

•
a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs (based on actual Company performance through the date of termination) payable on the later of the date that annual bonuses are generally paid to other senior executives and the date that is six months and a day after the executive’s termination of employment (if such bonus payment is not paid until the date that is six months and a day after the executive’s employment termination, the amount shall be credited with interest from March 15th until the date that it is paid);

•
continued participation at the Company’s expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive and the executive’s eligible dependents, subject to offset due to future employment;

•	full vesting of outstanding equity awards;

•	a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance, as and when paid to other participants;

•
effective February 22, 2010, an additional three years, in the case of Mr. Keating, and two years, in the case of the other named executive officers, of continuous service under the SERP only to the extent needed to vest in their pension benefits (which requires 5 years of continuous service);

•
benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive’s post-employment participation in our benefit plans, as described above, terminates; and

•
prepayment of premiums under any life insurance policy insuring the life of the executive in the case of Messrs. Keating and Steiner, which shall be payable, with interest, on the date that is six months and one business day after the executive’s termination of employment and, in the case of Messrs. Denninger, Smidler and Galla, continued payment of remaining life insurance premium payments for which the Company shall establish an irrevocable grantor trust holding assets sufficient to pay such premiums; and

•
reimbursement for up to $30,000 (in the aggregate) for outplacement services until the earlier of the first anniversary of the date of termination or the first day of the executive’s employment with a new employer.

Generally, pursuant to the agreements, a change of control occurs if:

•	a person unaffiliated with the Company acquires control of more than thirty-five percent of our voting securities;

•	there is a change in more than fifty percent of our directors over two consecutive years which is not Board-approved;

•	a merger with an unrelated entity that results in our shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company) occurs; or

•	there is a sale of substantially all of the Company’s assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the Company.

A change in control does not include any related party and management buyout transactions.

“Cause” for purposes of the change in control agreements means the named executive officer’s employment termination due to any one of the following events:

•	the willful and continued failure to substantially perform his or her duties with the Company after notice from the Company;

•	willful engaging by the named executive officer in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; or

•	in the case of Mr. Keating, violating his covenant to the Company that he is not bound to any agreement that would, among other things, limit his performance with the Company.

“Good Reason” is expanded in the change in control agreements to include the Company’s failure:

•	to pay to the named executive officer any portion of his or her current or deferred compensation, within 30 days of the date such compensation is due;

•
to continue in effect any compensation plan in which the named executive officer participates immediately prior to the change in control which is material to his or her total compensation without an equitable substitute;

•
to provide life insurance, health and accident, or disability plans that are substantially similar to those in which the named executive officer was participating immediately prior to the change in control;

•	to provide the named executive officer with the number of paid vacation days to which he or she was entitled to prior to the change in control; or

•	to comply with the employment termination procedures for cause set forth in the change in control agreement.

In no event will the named executive officer have good reason to terminate employment under the change in control agreement due to:

•	a diminution of the business of the Company or any of its subsidiaries or a reduction in the named executive officer’s business segment’s head count or budget; or

•	a suspension of the named executive officer’s position, job functions, authorities, duties and responsibilities while on paid administrative leave.

Coordination Between Employment Agreements and Change in Control Agreements

A named executive officer will not be entitled to receive full severance benefits under both the executive’s employment agreement and the executive’s change in control agreement. An executive shall be entitled to severance benefits under his or her Employment Agreement or change in control agreement only if (1) the executive signs a release agreement, and (2) the executive does not compete with us and our subsidiaries and does not solicit our employees during the 2-year period following termination of employment.

Assumptions Regarding Post Termination Payment Tables

Except as noted below, the following tables were prepared as though each named executive officer’s employment was terminated on December 31, 2012 using the closing price of our stock as of that day ($36.80). The amounts under the column labeled “Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control” assume that a change in control occurred on December 31, 2012. We are required by the SEC to use these assumptions. In addition to those assumptions, we believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, none of the executives’ employment was terminated on December 31, 2012 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

General Assumptions

•
Base amount calculations for tax gross-ups due to excise taxes imposed on excess parachute payments are based on each of our named executive officer’s taxable wages (Form W-2, Box 1) for the years 2007 through 2011.

•
All named executive officers were assumed to be subject to the maximum federal and Connecticut income and other payroll taxes, aggregating to a net combined effective tax of 60.8% when calculating the excise tax gross-up.

Equity-Based Assumptions

•
Unvested stock options and stock appreciation rights vested on December 31, 2012 with respect to a change in control, termination of employment without cause by us or by the named executive officer for good reason, retirement, death or disability.

•
Unvested stock options and stock appreciation rights that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

•
It is possible that IRS rules would require these items to be valued using a valuation method such as the Black-Scholes model if they continued in existence after a change in control. Using a Black-Scholes value in lieu of the “spread” would result in higher value for excise taxes and the related tax gross-up payment.

Incentive Plan Assumptions

•
The entire value of long-term incentive plan awards with a performance period that has not ended as of a change in control are fully taken into account without any discount for amounts that may earned as of the assumed change in control date for purposes of the excise tax gross-up payment.

•	All amounts under our annual cash incentive plan were earned for 2012 in full based on actual performance and are not treated as subject to the excise tax upon a change in control.

Retirement Benefit Assumptions

•
The present value of the additional service credit for retirement benefits due to a qualifying employment termination after a change in control consists of an additional 2 years of credited and continuous service , except in the case of Mr.

Keating whose additional credited and continuous service is 3 years.All benefits are payable in a single lump sum at the participant’s earliest retirement-eligible date.

•
December 31, 2012 present values for the qualified pension plan assume that all executives are employed until retirement and benefits commence at the earlier of normal retirement age (generally, age 65) and the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service).

•
Present values for the SERP reflect the change to interest rate methodology required under the Pension Protection Act of 2006 and eliminate pre-retirement mortality assumptions because SERP benefits are payable as a lump sum.

Conditional Tax Gross-Up for 20% Excise Tax

A 20% excise tax is payable by a named executive officer if post termination amounts that are considered to be contingent on a change in control for tax purposes equal or exceed three times the officer’s average taxable income for the five years ended December 31, 2011. This tax equals 20% of all contingent payments that exceed his or her average taxable income as described above. Amounts that are subject to the 20% excise tax are not deductible under any circumstances by the buyer.

As explained the Compensation Discussion and Analysis, only Messrs. Denninger and Steiner presently have excise tax gross-up benefits in their respective change in control agreements. Please refer to the discussion on page 19 of the Compensation Discussion and Analysis for additional information.

Based on the assumption that a change in control occurred on December 31, 2012, the post termination payment tables estimate the potential tax gross-up obligation based on the assumptions described above. No adjustment has been made to these amounts for the potential impact of lost deductions to a buyer after a change in control. In addition, taxable income paid prior to the year of the change in control will increase the trigger amount for the 20% excise tax.

In the event that any payments related to a change in control are subject to the 20% excise tax, the change in control agreements provide for a conditional tax gross-up payment to reimburse the named executive officer for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as contingent on the change in control exceed the maximum amount payable under the trigger amount described above by more than $100,000. If these amounts exceed the trigger amount by $100,000 or less, then the payments to the named executive officer will be reduced to an amount that does not trigger the 20% excise tax. If a change in control were to have occurred on December 31, 2012, Mr. Denninger would have been entitled to receive a tax gross-up payment. The Company anticipates that the amount allowed to be paid to Mr. Denninger without triggering golden parachute excise taxes will increase over time as he earns taxable compensation attributable to short and long-term incentives. The tables assume that all payment of bonus and LTIP awards on an accelerated basis at target will be parachute payments even though that may not be the case depending upon the facts and circumstances at the time of payment.

These tables were prepared on the basis that the post-termination payments under the change in control agreement do not constitute payments subject to the golden parachute excise tax to the extent of the current estimated value of the non-compete provisions of the employment agreements as determined by an independent third party. The extent to which these payments may be subject to the golden parachute excise tax will be determined on the basis of the facts and circumstances at the time of an event that triggers these payments under the change in control agreements.

Coordination with Other Tables

The post termination payment tables do not duplicate amounts disclosed elsewhere in this proxy statement that the named executive officer had earned a vested right to receive prior to January 1, 2013. These amounts primarily include the following:

•
Stock options, stock appreciation rights and restricted stock that vested prior to termination of employment — vested equity awards are reflected in the Outstanding Equity Awards at 2012 Fiscal Year-End table;

•	Pension and SERP benefits, which are reflected in the 2012 Pension Benefits Table;

•	Nonqualified deferred compensation vested under the Deferred Compensation Plan, which is reflected in the 2012 Non-Qualified Deferred Compensation Plan Table; and

•	Unreimbursed business expenses.

NEAL J. KEATING
POST TERMINATION BENEFIT TABLE

	Termination Event
	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Disability	Death
Cash Payments:
• Severance(1)	—	6,901,200	4,600,800	—	—	—
• Acceleration of Long-Term Incentive(2)	—	2,076,437	2,076,437	2,076,437	2,076,437	2,076,437
Acceleration of Unvested Equity:
• Stock Options	—	—	—	—	—	—
• Restricted Stock(3)	—	220,800	220,800	220,800	220,800	220,800
Retirement Benefits and NQDC:
• Present Value of Additional Service Credit for Retirement Benefits	—	—	—	—	—	—
• Non-qualified Deferred Compensation(4)	—	—	—	—	—	—
Perquisites and Other Benefits:
• Health & Welfare(5)	—	35,036	35,036	—	—	—
• Life Insurance(6)	—	526,565	526,565	526,565	526,565	—
• Outplacement Services	—	30,000	—	—	—	—
• All Other(7)	56,340	56,340	56,340	56,340	56,340	56,340
Tax Reimbursement:
• Excise Tax Gross-Up	—	—	—	—	—	—
Total	$56,340	$9,846,378	$7,515,978	$2,880,142	$2,880,142	$2,353,577
_______________

(1)
Reflects two times (or three times in the event of a change in control) Mr. Keating’s 2011 base salary ($850,000) and last paid bonus ($1,450,400). There are no severance payments due upon retirement, death or disability. However, the Committee may approve a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(2)
Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2011 – 2013 and 2012 – 2014 performance periods, where the amount of the award is determined by multiplying the amount the participant would have received based upon actual performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. For the 2011 - 2013 and 2012 – 2014 performance periods, the payments will be based upon actual performance; however, because it is not possible to estimate the Russell 2000 index comparison for the years from 2011 to 2014, we have assumed a 100% target payment.

(3)	Reflects the value of unvested restricted stock that becomes fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(4)
Excludes the supplemental deferred compensation earned in 2012 under the Deferred Compensation Plan that a named executive officer is eligible receive in 2013. A participant in the plan must be employed on the first day of the January following the end of the plan year and such contribution credit would not be made by the Company until the following February.

(5)	Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2013 premiums for active employees with one dependent.

(6)
Reflects the value of regular annual premium based on 2012 rate, which will be paid for 24 months. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/2012 is illustrated in this chart assuming mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 2.85%.

(7)	Reflects 401(k) Plan Company matching contributions. Mr. Keating is also entitled to receive his contributions to this plan.

WILLIAM C. DENNINGER
POST TERMINATION BENEFIT TABLE

	Termination Event
	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Disability	Death
Cash Payments:
• Severance(1)	—	2,081,570	2,081,570	—	—	—
• Acceleration of Long-Term Incentive(2)	—	693,174	693,174	693,174	693,174	693,174
Acceleration of Unvested Equity:
• Stock Options(3)	—	187,504	187,504	187,504	187,504	187,504
• Restricted Stock(4)	—	124,715	124,715	124,715	124,715	124,715
Retirement Benefits and NQDC:
• Present Value of Additional Service Credit for Retirement Benefits(5)	—	—	—	—	—	—
• Non-qualified Deferred Compensation(6)	—	—	—	—	—	—
Perquisites and Other Benefits:
• Health & Welfare(7)	—	21,381	21,381	—	—	—
• Life Insurance(8)	—	578,657	15,587	—	—	—
• Outplacement Services	—	30,000	—	—	—	—
• All Other(9)	38,039	38,039	38,039	38,039	38,039	38,039
Tax Reimbursement:
• Excise Tax Gross-Up	—	1,252,112	—	—	—	—
Total	$38,039	$5,007,152	$3,161,970	$1,043,432	$1,043,432	$1,043,432
_______________

(1)
Reflects two times Mr. Denninger’s 2011 base salary ($505,000) and last paid bonus ($535,785). There are no severance payments due upon retirement, death or disability. However, the Committee may approve a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(2)
Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2011 – 2013 and 2012 – 2014 performance periods, where the amount of the award is determined by multiplying the amount the participant would have received based upon actual performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. For the 2011 - 2013 and 2012 – 2014 performance periods, the payments will be based upon actual performance; however, because it is not possible to estimate the Russell 2000 index comparison for the years from 2011 to 2014, we have assumed a 100% target payment.

(3)	Reflects the value of unvested stock options that become fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(4)	Reflects the value of unvested restricted stock that becomes fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(5)
Mr. Denninger receives no additional pension benefit accrual as part of his change in control severance protection. Currently, Mr. Denninger's accrued pension benefits, which are disclosed in the Pension Benefit Table on page 41, are unvested. To avoid a forfeiture of these benefits in the event of a qualifying involuntary termination following a change control, Mr. Denninger's change in control agreement provides him with two years of service credit for vesting upon a qualifying termination. Mr. Denninger's pension benefits will fully vest July 1, 2013 assuming he remains employed with the Company on that date.

(6)
Excludes the supplemental deferred compensation earned in 2012 under the Deferred Compensation Plan that a named executive officer is eligible receive in 2013. A participant in the plan must be employed on the first day of the January following the end of the plan year and such contribution credit would not be made by the Company until the following February.

(7)
Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2013 premiums for active employees with one dependent.Reflects the value of regular annual premium based on 2012 rate, which will be paid for 24 months.

(8)
The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/2012 is illustrated in this chart assuming mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 2.85%.

(9)	Reflects 401(k) Plan Company matching contributions. Mr. Denninger is also entitled to receive his contributions to this plan.

GREGORY L. STEINER
POST TERMINATION BENEFIT TABLE

	Termination Event
	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Disability	Death
Cash Payments:
• Severance(1)	—	1,738,900	1,738,900	—	—	—
• Acceleration of Long-Term Incentive(2)	—	556,261	556,261	556,261	556,261	556,261
Acceleration of Unvested Equity:
• Stock Options(3)	—	343,664	343,664	343,664	343,664	343,664
• Restricted Stock(4)	—	297,197	297,197	297,197	297,197	297,197
Retirement Benefits and NQDC:
• Present Value of Additional Service Credit for Retirement Benefits	—	—	—	—	—	—
• Non-qualified Deferred Compensation(5)	—	—	—	—	—	—
Perquisites and Other Benefits:
• Health & Welfare(6)	—	10,949	10,949	—	—	—
• Life Insurance(7)	—	418,027	418,027	418,027	418,027	—
• Outplacement Services	—	30,000	—	—	—	—
• All Other(8)	48,783	48,783	48,783	48,783	48,783	48,783
Tax Reimbursement:
• Excise Tax Gross-Up	—	—	—	—	—	—
Total	$48,783	$3,443,781	$3,413,781	$1,663,932	$1,663,932	$1,245,905
_______________

(1)
Reflects two times Mr. Steiner’s 2012 base salary ($410,000) and last paid bonus ($459,450). There are no severance payments due upon retirement, death or disability. However, the Committee may approve a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(2)
Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2011 – 2013 and 2012 – 2014 performance periods, where the amount of the award is determined by multiplying the amount the participant would have received based upon actual performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. For the 2011 - 2013 and 2012 – 2014 performance periods, the payments will be based upon actual performance; however, because it is not possible to estimate the Russell 2000 index comparison for the years from 2011 to 2014, we have assumed a 100% target payment.

(3)	Reflects the value of unvested stock options that become fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(4)	Reflects the value of unvested restricted stock that becomes fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(5)
Excludes the supplemental deferred compensation earned in 2012 under the Deferred Compensation Plan that a named executive officer is eligible receive in 2013. A participant in the plan must be employed on the first day of the January following the end of the plan year and such contribution credit would not be made by the Company until the following February.

(6)	Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2013 premiums for active employees with one dependent.

(7)
Reflects the value of regular annual premium based on 2012 rate, which will be paid for 24 months. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/2012 is illustrated in this chart assuming mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 2.85%.

(8)	Reflects 401(k) Plan Company matching contributions. Mr. Steiner is also entitled to receive his contributions to this plan.

STEVEN J. SMIDLER
POST TERMINATION BENEFIT TABLE

	Termination Event
	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Disability	Death
Cash Payments:
• Severance(1)	—	1,416,000	1,416,000	—	—	—
• Acceleration of Long-Term Incentive(2)	—	465,575	465,575	465,575	465,575	465,575
Acceleration of Unvested Equity:
• Stock Options(3)	—	63,596	63,596	63,596	63,596	63,596
• Restricted Stock(4)	—	207,848	207,848	207,848	207,848	207,848
Retirement Benefits and NQDC:
• Present Value of Additional Service Credit for Retirement Benefits(5)	—	—	—	—	—	—
• Non-qualified Deferred Compensation(6)	34,133	34,133	34,133	34,133	34,133	34,133
Perquisites and Other Benefits:
• Health & Welfare(7)	—	27,602	27,602	—	—	—
• Life Insurance(8)	—	320,976	4,118	—	—	—
• Outplacement Services	—	30,000	—	—	—	—
• All Other(9)	34,417	34,417	34,417	34,417	34,417	34,417
Tax Reimbursement:
• Excise Tax Gross-Up	—	—	—	—	—	—
Total	$68,550	$2,600,147	$2,253,289	$805,569	$805,569	$805,569
_______________

(1)
Reflects two times Mr. Smidler’s 2012 base salary ($345,000) and last paid bonus ($363,000). There are no severance payments due upon retirement, death or disability. However, the Committee may approve a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(2)
Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2012 – 2014 performance periods, respectively. The amount of such awards are determined by multiplying the amount the participant would have received based upon actual performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. For the respective performance periods, payments will be based upon actual performance; however, because it is not possible to estimate the Russell 2000 index comparison for the years from 2012 to 2014, we have assumed a 100% target payment.

(3)	Reflects the value of unvested stock options that become fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(4)	Reflects the value of unvested restricted stock that becomes fully vested, calculated by the difference between the exercise price and the closing market price of $36.80 as of December 31, 2012.

(5)	Mr. Smidler is not a participant in the Company’s pension plan or SERP.

(6)
Reflects supplemental deferred compensation that has been vested by the named executive officer under the Deferred Compensation Plan. Excluded from the table is the supplemental deferred compensation earned in 2012 under the Deferred Compensation Plan that a named executive officer is eligible receive in 2013. A participant in the plan must be employed on the first day of the January following the end of the plan year and such contribution credit would not be made by the Company until the following February.

(7)	Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2013 premiums for active employees with one dependent.

(8)
    Reflects the value of regular annual premium based on 2012 rate, which will be paid for 24 months. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/2012 is illustrated in this chart assuming mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 2.85%.

(9)	Reflects 401(k) Plan Company matching contributions. Mr. Smidler is also entitled to receive his contributions to this plan.

RONALD M. GALLA
POST TERMINATION BENEFIT TABLE

	Termination Event
	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Retirement	Disability	Death
Cash Payments:
• Severance(1)	—	1,317,566	1,317,566	—	—	—
• Acceleration of Long-Term Incentive(2)	—	310,409	310,409	310,409	310,409	310,409
Acceleration of Unvested Equity:
• Stock Options	—	—	—	—	—	—
• Restricted Stock	—	—	—	—	—	—
Retirement Benefits and NQDC:
• Present Value of Additional Service Credit for Retirement Benefits	—	—	—	—	—	—
• Non-qualified Deferred Compensation(3)	16,628	16,628	16,628	16,628	16,628	16,628
Perquisites and Other Benefits:
• Health & Welfare(4)	—	21,381	21,381	—	—	—
• Life Insurance(5)	—	442,034	11,890	—	—	—
• Outplacement Services	—	30,000	—	—	—	—
• All Other(6)	135,914	135,914	135,914	135,914	135,914	135,914
Tax Reimbursement:
• Excise Tax Gross-Up	—	—	—	—	—	—
Total	$152,542	$2,273,932	$1,813,788	$462,951	$462,951	$462,951
_______________

(1)
Reflects two times Mr. Galla's 2011 base salary ($348,598) and last paid bonus ($310,185). There are no severance payments due upon retirement, death or disability. However, the Committee may approve a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(2)
Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2011 – 2013 and 2012 – 2014 performance periods, where the amount of the award is determined by multiplying the amount the participant would have received based upon actual performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. For the 2011 - 2013 and 2012 – 2014 performance periods, the payments will be based upon actual performance; however, because it is not possible to estimate the Russell 2000 index comparison for the years from 2011 to 2014, we have assumed a 100% target payment.

(3)
Reflects supplemental deferred compensation that has been vested by the named executive officer under the Deferred Compensation Plan. Excluded from the table is the supplemental deferred compensation earned in 2012 under the Deferred Compensation Plan that a named executive officer is eligible receive in 2013. A participant in the plan must be employed on the first day of the January following the end of the plan year and such contribution credit would not be made by the Company until the following February.

(4)	Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2013 premiums for active employees with one dependent.

(5)
Reflects the value of regular annual premium based on 2012 rate, which will be paid for 24 months. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/2012 is illustrated in this chart assuming mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 2.85%.

(6)	Reflects 401(k) Plan Company matching contributions. Mr. Galla is also entitled to receive his contributions to this plan.

Risk Assessment of Compensation Policies and Practices

During 2012, management, including the Company’s Internal Audit Department, reviewed existing incentive compensation programs in which executives who are not named executive officers participate in order to confirm that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at our Corporate headquarters and at both the Aerospace and Distribution segments and no particular business carries a significant portion of the Company’s overall risk profile. Stock incentive awards are also available under the Company’s 2003 Stock Incentive Plan for executives recommended by senior management at each business segment and at our Corporate Headquarters. These awards are determined based upon parameters developed by the Personnel & Compensation Committee’s independent consultant and all awards are reviewed and approved by the Personnel & Compensation Committee. The cash incentive compensation program for Corporate executives is subject to performance parameters and dollar limitations with supervisor recommendations reviewed and approved by the Senior Vice President - Human Resources and the Chief Executive Officer. Cash incentive programs at the Aerospace segment tend to be discretionary in nature with review and approval of all recommendations by the division senior management as well as the Aerospace segment President. Cash incentive programs at the Distribution segment tend to be based upon degree of attainment of specific financial performance goals which, overall, are developed on a basis consistent with the segment’s longer-term financial goals. These programs are subject to review by the Distribution Senior Vice President - Human Resources and the segment President. On the basis of this review, our management has concluded that existing incentive programs applicable to non-named executive officers do not create risks that are reasonably likely to have a material adverse effect on the Company.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by the applicable rules and regulations of the United States Securities and Exchange Commission promulgated under the Exchange Act and in accordance with the results of our 2011 shareholder advisory vote relating to the frequency of advisory votes on the compensation of our named executive officers, we are asking shareholders to vote on an advisory (non-binding) basis on the following resolution at the annual meeting:
RESOLVED: That the compensation paid to the Company's named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions included in the Proxy Statement relating to the Company's 2013 Annual Meeting of Shareholders be, and hereby is, APPROVED.
This advisory vote, commonly known as a “Say on Pay” vote, gives shareholders the opportunity to express their views about the compensation we pay to our named executive officers, as described in this Proxy Statement. Shareholders may vote “FOR” or “AGAINST” the resolution or abstain from voting. Before voting, all shareholders are urged to review the Compensation Discussion and Analysis, as well as the tabular and narrative disclosures that follow it. These sections describe the Company's compensation programs relating to our named executive officers and the rationale behind the decisions made by the Personnel & Compensation Committee.
The Board believes that the Company's executive compensation program effectively reflects the objectives described in the Compensation Discussion and Analysis and, therefore, recommends that shareholders vote “FOR” the resolution set forth above.
Because this vote is advisory (non-binding), neither the Company nor the Board is required to take action in response to the outcome of the vote of this Proposal. Shareholders can be assured, however, that the shareholder sentiment expressed by the vote will be considered by the Personnel & Compensation Committee and the Board in crafting their approach to executive compensation matters.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
APPROVAL OF 2013 MANAGEMENT INCENTIVE PLAN

On February 19, 2013, the Board adopted the 2013 Management Incentive Plan (“2013 Plan”), subject to the approval of our shareholders. A copy of the 2013 Plan is attached as Appendix A to this proxy statement. If shareholders approve this proposal, the 2013 Plan will used for all equity grants made after the date of the 2013 Annual Meeting of Shareholders, and no further grants will be made after such under the Kaman Corporation 2003 Stock Incentive Plan (as amended through February 23, 2010) (the “2003 Plan”). If shareholders do not approve this proposal, the Company may continue to grant awards under the 2003 Plan until the expiration of its term later this year.
The 2013 Plan also provides for cash incentive award opportunities. Like the 2003 Plan, the 2013 Plan provides for cash incentives to be awarded based on a multi-year performance period. Unlike the 2003 Plan, the 2013 Plan also provides for annual short-term cash incentives based on a 12 month performance period. The 2013 Plan replaces the Kaman Corporation Cash Bonus Plan (“Cash Bonus Plan”) for executive officers. Regardless of whether shareholders approve this proposal, no further grants will be made to executive officers under the Cash Bonus Plan.
The Board believes that the 2013 Plan will be an important part of the Company's overall compensation program. The 2013 Plan will enable the Company to provide competitive levels of compensation needed to attract and retain high-quality executives, managers, employees, and non-employee directors, and to strengthen the alignment between these individuals and our shareholders.
The 2013 Plan incorporates the following features:

•	It offers the ability to grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units and cash-based awards;

•	The 2013 Plan will not allow a participant to transfer for value any outstanding awards to any other person;

•	It prohibits reloads, repricing, stock options issued at a discount to fair market value or the transfer of nonqualified stock options or stock appreciation rights by a participant for consideration;

•
It prohibits “liberal” share counting provisions, such as counting only the net shares issued upon exercise of a stock option or stock appreciation right, or adding back shares withheld to satisfy taxes on exercise of a stock option or stock appreciation right;

•	It prohibits dividends to be paid on unvested performance shares;

•	It requires three years of service to fully vest in any time-based full value equity awards;

•	It sets forth performance criteria that can be used for cash and equity incentive awards intended to qualify as performance-based compensation for purposes of Section 162(m); and

•	It limits the 2013 Plan term to ten years.
Description of the 2013 Plan
The 2013 Plan provides the Company with the ability to use equity-based awards to attract, retain and motivate its employees. These awards are designed to help align employees with the Company's financial success and to encourage them to devote their best efforts to our business over the long term. As a result, we believe these awards help advance the interests of the Company and our shareholders.
The 2013 Plan is designed as a flexible share authorization plan, such that the Company's share authorization is based on the least costly type of award (stock options). Shares issued pursuant to “Full Value Awards” (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, performance shares, performance units if settled with stock, or other stock-based awards) count against the 2013 Plan's share authorization at a rate of 3 to 1, while shares issued upon exercise of stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1. This means that every time an option is granted, the authorized pool of shares is reduced by one (1) share and every time a Full Value Award is granted, the authorized pool of shares is reduced by 3 shares. In deriving the valuation ratio used in the 2013 Plan, the Company used the Black Scholes Fair Value model as the basis for determining the approximate value of an option as compared to a "full value share."
The 2013 Plan will become effective upon shareholder approval and will terminate ten years later unless terminated sooner.
A summary of the material features of the 2013 Plan is provided below, but does not replace or modify the terms of the 2013 Plan document which is attached as Appendix A to this proxy statement and is incorporated herein by reference.

2013 Plan Share Limits
The available share reserve under the 2013 Plan using the flexible share approach described above is 2,250,000 shares. The Company may satisfy its obligations under any award granted under the 2013 plan by issuing new shares or Treasury shares. If the 2013 Plan is approved by shareholders, no additional awards will be made after the date of its approval under the 2003 Plan, though awards previously granted under the 2003 Plan will remain outstanding in accordance with their terms.
Shares subject to an equity award are counted using the flexible share methodology only to the extent they are actually issued. Thus, awards which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the 2013 Plan.
Awards of Full Value Awards may be made only if the awards either vest not faster than prorated annual vesting over a three-year period or vest based on the attainment of performance goals.
The equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to the 2013 Plan) represented by all stock incentives awarded was 9.8% (calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock awards granted under the 2003 Plan plus shares available for future award under the 2013 Plan divided by (a) basic common shares outstanding + (b) shares in the numerator). For purposes of calculating the shares available for future award under the 2013 Plan, the Company assumed that, in keeping with recent past practice, one Full Value Award would be issued for every three stock options, resulting in an assumed availability of 1,500,000 shares.
Participant Award Limits
        The 2013 Plan imposes annual per-participant award limits for employees. The annual per-participant limits are as follows:

Award(s)	Annual Limit*
Stock Options/SARs	600,000 shares, plus any unused limit from prior years
Restricted Stock and Restricted Stock Units	100,000 shares, plus any unused limit from prior years
Performance Shares	Value of 100,000 shares, plus any unused limit from prior years
Cash-Based Awards (for 12-month/more than 12-month performance cycle) Cash-based award limits apply to awards intended comply with the performance-based compensation exception of Section 162(m) of the Code.
$3,000,000/$8,000,000
Other Stock-Based Awards	100,000 shares, plus any unused limit from prior years
_____________
* A "prior year" means a calendar year prior to the year of grant but not earlier than 2013.

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Personnel & Compensation Committee of the Board to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends.
Administration
The Personnel & Compensation Committee (the "Committee") is responsible for administering the 2013 Plan and has the discretionary power to interpret the terms and intent of the 2013 Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisers. The Committee may also delegate to one or more officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) to be recipients of awards.
Eligibility
Employees, non-employee Directors and consultants of the Company and its affiliates and/or subsidiaries who are selected by the Committee are eligible to participate in the 2013 Plan. There currently are approximately 67 eligible employees, no eligible consultants and nine eligible non-employee directors.
Types of Awards
The 2013 Plan provides that the Committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options. The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the 2013 Plan. Eligibility for ISOs is limited to employees of of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the Company's Common Stock as of the date of grant. The latest expiration date cannot be later than the tenth (10th) anniversary of the date of grant. Fair market value under the 2013 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid by means approved by the Committee, which may include cash or check, the tendering of previously acquired Common Stock, a reduction in shares issuable upon exercise which have a value at the time of exercise that is equal to the option price (a “net exercise”), to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise or any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with the Plan.
Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) under the 2013 Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the Company's Common Stock as of the date of grant.
Restricted Stock and Restricted Stock Units. The Committee may award restricted Common Stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current shareholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a shareholder with respect to the award only when the shares of Common Stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.
Performance Share and Performance Unit Awards. Performance share and performance unit awards may be granted under the 2013 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Performance unit awards will have an initial value that is determined by the Committee. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance share and performance unit awards and any other awards granted under the 2013 Plan that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following:
Financial Metrics:

•	growth in net sales or revenue, return measures (including, but not limited to, return on invested capital, assets, capital, equity and sales);

•	gross profit margin;

•	operating expense ratios;

•	operating expense targets; productivity ratios;

•	operating income;

•	gross or operating margins;

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	working capital targets;

•	funds from operations or similar measures capital expenditures;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	appreciation in the fair market value or book value of Common Stock;

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);

•	debt to equity ratio / debt levels;

•	budget achievement;

•	expense reduction or cost savings; and

•	operating margins;
Non-financial Metrics:

•	quantitative measures of customer satisfaction;

•	quantitative measures of employee satisfaction / engagement;

•	market share;

•	acquisitions or strategic transactions;

•	employee retention / attrition;

•	safety;

•	productivity improvements; and

•	inventory control / efficiency.
The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may measure performance against targets or goals under a by taking one or more of the following actions: (a) excluding each of following items: (i) any unusual or extraordinary corporate item, transaction or development restructuring and/or other nonrecurring and/or extraordinary charges, (ii) exchange rate effects, (iii) the effects to any statutory adjustments to corporate tax rates, (iv) the impact of discontinued operations, (v) losses from discontinued operations, (vi) restatements and other unplanned special charges such as acquisitions, acquisition expenses (including, without limitation, expenses relating to goodwill and other intangible assets), (vi) divestitures, (vii) stock offerings, (viii) stock repurchases, and (ix) strategic loan loss provisions and (b) not adjusting for changes in accounting principles.
Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of Common Stock, or in any combination, as determined by the Committee.
Cash-Based Awards. The Committee may grant cash-based awards under the 2013 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Committee may determine that are consistent with the terms of the 2013 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the Committee's discretion, either in cash or by the delivery of shares of Common Stock. The performance goals for cash awards granted under the 2013 Plan will be used based upon one or more of the criteria described above and shall be administered consistent with the rules described above under the heading "Performance Share and Performance Unit Awards."
Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based award will be made in shares of Common Stock or cash, as determined by the Committee.
Dividend Equivalents
Unless otherwise provided by the Committee, dividend equivalents shall be granted for each Full Value Award not entitled to dividends based on the dividends declared on shares of Common Stock that are subject to such Full Value Award, to be credited as of dividend payment dates, during the period between the date the Full Value Award is granted and the date the Full Value Award is exercised, vests or expires. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Under no circumstances may dividend equivalents be granted for any Option, SAR or Full Value Award which has its vesting or grant dependent upon achievement of one or more Performance Measures.
Termination of Employment
The Committee will determine how each award will be treated following termination of the holder's employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which Options, SARs, or other awards requiring exercise will remain exercisable.
Treatment of Awards Upon a Change in Control
In the event of a “change in control” of the Company, as defined in the 2013 Plan, then unless otherwise provided in an award agreement, the Committee may, in its sole discretion: (a) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee), (b) provide for the issuance of replacement awards, (c) terminate options without providing accelerated vesting, (d) immediately vest the unvested portion of any Award (e) take any other action with respect to the Awards the Committee deems appropriate. The treatment of Awards upon a change in control may vary among participants and types of awards in the Committee's sole discretion.
Amendment of Awards or 2013 Plan, and Adjustment of Awards
The Committee may at any time alter, amend, modify, suspend, or terminate the 2013 Plan or any outstanding award in whole or in part. No amendment of the 2013 Plan will be made without shareholder approval if shareholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the 2013 Plan.
Additional Provisions
Under no circumstances may a participant transfer an NQSO or an SAR for consideration. Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime, an ISO and NQSO, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.
If provided in the award agreement or an associated agreement, a participant's rights to an award may be subject to the participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit the Company's customers or employees.
Generally, deferrals of compensation, as defined under Code Section 409A, are not permitted under the 2013 Plan. However, the Committee may permit a participant to defer compensation received under the 2013 Plan in accordance with the requirements of Code Section 409A.
To comply with the laws in other countries in which Kaman Corporation or its affiliates and/or subsidiaries operate or may operate or have employees or Directors, the Committee may establish subplans under the 2013 Plan and modify the terms of the awards made to such employees, and Directors.
Non-Employee Director Awards
The 2013 Plan will also be used to grant equity awards to non-employee Directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of the Company and so that their interests will be more closely aligned with those of our shareholders.
The maximum number of shares that may be subject to an equity award granted to a Director shall not exceed 10,000 shares, plus any unused limit from prior years.
Non-employee Directors can be granted any of the awards available under the 2013 Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to non-employee Directors.
New Plan Benefits
Except as noted below, the future benefits or amounts that would be received under the 2013 Plan by executive officers, non-employee Directors and nonexecutive officer employees are discretionary and are therefore not determinable at this time. The Company's annual equity awards to employees for 2013 were granted in February 2013 under the 2003 Plan. An aggregate of 67,645 restricted stock awards and 156,160 non-qualified stock options were granted to 67 award recipients. The Company's annual cash incentive award opportunities for 2013 were granted under the Kaman Corporation Cash Bonus Plan and cash-based LTIP award opportunities were granted under the 2003 Plan.
Mr. Keating received an identical annual cash incentive award opportunity for 2013 under both the 2013 Plan and the Kaman Corporation Cash Bonus Plan. Mr. Keating also received an identical cash-based LTIP award opportunity for the 2013-2015 performance period under both the 2003 Plan and the 2013 Plan. If the 2013 Plan is approved by shareholders, the annual cash incentive award opportunity under the Kaman Cash Bonus Plan and the 2013-2015 cash-based LTIP award opportunity under the 2003 Plan will be canceled without any payment. If the 2013 Plan is not approved by stockholders, the awards made to Mr. Keating under that Plan will be canceled.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 31, 2012 concerning Common Stock issuable under the Company's equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation Plans approved by security holders:
2003 Stock Incentive Plan	921,040	$26.21	510,403
Employees Stock Purchase Plan	—	—	551,139
Equity compensation plans not approved by security holders	—	—	—
Total	921,040	$26.21	1,061,542

Federal Income Tax Consequences
The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of stock options under the 2013 Plan under the law in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2013 Plan, nor does it cover state, local, or non-U.S. taxes.
Incentive Stock Options (“ISOs”)
In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.
Nonqualified Stock Options (“NQSOs”)
In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by the Company as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).
Other
Awards under the 2013 Plan may be subject to tax withholding. Where an award results in income subject to withholding, participants may satisfy their tax withholding requirements by causing shares of Common Stock to be withheld. Otherwise, the Company may require the participant to remit the necessary taxes to the Company.
In general, under Code Section 162(m), remuneration paid by a public corporation to its chief executive officer or any of its other top three named executive officers (excluding the CFO), ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the 2013 Plan may be subject to this deduction limit. However, under Code Section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2013 Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the 2013 Plan.
Under the “golden parachute” provisions of the Code, the accelerated vesting of stock options, restricted stock and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional federal excise tax of 20%, and may be nondeductible to the Company.
THE BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE PROPOSAL TO APPROVE THE 2013 MANAGEMENT INCENTIVE PLAN

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

On February 18, 2013 the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm beginning with the audit for the year ending December 31, 2013. Although not legally required to do so, the Board historically has chosen to ask the Company’s shareholders to ratify the selection of the Company’s independent registered public accounting firm. In the event shareholders do not ratify the appointment, the Audit Committee may reconsider it. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

KPMG LLP (“KPMG”) was engaged to audit our consolidated financial statements for the years ended December 31, 2011 and 2012 and was dismissed as our independent registered public accounting firm, effective as of the date KPMG completed its audit of our consolidated financial statements as of and for the year ended December 31, 2012 and the related financial statement schedule (the "2012 Financial Statements and related schedule") and the effectiveness of our internal control over financial reporting as of December 31, 2012, the issuance of their reports thereon, and the filing of our Annual Report on Form 10-K for the year ended December 31, 2012. During the years ended December 31, 2011 and 2012 and through the date we filed our Annual Report on Form 10-K for the year ended December 31, 2012, we had no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused it to make reference to the matter in conjunction with its report on our consolidated financial statements for the relevant year; and there were no "reportable events" as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

KPMG's audit reports on our consolidated financial statements for the years ended December 31, 2011 and 2012 and the related financial statement schedule, and on the effectiveness of our internal control over financial reporting as of December 31, 2011 and 2012, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that (i) KPMG’s report on our consolidated financial statements for the year ended December 31, 2011 and on the effectiveness of internal control over financial reporting as of December 31, 2011, contained separate paragraphs stating that (A) “As discussed in Note 2 to the consolidated financial statements, Kaman Corporation and subsidiaries have elected to change their method of accounting for defined benefit pension plan costs”; and (B) “Kaman Corporation and subsidiaries acquired Target Electronic Supply, Vermont Composites, Inc. and Catching Fluidpower, Inc. (collectively “the acquired companies”) during 2011, and management excluded from its assessment of the effectiveness of Kaman Corporation and subsidiaries' internal control over financial reporting as of December 31, 2011, the acquired companies' internal control over financial reporting associated with total assets of 10% and total revenues of 1% in the consolidated financial statements of Kaman Corporation and subsidiaries as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of Kaman Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of the acquired companies” and (ii) KPMG's report on our consolidated financial statements for the year ended December 31, 2012 and on the effectiveness of internal control over financial reporting as of December 31, 2012, contained a paragraph stating that “Kaman Corporation and subsidiaries acquired Zeller Corporation and Florida Bearings, Inc. (collectively “the acquired companies”) during 2012, and management excluded from its assessment of the effectiveness of Kaman Corporation and subsidiaries' internal control over financial reporting as of December 31, 2012, the acquired companies' internal control over financial reporting associated with total assets of 7% and total revenues of 1% in the consolidated financial statements of Kaman Corporation and subsidiaries as of and for the year ended December 31, 2012. Our audit of internal control over financial reporting of Kaman Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of the acquired companies.”

During the years ended December 31, 2011 and 2012 and through the date we filed our Annual Report on Form 10-K for the year ended December 31, 2012, neither we, nor anyone on our behalf, consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by PwC to us that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of SEC Regulation S-K).

We expect that a representative of KPMG will attend the annual meeting, and that such representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders. See "INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Board Meetings and Committees–Audit Committee" for additional information pertaining to the Audit Committee, its activity during 2012, and related matters.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF
THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2012 and 2011:

Fee Category	2012 Fees	2011 Fees
	(In Thousands)
Audit Fees	$1,564.5	$1,471.3
Audit-Related Fees	179.2	61.0
Tax Fees	698.0	522.8
Total Fees	$2,441.7	$2,055.1

Audit Fees relate to services rendered for the audit of the Company’s consolidated financial statements and audit of the effectiveness of internal controls and financial reporting for the periods ended December 31, 2012 and 2011; and review of the interim consolidated financial statements included in quarterly reports and services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-related fees for 2012 and 2011 were primarily for due diligence assistance related to acquisition activity and special reports pursuant to agreed-upon procedures.

Tax Fees relate to tax compliance, tax advice, and tax planning services, including assistance with federal, state and international tax compliance, tax audit defense, acquisitions and international tax planning.

The Audit Committee’s policy is to pre-approve all audit, non-audit, tax and other fees to be paid to its independent auditor. The Chairman of the Committee has been authorized by the Committee to pre-approve proposals up to one hundred thousand dollars per service item, subject to the full Committee’s ratification at a subsequent meeting. Pre-approvals are specific as to the particular service that is proposed and each service is generally subject to a budget.

AUDIT COMMITTEE REPORT

The Directors named below constituted the Audit Committee (the “Committee”) of the Board during 2012 and through February 18, 2013, the date on which the actions referenced in this report were taken. We each serve for a term of one year and until our successors are elected and qualify. The Board has made an affirmative determination that each of us is independent, as defined by the applicable exchange rules and the SEC and otherwise in accordance with the Committee’s charter and our Corporate Governance Principles. Further, the Board has made an affirmative determination that in light of our respective backgrounds and experiences, we each meet the financial literacy requirements for service to the Committee, and that Ms. Kraus and Messrs. Minnich and Rabaut each possess the qualifications necessary for service as an "audit committee financial expert," as that term is defined by applicable SEC regulations.

The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Committee reviewed and discussed with management and KPMG LLP the Company’s audited consolidated financial statements for the year ended December 31, 2012, the representations of management and KPMG’s opinion regarding such statements, and the Company’s system of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act. The Committee discussed with the Company’s Internal Audit Department director and with KPMG LLP the overall scope and plan of their individual audits and reviewed the results of their examinations and the overall quality of the Company’s financial reporting. The Committee also received from KPMG LLP a written report relative to matters required by Statement on Auditing Standards No. 61 and discussed the report with KPMG LLP and management. Based upon these reviews and discussions and in reliance upon them, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

During 2012, the Committee monitored the qualifications, performance, effectiveness and independence of KPMG LLP, the Company’s independent registered public accounting firm for such year. In that regard, the Committee has received from KPMG, and discussed with it, a written report required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Committee concerning KPMG’s independence.

The Committee also approved PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2013, which approval has been ratified by the Board and is being recommended for ratification by shareholders at the 2013 Annual Meeting of Shareholders.

Audit Committee George E. Minnich, Chair Brian E. Barents Eileen S. Kraus Thomas W. Rabaut

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed filed under such statutes.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Pursuant to SEC rules, proposals of shareholders intended to be included in the Company’s 2014 proxy materials and submitted for action at the 2014 Annual Meeting of Shareholders must be received by the Company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before November 1, 2013. Pursuant to SEC rules and the Company’s Bylaws, shareholders who wish to present a proposal at the 2014 Annual Meeting of Shareholders, when such proposal is not intended to be included in the Company’s proxy materials relating to that meeting, must give advance notice to the Company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before February 1, 2014, but no earlier than January 17, 2014, which is the period not less than 75 days, nor more than 90 days, prior to the first anniversary of the Company’s annual meeting of shareholders to be held on April 17, 2013. Please review the Company’s Bylaws which contain additional advance notice requirements, including with respect to advance notice of shareholder proposals and Director nominations; see page 11 for further description.

Exhibit 1

National Survey Data Used by
Independent Compensation Consultant
For 2011 Market Report

	Compensation Element
Surveys	Base Salary	Annual Bonus Target	Long-term Compensation Target	Approximate Number of Participants
AonHewitt — Executive Compensation Survey	X	X	X	654	Fortune 1000 companies
Towers Watson — Executive Compensation Database	X	X	X	411	Fortune 1000 companies

Sample of Russell 2000 Companies
Used to Evaluate Reasonableness of CEO Base Salary and Target Bonus

Kaman – Benchmark Russell 2000 Companies**

Company	Most Recently Reported Revenues (millions)
AAR Corp.*	$1,352,151
Albany International	$914,356
Applied Industrial Tech Inc.*	$1,893,208
Barnes Group	$1,133,199
Callaway Golf	$967,656
Curtiss Wright*	$1,893,134
Esterline Technologies	$1,526,601
H B Fuller	$1,356,161
Hexcel Corp.	$1,173,600
Intermec Inc.	$679,111
Loral Space & Communications*	$1,158,985
Moog Inc.	$2,114,252
Nordson Corp.	$1,041,551
Plexus Corp.	$2,013,393
Sauer-Danfoss Inc.*	$1,640,583
Schulman (A) Co.	$1,590,443
Spartec Corp.	$1,022,896
Stepan Co.	$1,431,122
Superior Industries Int’l	$719,500
Teledyne Technologies	$1,644,200
Triumph Group*	$2,905,348
Tupperware Brands	$2,300,400

Median	$1,393,642
75th Percentile	$1,830,901
Note: Data taken from most recent Form 10-K and proxy statements as of November 2011.
_______________
An * indicates that the company was newly added to the list in 2011.

Annex A

KAMAN CORPORATION
2013 MANAGEMENT INCENTIVE PLAN
1.Establishment, Purpose and Duration. Kaman Corporation (referred to below as the “Company”) hereby establishes an incentive compensation plan to be known as the 2013 Management Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan shall become effective upon being approved by the Company’s shareholders (the “Effective Date”). The purpose of the Plan is to attract and retain Employees, Non-Employee Directors, and Consultants and to provide additional incentives for these persons consistent with the long-term success of the Company’s business. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no further Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
2.Definitions. As used in the Plan, the following terms shall be defined as set forth below:
2.1    “Act” means the Securities Exchange Act of the 1934, as amended.
2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, a partnership) that is affiliated with the Company through stock ownership or otherwise. For avoidance of doubt, an Affiliate shall include a Subsidiary.
2.3    “Award” or “Awards” means, individually or collectively, except where referring to a particular category of grant under the Plan, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of the Plan.
2.4    “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.
2.5    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.
2.6    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Cash-Based Award” means an Award granted to a Participant as described in Section 11.
2.9    “Change in Control” shall have the meaning given to it in Section 13.3.
2.10    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.11    “Committee” means the committee of the Board described in Section 4.
2.12    “Consultant” means any natural person, including an advisor, engaged by the Company or any Subsidiary to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).
2.13    “Company” means Kaman Corporation or its successor.
2.14    “Covered Employee” shall have the meaning given to it under Section 14.1.

2.15    “Deferred Stock Unit” means an Award that is vested on the Grant Date that entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Section 8 below except for the requirement to have a Restricted Period or Performance Goals.
2.16    “Effective Date” shall have the meaning set forth in Section 1 above.
2.17    “Employee” means any person designated as an employee of the Company, any of its Affiliates, and/or any of its or their Subsidiaries on the payroll records thereof.
2.18    “Executive Officer” means an “executive officer” of the Company as defined by Rule 3b-7 under the Act. To the extent that the Board takes action to designate the persons who are the “executive officers” of the Company, the persons so designated (and no others) shall be deemed to be the “executive officers” of the Company for all purposes of the Plan.
2.19    “Family Member” means a Participant’s spouse, parents, children and grandchildren.
2.20    “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Committee in its discretion. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.
2.21    “Full Value Award” means an Award other than a Nonqualified Stock Option, an Incentive Stock Option or a Stock Appreciation Right and which is settled by the issuance of Shares.
2.22    “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
2.23    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
2.24    “Non-employee Director” means a member of the Board who is not an Employee.
2.25    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
2.26    “Option” means any option to purchase Shares granted under Section 5.
2.27    “Option Price” means the purchase price payable upon the exercise of an Option.
2.28    “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan granted under Section 10.

2.29    “Participant” means an Employee, Non-Employee Director or a Consultant who is selected by the Committee to receive benefits under the Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.
2.30    “Performance-Based Awards” means Restricted Shares, Restricted Stock Units, Performance Share Awards or Cash-Based Awards granted to a Covered Employee that are designated by the Committee as being intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.31    “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award. A Performance Cycle shall not be less than 12 months.
2.32    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant with respect to the Performance Cycle for a Performance-Based Award. The Performance Criteria may be described in terms of Company wide objectives or objectives that are related to the performance of the individual Covered Employee or an organizational level specified by the Committee, including, but not limited to, a Subsidiary or unit, division, group of the Company or a Subsidiary. Performance Criteria may be measured on an absolute or relative basis, including but not limited to performance as measured against a group of peer companies or by a financial market index.
2.33    “Performance Goals” means, with respect to a Restricted Share Award, a Restricted Stock Unit Award, a Performance Share Award or a Cash-Based Award, the specific goal or goals established in writing by the Committee for the Performance Cycle applicable to such Award. Performance Goals with respect to a Performance-Based Award granted to a Covered Employee shall only be based upon one or more Performance Criteria as permitted under Section 14.
2.34    “Performance Share Award” means an Award denominated in either Shares or share units granted pursuant to Section 9.
2.35    “Plan” shall have the meaning set forth in Section 1 above.
2.36    “Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.
2.37    “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
2.38    “Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.
2.39    “Share Authorization” means the maximum number of Shares available for grant under the Plan, as described in Section 3.
2.40    “Shares” means the common stock of the Company.
2.41    “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.
2.42    “Stock Appreciation Right” means a right granted under Section 6.
2.43    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.44    “Substitute Award” means any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.
2.45    “Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Goals or any substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to an Employee.

3.Shares Available Under the Plan.
3.1    Number of Shares Reserved for Awards.
(a)    Subject to adjustments as provided in Section 12, the Share Authorization shall be: 2,250,000 Shares of which 2,250,000 shall be eligible to be issued as Incentive Stock Options.
(b)    To the extent that a Share is granted pursuant to a Full Value Award, it shall reduce the Share Authorization by three (3) Shares; and, to the extent that a Share is granted pursuant to an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.
(c)    Subject to the limits set forth in Section 3.1(a) on the number of Shares that may be granted in the aggregate under the Plan, a Non-Employee Director may not receive Awards subject to more than 10,000 Shares in any calendar year.
(d)    Unless and until the Committee determines that an Award to an Executive Officer or other key employee shall not be designed to be Performance-Based Awards, the following limits shall apply to grants of such Awards under the Plan.
i.The maximum aggregate number of Shares subject to Options granted or Shares subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 500,000 plus the amount of the Participant’s unused annual limit for Options and for SARs under this paragraph as of the close of the previous calendar year.
ii.The maximum aggregate grant with respect to Awards of Restricted Shares or Restricted Stock Units in any one calendar year to any one Participant shall be 100,000 plus the amount of the Participant’s unused annual limit for Restricted Shares or Restricted Stock Units under this paragraph as of the close of the previous calendar year.
iii.The maximum number of Shares subject to a Performance Share Award in any one calendar year to any one Participant shall be 100,000 plus the amount of the Participant’s unused annual limit for Performance Share Awards under this paragraph denominated in Shares or share units as of the close of the previous calendar year.
iv.The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Covered Employee in any calendar year that is subject to a Performance Cycle that is more than twelve (12) months may not exceed eight million dollars ($8,000,000).
v.The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Covered Employee in any calendar year that is subject to a Performance Cycle that is twelve (12) months may not exceed three million dollars ($3,000,000).
vi.The maximum aggregate grant with respect to other equity-based Awards in any one calendar year to any one Participant shall be 100,000 plus the amount of the Participant’s unused applicable Annual Award Limit for other equity-based Awards as of the close of the previous calendar year.
(e)    Any Full Value Awards that vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Cycle of at least twelve (12) months.
3.2    Share Usage.
(a)    Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Shares that are forfeited shall again be available for grant under the Plan.

(b)    The full number of Nonqualified Stock Options, Incentive Stock Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.
(c)    Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan other than with respect to a Full Value Award, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.
(d)    Substitute Awards shall not be counted against the Shares available for granting Awards under the Plan.
4.Plan Administration.
4.1    Board Committee Administration. The Plan shall be administered by the Personnel & Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of the Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.
4.2    Terms and Conditions of Awards. The Committee shall have final discretion, responsibility, and authority to:
(a)    grant Awards;
(b)    determine the Participants to whom and the times at which Awards shall be granted;
(c)    determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
(d)    establish and administer Performance Goals and Performance Cycles relating to any Award;
(e)    determine the rights of Participants with respect to an Award upon termination of     employment or service as a director;
(f)    determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;
(g)    accelerate the vesting of an Award;
(h)    interpret the terms and provisions of Award Agreements;
(i)    provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Committee; and
(j)    make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee may solicit recommendations from the Company’s Chief Executive Officer with respect to the grant of Awards under the Plan. The Committee (or, as permitted under Section 4.3, the Company’s Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

4.3    Committee Delegation. The Committee may delegate to the Company’s Chief Executive Officer the authority to grant Awards to Participants who are not Non-Employee Directors or Executive Officers and to interpret and administer Awards for such Non-Employee Directors and Executive Officers. Any such delegation shall be subject to the limitations of Section 33-675(c) of the Connecticut Business Corporation Act. The Committee may also delegate the authority to grant Awards to any subcommittee(s) consisting of members of the Board.
4.4    Awards to Non-employee Directors. Notwithstanding any other provision of the Plan to the contrary, all Awards to Non-employee Directors must be authorized by the Board.
4.5    Employee’s Service as Non-Employee Director or Consultant. An Employee who receives an Award, terminates employment, and immediately thereafter begins performing service as a Non-Employee Director or Consultant shall have such service treated as service as an Employee for purposes of the Award. The previous sentence shall not apply when (a) the Award is an Incentive Stock Option or (b) prohibited by law.
5.Options. The Committee may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
5.1    Number of Shares. Each grant shall specify the number of Shares to which it pertains.
5.2    Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date, except in the case of Substitute Awards or as provided in Section 12.
5.3    Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include in the Committee’s sole discretion: (a) cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) nonforfeitable, unrestricted Shares owned by the Participant which have a value at the time of exercise that is equal to the Option Price, (c) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price (a “net exercise”), (d) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (e) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with the Plan or (f) any combination of the foregoing. For the avoidance of doubt, Participants who receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(c), and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
5.4    Vesting. Any grant may specify (a) a waiting period or periods before Options shall become exercisable, and (b) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Committee.
5.5    Provisions Governing ISOs. Options granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-Employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Options failing to qualify as Incentive Stock Options for any reason will be treated as Nonqualified Stock Options, rather than being forfeited.
5.6    Exercise Period.
(a)    Subject to Section 18.9, no Option granted under the Plan may be exercised more than ten years from the Grant Date.
(b)    If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 5.3(c) above without the requirement of any further action.

5.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.
6.Stock Appreciation Rights. The Committee may authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under the Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
6.1    Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
6.2    Vesting. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Committee.
6.3    Exercise Period. Subject to Section 18.9, no Stock Appreciation Right granted under the Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right without the requirement of any further action.
6.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.
7.Restricted Shares. The Committee may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
7.1    Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
7.2    Consideration. To the extent permitted by Connecticut law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
7.3    Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.
7.4    Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights (except for any rights to a liquidating distribution) during the period for which such substantial risk of forfeiture is to continue. Any grant shall require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be accumulated or reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
7.5    Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.
7.6    Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Share Awards and, if any such Award is intended to be a Performance-Based Award, in accordance with the provisions of Section 14.

7.7    Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.
8.Restricted Stock Units. The Committee may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
8.1    Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.
8.2    Dividend Equivalents and Other Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any dividend equivalents with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.
8.3    Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Share Awards and, if any such Award is intended to be a Performance-Based Award, in accordance with the provisions of Section 14.
8.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.
9.Performance Share Awards. The Committee shall determine whether and to whom Performance Share Awards shall be granted and such terms, limitations and conditions as it deems appropriate in its sole discretion in accordance with the following provisions:
9.1    Number of Performance Share Awards. Each grant shall specify the number of Shares or share units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
9.2    Performance Cycle. The Performance Cycle with respect to each Performance Share Award shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.
9.3    Performance Goals. Each grant shall specify the Performance Goals that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Performance Goals are achieved.
9.4    Payment of Performance Share Awards. Each grant shall specify the time and manner of payment of Performance Share Awards that shall have been earned.
9.5    Dividend Equivalents. Under no circumstances may dividend equivalents be granted for any Performance Share Award.
9.6    Adjustments. If the Committee determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee shall have sole discretion to modify such Performance Goals, in whole or in part, as the Committee deems appropriate and equitable. The Committee shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle. The provisions of this Section 9.6 shall not apply with respect to Performance-Based Awards and any adjustments with respect to such Awards shall be made solely to the extent permitted under Section 14.4.

9.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with the Plan.
9.8    Performance-Based Awards. Notwithstanding anything to the contrary in this Section 9, Performance Share Awards granted to Covered Employees that are intended to be Performance-Based Awards shall only be granted, administered and paid in compliance with all the requirements for Performance-Based Awards set forth in Section 14 below.
10.Other Equity Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares and grant of Deferred Stock Units) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to Executive Officers and key employees in such amounts and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash. Notwithstanding anything to the contrary in this Section 11, all Cash-Based Awards that are Performance-Based Awards shall only be granted, administered and paid in compliance with all the requirements for Executive Officer Awards set forth in Section 14 below.
12.Adjustments. The Committee shall make or provide for such adjustments in the (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of shares available for grant and covered by outstanding Awards (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (y) any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In addition, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
13.Change in Control.
13.1    General Rule. Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, but shall not be obligated to do any one or more of the following, in each case without Participant consent: (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, shall be deemed to be equal to the excess, if any, of the consideration to be paid in connection with the Change in Control to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price (in the case of Options) or Base Price (in the case of Stock Appreciation Rights), (c) provide for the issuance of replacement awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (d) terminate Options without providing accelerated vesting or (e) take any other action with respect to the Awards the Committee deems appropriate. For avoidance of doubt, the treatment of Awards upon a Change in Control may vary among Participants and Types of Awards in the Committee’s sole discretion.

13.2    Settlement of Awards Subject to Performance Goals Upon a Change in Control. Awards subject to satisfying a Performance Goal or Goals shall be settled upon a Change in Control. The settlement amount shall be determined by the Committee in its sole discretion based upon the extent to which the Performance Goals for any such Awards have been achieved after evaluating actual performance from the start of the Performance Cycle until the date of the Change in Control and the level of performance anticipated with respect to such Performance Goals as of the date of the Change in Control.
13.3    Change in Control. shall mean the earliest to occur of the following events, provided that such event is not also a Management Buyout (as defined below):
(a)    Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of directors of the Company, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company or a transaction described in clause (i) of paragraph (b) below;
(b)    There is consummated a Merger of the Company with any other business entity other than (i) a Merger which would result in the securities of the Company generally entitled to vote in the election of directors of the Company outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Company or any Subsidiary at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Company or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company’s then outstanding voting securities of the Company generally entitled to vote in the election of directors of the Company;
(c)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the outstanding voting securities of any such entity generally entitled to vote in such entity’s election of directors immediately after such sale and of a class registered under Section 12 of the Act.
(d)    As used in this Section 13:
i.    “Management Buyout” means any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) if, in connection with the Transaction, the Participant, Family Members and/or the Participant’s Affiliates participate, directly or beneficially, as an equity investor in, or have the option or right to acquire, whether vested or not vested, equity interests of, the acquiring entity or any of its Affiliates (as defined in Rule 12b-2 under the Act) (the “Acquiror”) having a percentage interest therein greater than 1%. For purposes of the preceding sentence, a party shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the party of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other employees of the Company at a comparable level as such party immediately before the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial interest of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company or (iii) the party’s interests in any tax-qualified defined benefit or defined contribution pension or retirement plan in which such party or any Family Member is a participant or beneficiary.
ii.    “Merger” means a merger, share exchange, consolidation or similar business consolidation under applicable law.
iii.    “Participant’s Affiliates” at any time consist of any entity in which the Participant and/or members of the Participant’s Immediate Family then own, directly or beneficially, or have the option or right to acquire, whether or not vested, greater than 10% of such entity’s equity interests, and all then current directors and Executive Officers of the Company who are members of any group that also includes the Participant, a Family Member and/or any such entity in which the members have agreed to act together for the purpose of participating in the Transaction.
iv.    “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Company.
14.Requirements for Performance-Based Awards
14.1    In General. Any Executive Officer or other key employee providing services to the Company and/or its Subsidiaries and Affiliates and who is selected by the Committee (hereinafter referred to as a “Covered Employee”) may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Award, Other Stock-Based Award and/or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee, as permitted under this Section 14. For the avoidance of doubt, a Covered Employee may receive as Performance-Based Awards a Cash-Based Award subject to Performance Cycle that is twelve months and a Cash-Based Award subject to a Performance Cycle that is more than twelve months in the same calendar year. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall also comply with the provisions set forth below.
14.2    Grant Procedure. With respect to each Performance-Based Award, the Committee shall select, within the first 90 days of a Performance Cycle, the Performance Criteria for such grant and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees. The Committee shall designate whether an Award granted to an Executive Officer or key employee is intended to be a Performance-Based Award at the time of grant.
14.3    Permissible Performance Criteria. Only one or a combination of the following may be used as Performance Criteria for a Performance-Based Award: growth in net sales or revenue, return measures (including, but not limited to, return on invested capital, assets, capital, equity and sales), gross profit margin; operating expense ratios; operating expense targets; productivity ratios; operating income, gross or operating margins; earnings before or after taxes, interest, depreciation and/or amortization, net earnings or net income (before or after taxes); earnings per share; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), working capital targets, funds from operations or similar measure, capital expenditures, share price (including, but not limited to, growth measures and total stockholder return), appreciation in the fair market value or book value of the common stock, economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital), debt to equity ratio / debt levels, quantitative measures of customer satisfaction, market share, acquisitions or strategic transactions, quantitative measures of employee satisfaction / engagement, employee retention / attrition, safety, budget achievement, expense reduction or cost savings, operating margins, productivity improvements and inventory control / efficiency.
14.4    Permitted Adjustments. The Committee, in its discretion, may measure performance against Performance Goals under a Performance-Based Award by taking one or more of the following actions: (a) excluding each of following items: (i) any unusual or extraordinary corporate item, transaction or development restructuring and/or other nonrecurring and/or extraordinary charges (as reported in the Corporation’s financial statements for the Performance Cycle), (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated operating earnings, (iii) the effects to any statutory adjustments to corporate tax rates, (iv) the impact of discontinued operations, (v) losses from discontinued operations, (vi) restatements and other unplanned special charges such as acquisitions, acquisition expenses (including, without limitation, expenses relating to goodwill and other intangible assets), (vi) divestitures, (vii) stock offerings, (viii) stock repurchases, (ix) strategic loan loss provisions and (b) not adjusting for changes in accounting principles. Any such action with respect to a Performance-Based Award must be taken by the Committee within the first ninety (90) days applicable to the Performance Cycle or such later time as may be permitted under Section 162(m) of the Code.
14.5    Certification of Performance Goals and Payment. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so with respect to a Cash-Based Award, may reduce or eliminate the amount of such Award if, in its sole judgment, such reduction or elimination is appropriate.
14.6    Interpretation. All Performance-Based Awards and the provisions hereunder applicable to such Awards shall be interpreted consistent with the requirements of Section 162(m).
15.Withholding.
15.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan prior to making any payments hereunder.
15.2    Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Shares and Restricted Stock Units, or upon the achievement of performance goals related to Performance Share Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under the Plan. The Committee shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Committee shall be taken consistent with the requirements of Section 409A of the Code and, with respect to Performance-Based Awards, Section 162(m) of the Code.

17.Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Committee deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
18.Amendments and Other Matters.
18.1    Plan Amendments. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan, or (b) such amendment would (i) modify Section 18.4, (ii) materially increase benefits accruing to Participants, (iii) increase the aggregate number of Shares issued or issuable under the Plan, (iv) increase any limitation set forth on the number of Shares which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 12, (v) modify the eligibility requirements for Participants in the Plan, or (vi) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.
18.2    Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. However, any Award deferrals which the Committee permits must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.3    Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Affiliate to the Participant, provided that any such grant must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.4    Repricing Prohibited. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 12 above.
18.5    No Employment Rights. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Section 18.1, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
18.6    Tax Qualification. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.
18.7    Leave of Absence or Transfer. A transfer between the Company and any Affiliate or between Affiliates, or a leave of absence duly authorized by the Company, shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Cycle under an Award.

18.8    Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
18.9    Tolling. In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to either any trading restrictions applicable to the Company’s Shares, the Participant’s physical infirmity or administrative error by the Company relied upon and not caused by the Participant, then unless otherwise determined by the Committee, the length of time applicable to any such restriction, condition or event shall toll any exercise period (i) until such restriction lapses, (ii) until the Participant (or his representative) is able to exercise the Award or (iii) until such error is corrected, as applicable.
18.10    No Duty to Inform Regarding Exercise Rights. Neither the Company, any Affiliate, the Committee nor the Board shall have any duty to inform a Participant of the pending expiration of the period in which a Stock Appreciation right may be exercised or in which an Option may be exercised.
19.Issuance of Shares; Fractional Shares.
19.1    Form for Issuing Shares; Legends. Shares may be issued on a certificated or uncertificated basis. Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
19.2    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (ii) completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.3    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.4    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares,
19.5    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.
20.Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit shall be Hartford, Connecticut.
21.Governing Law. The validity, construction and effect of the Plan and any Award hereunder will be determined in accordance with the State of Connecticut except to the extent governed by applicable federal law.
22.Compliance with Section 409A.
22.1    In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. For avoidance of doubt, Stock Options and Stock Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.
22.2    Elective Deferrals. No elective deferrals or re-deferrals other than in regard to Restricted Stock Units are permitted under the Plan.
22.3    Applicable Requirements. To the extent any of the Awards granted under the Plan are deemed “deferred compensation” and hence subject to Section 409A, the following rules shall apply to such Awards:
(a)    Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then, except as provided under Treas. Reg. Section 1.409A-1(b)(4)(ii), on granting of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(b)    Initial Deferral Elections. For Awards of RSUs where the Committee provides the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Section 409A and Treas. Reg. Section 1.409A-2.
(c)    Subsequent Deferral Elections. To the extent the Company or Committee decides to permit compensation subject to Section 409A to be re-deferred pursuant to Treas. Reg. Section 1.409A-2(b), then the following conditions must be met: (i) such election will not take effect until at least 12 months after the date on which it is made; (ii) in the case of an election not related to a payment on account of disability, death or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. Section 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(d)    Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. Section 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.
(e)    Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(f)    Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becoming disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. Section 1.409A-3(a)).
(g)    Payments upon a Change in Control. Notwithstanding any provision of the Plan to the contrary, to the extent an Award subject to Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of (i) the Participant’s “separation from service” with the

Company (determined in accordance with Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A) or (iii) the Participant’s death.
(h)    Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A) shall be made on the date that is six months after the date of the Participant’s separation from service or, if earlier, the Participant’s date of death.
22.4    Deferrals to Preserve Deductibility under Section 162(m). The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an ISO as a result of Section 162(m) in accordance with IRS regulations. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company and/or Affiliate anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).
22.5    Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A, a Participant or eligible employee of a Subsidiary shall be considered employed by the Company’s controlled group (or by a member of a group of trades or businesses under common control with the Company, as applicable). Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1), then, solely for purposes of this Section 22.5, “at least 50 percent” in the definition of “Subsidiary” shall instead be “at least 20 percent”.
23.Transferability.
23.1    Transfer Restrictions. Except as provided in Sections 23.2 and 23.4, no Award granted under the Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of the Plan shall render such Award null and void.
23.2    Limited Transfer Rights. The Committee may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member, a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 23.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 23.2.
23.3    Additional Restrictions on Transfer. Any Award made under the Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.
23.4    Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 23, any Award made under the Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.
24.Forfeiture and Recoupment. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Affiliates, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.
25.No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
26.Effect of Disposition of Facility or Operating Unit. If the Company or any of its Affiliates closes or disposes of the facility at which a Participant is located or the Company or any of its Affiliates diminish or eliminate ownership interests in any operating unit of the Company or any of its Affiliates so that such operating unit ceases to be majority owned by the Company or any of its Affiliates then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 13.1 with respect to a Change in Control. If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and Affiliates and the terms and conditions of the Award Agreement and the other terms and conditions of the Plan shall control.
27.Indemnification. Subject to requirements of applicable state law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
28.Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
29.Miscellaneous.
29.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
29.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
29.3    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
29.4    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

29.5    Payment Following a Participant’s Death. Any remaining vested rights or benefits under the Plan upon a Participant’s death shall be paid or provided to the Participant’s legal spouse or, if no such spouse survives the Participant, to the Participant’s estate.
29.6    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and behalf this 21st day of February 2013, by its duly authorized officer, effective as of the Effective Date.

KAMAN CORPORATION

By: /s/ William C Denninger
William C. Denninger
Executive Vice President
and Chief Financial Officer

Witness:

By: /s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President, General Counsel
and Assistant Secretary

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KAMAN CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 17, 2013.

Vote by Internet

- Go to **www.envisionreports.com/KAMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" PROPOSALS 1, 2, 3 AND 4.

	For	Withhold
01 - Neal J. Keating	☐	☐
02 - Eileen S. Kraus	☐	☐
03 - Scott E. Kuechle	☐	☐
04 - Richard J. Swift	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name(s) appear hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE YOUR SHARES USING THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. AS AN ALTERNATIVE, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH DOES NOT REQUIRE POSTAGE. VOTING OVER THE INTERNET, BY THE TOLL FREE NUMBER OR COMPLETING AND MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE IS MUCH APPRECIATED.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and the 2012 Annual Report to Shareholders are available at:
http://www.envisionreports.com/kamn

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KAMAN CORPORATION

PROXY FOR COMMON STOCK IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Kaman Corporation Common Stock hereby appoints Neal J. Keating and William C. Denninger, or either of them with full power of substitution, as attorneys and proxies for and in the name of the undersigned to vote all the shares of the Common Stock of Kaman Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 17, 2013, beginning at 11:00 a.m., local time, at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, and at any adjournments or postponements thereof, as directed on this card on the matters set forth on the reverse side hereof, all as described in the accompanying Proxy Statement and in their discretion, on all other matters that may properly come before such Annual Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no directions are given, then the proxy will be voted "FOR" approval of each of Proposals 1, 2, 3 and 4, and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)